UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Norfolk Southern Corporation
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7598

2025 notice of the ANNUAL MEETING of SHAREHOLDERS and PROXY STATEMENT

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this Proxy Statement are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or our achievements or those of our industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like “may,” “will,” “could,” “would,” “should,” “expect,” “anticipate,” “believe,” “project,” or other comparable terminology. While the Company has based these forward-looking statements on those expectations, assumptions, estimates, beliefs, and projections it views as reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control, including but not limited to: (i) the Company’s ability to successfully implement its operational, productivity, and strategic initiatives; (ii) changes in domestic or international economic, political or business conditions, including those impacting the transportation industry; (iii) a significant adverse event on our network, including but not limited to a mainline accident, discharge of hazardous material, or climate-related or other network outage; (iv) the outcome of claims, litigation, governmental proceedings, and investigations involving the Company, including those with respect to the Eastern Ohio incident; (v) the nature and extent of the Company’s environmental remediation obligations related to the Eastern Ohio incident; (vi) new or additional governmental regulation and/or operational changes resulting from or related to the Eastern Ohio incident or otherwise; and (vii) a significant cybersecurity incident or other disruption to our technology infrastructure. These and other important factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, as well as the Company’s subsequent filings with the SEC, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Website references throughout this Proxy Statement are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this Proxy Statement. References in this Proxy Statement to “Norfolk Southern,” “we,” “us,” “our,” the “Company,” or the “Corporation” refer to Norfolk Southern Corporation unless the context indicates otherwise.

Non-GAAP Financial Measures

Information included within this Proxy Statement contains non-GAAP financial measures, including adjusted operating ratio and adjusted operating income, both of which were used to calculate 2024 annual incentive awards. These non-GAAP financial measures should be considered in addition to, not as a substitute for, the financial measures reported in accordance with U.S. generally accepted accounting principles (GAAP). The following tables adjust our full year 2024 GAAP calculation of operating ratio and operating income to exclude the effects of restructuring and other charges (as all other items that were previously excluded when calculating adjusted operating ratio or adjusted operating income, including those related to the impact of the Eastern Ohio incident, were included when calculating 2024 annual incentive awards). We use these non-GAAP financial measures internally and believe this information provides useful supplemental information to investors by excluding these charges. While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant to be considered in isolation from, or as a substitute for, the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similar measures presented by other companies. Information about the adjustments that are not currently available to us could have a potentially unpredictable and significant impact on future GAAP results. Adjusted operating ratio and adjusted operating income, as used in calculating our 2024 annual incentive awards, differ from non-GAAP adjusted operating ratio and adjusted operating income that we report externally because they do not further adjust the GAAP equivalent metrics to exclude the impact of the Eastern Ohio incident (consistent with shareholder feedback during extensive offseason engagement) and railway line sales (consistent with past practice and the terms of the underlying incentive plans). Based on shareholder feedback received in 2024, the Committee determined to include the financial impact of the East Palestine incident in calculating our executive compensation outcomes for 2024.

Full Year 2024
Operating ratio	66.4%
Effect of restructuring and other charges	(1.5%)
Adjusted operating ratio	64.9%
Operating Income	$4.071B
Effect of restructuring and other charges	$183M
Adjusted operating income	$4.254B

Norfolk Southern Corporation 650 West Peachtree Street, NW Atlanta, Georgia 30308

For the 2025 Annual Meeting

NOTICE OF ANNUAL MEETING

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement before voting.

AGENDA

At the Annual Meeting of Norfolk Southern Corporation, shareholders will vote on the following items:

Election of 13 directors for a one-year term
Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2025
Approval of the advisory resolution on executive compensation
Such other business as properly may come before the meeting and any adjournments or postponements.

VOTING

Each share of common stock (other than shares held by our wholly owned subsidiaries) held by shareholders of record of such common stock as of the close of business on March 3, 2025, is entitled to one vote on each of the items to be voted on at the Annual Meeting.

YOUR VOTE IS VERY IMPORTANT

If you do not expect to attend the virtual Annual Meeting, we urge you to vote by telephone or internet as described below, or, if you received your materials by mail, by completing, dating, and signing the proxy card/voting instruction form, and returning it in the accompanying envelope. You may revoke your proxy or instructions at any time before your shares are voted by following the procedures described in “Voting and Proxies” beginning on page 108.

PROXY VOTING METHODS

Even if you plan to attend the virtual Annual Meeting, please vote as early as possible by using one of the following advance voting methods (see “Voting and Proxies” beginning on page 108 for additional details). Make sure to have the proxy card/voting instruction form or Notice of Internet Availability in hand, and follow the instructions. You can vote in advance in one of three ways:

Via the Internet	By Telephone	By Mail

Locate the control number included in your proxy card or voting instruction form in order to access the website indicated.	Call the telephone number on the proxy card/voting instruction form or Notice of Internet Availability to vote.	Mark, sign, date, and then return the proxy card or voting instruction form in the postage-paid envelope provided.

By order of the Board of Directors,

J. JEREMY BALLARD

Corporate Secretary

Dated: March 28, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING
TO BE HELD ON MAY 8, 2025

You may access our Notice and Proxy Statement, our Annual Report, and our form of proxy at www.proxydocs.com/NSC. In addition, our Notice and Proxy Statement and Annual Report are available on our website at www.norfolksouthern.com.

Attendance at the Meeting

To attend the virtual Annual Meeting, you must be a shareholder on the record date and have previously registered to attend the meeting. Register to attend the Annual Meeting on or before 8:30 a.m. ET on May 7, 2025, by visiting www.proxydocs.com/NSC. You will need the control number found on your proxy card or voting instruction form. You will receive a confirmation e-mail with information on how to attend the meeting. After you have registered, you will be able to participate in the Annual Meeting by clicking the link shown in your confirmation e-mail. Beneficial shareholders who do not have a control number should follow the instructions provided on the voting instruction form provided by your broker, bank, or other nominee. In addition to registering for the meeting, beneficial holders that wish to vote at the meeting must obtain a legal proxy from their bank, broker, or other nominee prior to the meeting. You will need to have an electronic image (such as a pdf file or scan) of the legal proxy with you if you are voting at the meeting.

Participation in the meeting is limited due to the capacity of the host platform and access to the meeting will be accepted on a first-come, first-served basis once electronic entry begins. Electronic entry to the meeting will begin at 8:15 a.m. ET and the meeting will begin promptly at 8:30 a.m. ET. If you encounter difficulties accessing the virtual meeting, please call the technical support number that will be posted at www.proxydocs.com/NSC. If you cannot attend the meeting or if you are not a shareholder of record, you can still listen to the meeting, which will be available at www.norfolksouthern.com.

A LETTER FROM OUR BOARD CHAIR

Fellow Shareholder,

On behalf of your Board of Directors, I want to thank you for your investment in Norfolk Southern. As set forth below, we made significant progress during 2024 transitioning to a refreshed Board and a new senior management team that are collectively delivering significant operational and productivity improvements for our customers and our shareholders.

Integrated a Refreshed Board. We’ve added seven new directors to our Board since the start of 2024, who have collectively brought significant railroad, transportation industry, operations, financial, and regulatory expertise to the table, enhancing the Board’s ability to hold management accountable and drive long-term operational and financial performance. Each of our new directors has also completed our thorough onboarding program, giving each director an in-depth understanding of our business, industry, and operations, thereby enabling them to better advocate for and represent our shareholders. Following this refreshment, we have a cohesive and highly engaged Board that is continuing to challenge management and improve its processes. We also have one additional director, Colm Kelleher, who is not standing for re-election at the Annual Meeting. I would personally like to thank Colm for his over six years of service on the Norfolk Southern Board of Directors.

Transitioned to a Seasoned and High-Performing Senior Management Team. Since the start of 2024, we’ve also hired a new senior management team, led by our President & Chief Executive Officer, Mark George, a seasoned executive with over 35 years of professional experience in multiple global industries, including having previously served as our Executive Vice President & Chief Financial Officer. We also retained John Orr, a renowned industry executive with over four decades of experience and a strong track record of running disciplined and efficient railroads that deliver enhanced shareholder value, as our new Executive Vice President & Chief Operating Officer.

Strong Performance and Progress during 2024. Our new senior management team, overseen by our refreshed Board, has brought a disciplined focus to operational and process improvements that delivered significant results during 2024, including $292 million in annual cost savings, meaningfully closing the margin gap with our peers, accelerating our entire network to multi-year highs, and leading the industry in mainline accident rate avoidance.

Significant Shareholder Engagement. We spent a significant portion of the past year engaging with our shareholders, first as part of an activism contest, and then following a disappointing Say-on-Pay voting result. Such engagements helped to further define the specific areas our shareholders want us to focus on the most, including continuing to run a disciplined railroad that closes the operating and margin gap with its peers, and ensuring that executive pay outcomes are better aligned with our shareholders’ interests. These messages have been received and are fueling our responsive actions, including electing to pivot from past practice and include the impact of the East Palestine incident when calculating executive compensation outcomes for 2024.

Continued Governance Enhancements in 2025. While we are pleased with our refreshed Board and their level of engagement and alignment with management, we recently elected to further refine our Board and Board Committee structure and processes to make sure that specific focus areas are addressed more frequently and in greater detail, including key strategic issues and enterprise risk management, among others. These changes will become effective as of the 2025 Annual Meeting. Please see the “2025 Corporate Governance Update” section beginning on page 6 for more information on these forthcoming updates, which we believe will further enable the Board to drive value for our shareholders.

In 2025, we intend to build on the significant momentum we’ve created as our management team continues to refine our operations and close the gap with our industry peers.

Thank you for allowing me to serve your interests as the independent Chair of our Board of Directors, and for your continued confidence in Norfolk Southern.

Sincerely,

Claude Mongeau

Board Chair

March 28, 2025

Norfolk Southern Corporation

Norfolk Southern Corporation 650 West Peachtree Street, NW Atlanta, Georgia 30308

For the 2025 Annual Meeting

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement before voting.

VOTING MATTERS

Item Description		Recommendation	Page
1	Election of 13 directors for a one-year term	FOR EACH NOMINEE	8
2	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2025	FOR	46
3	Approval of the advisory resolution on executive compensation	FOR	48
WAYS TO VOTE

Via the Internet Locate the control number included in your proxy card or voting instruction form in order to access the website indicated.	By Phone Use any touch-tone phone to vote our proxy card or voting instruction form by following the recorded instructions.	By Mail Mark, sign, date, and then return the proxy card or voting instruction form in the postage-paid envelope provided.

Norfolk Southern Corporation	2025 Proxy Statement 1

Proxy Summary

NORFOLK SOUTHERN DIRECTOR NOMINEES

Name	Age	Director Since	Principal Occupation	Independent	Committees (as of March 28, 2025)

Richard H. Anderson	69	2024	Former President and CEO, Amtrak, Former CEO, Delta, and Northwest Airlines		Comp (Chair), EC, FRM

William Clyburn, Jr.	58	2024	Founder and CEO, Clyburn Consulting, LLC; Former Commissioner and Vice Chairman, Surface Transportation Board		GNC, SC

Philip S. Davidson	64	2023	Retired Admiral, U.S. Navy		FRM, SC

Francesca A. DeBiase	59	2023	Former Executive Vice President and Global Chief Supply Chain Officer, McDonald’s Corporation		AC, EC, GNC (Chair)

Marcela E. Donadio	70	2016	Former Audit Partner and Americas Oil & Gas Sector Leader, Ernst & Young LLP		AC (Chair), EC, GNC

Sameh Fahmy	73	2024	Former Executive Vice President, Precision Scheduled Railroading, Kansas City Southern		AC, SC

Mark George	58	2024	President and CEO, Norfolk Southern Corporation		EC

Mary Kathryn “Heidi” Heitkamp	69	2024	Former U.S. Senator		GNC, SC

John C. Huffard, Jr.	57	2020	Co-Founder, Tenable Holdings, Inc.		Comp, FRM

Christopher T. Jones	60	2020	Former Corporate VP and President, Technology Services sector, Northrop Grumman Corporation		AC, EC, SC (Chair)

Gilbert H. Lamphere	72	2024	Chairman of MidRail Corporation and former board member of Illinois Central Railroad (Chairman), Canadian National Railway Company, and CSX Corporation		Comp, FRM

Claude Mongeau	63	2019	Former President and CEO, Canadian National Railway Company		EC

Lori J. Ryerkerk	62	2025	Former President and CEO, Celanese Corp.		Comp, GNC

AC: Audit Committee, EC: Executive Committee, FRM: Finance and Risk Management Committee, GNC: Governance and Nominating Committee, Comp: Human Capital Management and Compensation Committee, SC: Safety Committee

DIVERSITY OF DIRECTOR NOMINEES

2 2025 Proxy Statement	Norfolk Southern Corporation

Proxy Summary

2024 BUSINESS HIGHLIGHTS

2024 was a year of transformation and progress for Norfolk Southern. As a result, our network is fluid, our terminals are operating efficiently, and service levels are at all-time highs. Our customers are noticing and rewarding us with more business. We have momentum on all fronts — safety, operations, customer trust, and financial — and every Norfolk Southern employee worked hard to deliver these results.

By executing on our strategic vision, we accelerated our entire network, improving our network train speed more than 10% throughout the year. All of our diverse market segments posted velocity gains, with Merchandise, Grain, Automotive, and Coal trains achieving double-digit percentage improvements. We also drove meaningful cost efficiencies—delivering a $292 million year-over-year improvement in productivity and cost take-out. Our commitment to operational excellence translated into a 160-basis-point adjusted operating ratio* improvement, exceeding our 100- to 150-basis-point guidance despite slightly lower revenues. Our metrics show a strong productivity story, driven by disciplined execution and continuous improvement. Additional notable achievements include:

∎	Reduced terminal dwell by 11%;

∎	Increased Car Miles per Day by 7%;

∎	Gross Ton Miles per Available Horsepower (GTMs / Avail HP) improvement of 10%, demonstrating our improvement in asset utilization and fuel efficiency;

∎	Grew volumes 5% on a year-over-year basis while improving service metrics;

∎	Purchased the Cincinnati Southern Railway for $1.7 billion in March 2024, successfully finalizing 18 months of negotiations;

∎	Absorbed reduction of 10% in non-agreement workforce, contributing to efficiency gains; and

∎	Advanced through our industrial development pipeline more than 140 projects representing $4.3 billion in customer investment.

(1)

Terminal Dwell is the average time a car resides at a terminal location expressed in hours. The measurement begins with a customer release, received interchange, or train arrival event and ends with a customer placement (actual or constructive), delivered or offered in interchange, or train departure event. Cars that move through a terminal on a run-through train are excluded, as are stored, bad ordered, and maintenance of way cars.

(2)

Train Speed measures the line-haul movement between terminals and represents the average speed calculated by dividing train-miles by total hours operated, excluding yard and local trains, passenger trains, maintenance-of-way trains, and terminal time.

(3)	Car Miles per Day is the average number of car miles moved each day for cars in the operating inventory.

(4)	GTMs / Avail HP measures gross ton miles moved each day divided by locomotive fleet horsepower available for use in transportation activities.

(5)	Intermodal Svc Composite measures the percent of composite intermodal loads available on-time for customer pick-up.

(6)	MER Plan Compliance represents the percentage of merchandise shipments delivered no later than +24 hours of the initial trip plan ETA.

*	Please see “Reconciliation of Non-GAAP Financial Measures” on our website under Events & Presentations – Fourth Quarter 2024 Earnings Conference Call for a reconciliation to 2024 GAAP operating ratio.

Norfolk Southern Corporation	2025 Proxy Statement 3

Proxy Summary

2024 also tested our resilience, and we proved our ability to navigate challenges. When the Port of Baltimore temporarily shut down, we worked swiftly with customers to reroute traffic to Norfolk, ensuring supply chain continuity. In the wake of Hurricane Helene, our team cleared more than 15,000 fallen trees and restored key routes within 72 hours.

Norfolk Southern enters 2025 looking forward to advancing our culture and high-performing organization with confidence that we can propel our business to new heights and deliver top-tier results in the years ahead.

2024 SHAREHOLDER ENGAGEMENT

2024 Engagement Summary[1]

	Meetings Held[2]:	Shareholders Engaged:	Outstanding Shares:

Total	72	43	52%

Director Participation	52	35	50%

1.	57 shareholders contacted representing 56% of our outstanding shares.

2.

Includes 38 engagements held after the 2024 Annual Meeting with shareholders representing 49% of our outstanding shares, with our Board, Human Capital Management and Compensation, and Governance and Nominating Committee Chairs meeting with shareholders representing 44% of our outstanding shares, including nine of our top ten shareholders.

The foundation of our stewardship-focused shareholder engagement program has always been to maintain open and ongoing dialogue with our shareholders.

In the spring of 2024, we bolstered outreach efforts to enhance transparent and open communication with our shareholders in light of a contested election for seats on our Board of Directors. The majority of our shareholders expressed appreciation for the breadth and comprehensiveness of our East Palestine response efforts, as well as the Board’s decision to add Operating Ratio back into the annual incentive plan for 2024. Our shareholders expressed concern about the decision to exclude the impact of the East Palestine incident when calculating the awards for our Named Executive Officers (NEOs) under our Performance Share Units (PSUs) as well as under our annual incentive plan, but were supportive of the decision to zero out annual incentive awards for 2024 in light of East Palestine.

In the fall of 2024, as part of our open and ongoing dialogue with our shareholders, and in response to our disappointing Say-on-Pay vote result, we continued our significant shareholder outreach efforts. These efforts were carried out under the direction and with the direct involvement of our independent Chair of the Board, as well as the Chairs of the Human Capital Management and Compensation and the Governance and Nominating Committees, who led engagements with shareholders representing 44% of our outstanding shares, including nine of our ten largest shareholders. Certain engagements also included members of our senior management team, including our CEO and CFO, as well as representatives from our investor relations, compensation, and legal teams. We also conducted executive sessions with only independent directors present so that our shareholders could address executive compensation and any potential concerns in greater detail with these independent directors. As a result of these enhanced engagement efforts, we learned that the primary driver of our Say-on-Pay vote result for 2024 was our prior decision to exclude the impact of the East Palestine incident when calculating executive compensation outcomes for 2023, which our shareholders viewed as not aligning executive pay outcomes with their experience.

In addition to the stewardship-focused outreach, our executive leadership and investor relations teams conducted year-round shareholder outreach activities in a variety of settings, including industry conferences, investor calls, small group Q&A sessions, and individual meetings.

OUR RESPONSE TO SHAREHOLDER

FEEDBACK

∎   Changed the prior methodologies used to calculate both the PSU and annual incentive awards to include the impact of the East Palestine incident, resulting in lower executive pay outcomes

∎   Simplified our 2025 executive compensation program by streamlining the number of metrics used to calculate performance stock awards and standardizing the weighting of various equity awards among our executives

∎   Increased the CEO’s stock ownership requirement and added a stock holding requirement to bolster our director and officer ownership policy

4 2025 Proxy Statement	Norfolk Southern Corporation

Proxy Summary

2024 SUSTAINABILITY HIGHLIGHTS

Forging a Better Tomorrow

Norfolk Southern plays an essential role in the U.S. economy, moving the goods and materials that power growth, enabling commerce, and providing access to international markets. We kept the economy moving in 2024, generating revenues of approximately $3.04 billion in intermodal shipments, $2.52 billion in agriculture, forest, and consumer products, and $1.68 billion in metals and construction merchandise.

We continue to integrate sustainability into daily operations to advance the safety and efficiency of our business, help our customers achieve their sustainability goals, and honor our commitments as a responsible corporate citizen. These commitments are integral to driving our business forward and ensuring long-term success for all stakeholders: investors, customers, employees, communities, and industry partners.

In 2024, we took the next steps in our sustainability journey, including:

Improving Safety: Safety is a core value. In 2024, we reduced our FRA-reportable mainline train accident rate by more than 40% to an industry-leading level.

Investing in Safety: We doubled the number of autonomous track inspection locomotives to 20 and installed five new digital train inspection portals, bringing the total to seven. We also installed more than 130 new hot bearing detector systems and deployed 17 new acoustic bearing detectors across our network.

Training for Safety: We trained over 5,600 first responders across 20 states through our Operation Awareness and Response/Transportation Community Awareness Emergency Response program (TransCAER). We also completed 18 Safety Camps, three Safety Summits (more than 1,200 participants), and 24 Safety Energizers (approximately 1,000 participants).

Improving Efficiency: We had a 2.7% year over year improvement in locomotive fuel efficiency in 2024, saving over 10 million gallons of diesel fuel.

Receiving and Giving Recognition for Sustainability Efforts: We received the Sustainability Impact Award from the International Union of Railways and were recognized as a River Star Business by the Elizabeth River Project, one of USA TODAY’s America’s Climate Leaders, and one of Fortune’s Most Admired Companies. Additionally, we recognized 14 partner companies as leaders in the categories of Energy Efficiency, Innovation, and Environmental Stewardship through our 2024 Thoroughbred Sustainability Partner Awards.

Investing in Communities: We contributed approximately $18.3 million across the Norfolk Southern network to elevate the communities where our railroaders live, work, and raise their families. This includes targeted giving through our Safety First and Thriving Communities grants, as well as strategic sponsorships and memberships.

2024 Sustainability Progress Highlights

>10 million	5,600+	$18.3 million

Gallons of low diesel fuel saved through our year-over-year locomotive fuel efficiency improvements	First responders trained through Operation Awareness and Response/TransCAER, with more than 45,000 responders trained since 2015	Charitable contributions across our network to elevate the communities where our railroaders live, work, and raise their families

Norfolk Southern Corporation	2025 Proxy Statement 5

Proxy Summary

2024 CORPORATE GOVERNANCE HIGHLIGHTS

Since the start of 2024, we have successfully onboarded seven new directors, including five at last year’s annual meeting and two since such meeting. We have also elected a new Board Chair, as well as new Chairs of the Human Capital Management and Compensation and Governance and Nominating Committees.

Collectively, this new Board and these new Chairs bring significant operational, railroad and transportation industry, executive, financial, and regulatory expertise to their roles.

With support from our NS OnBoard process, which includes a significant number of meetings with management and site visits, and feedback from a robust 2024 shareholder engagement campaign where we engaged with 43 shareholders representing over 52% of our outstanding shares entitled to vote, our Board is aligned and well-positioned to oversee management on behalf of our shareholders, specifically to continue delivering enhanced operating, safety, and financial results for our shareholders.

These results helped enable our November 2024 Cooperation Agreement with Ancora, including to align on a new director (Lori J. Ryerkerk) who was recently elected in early 2025. When announcing this agreement, representatives from Ancora stated:

“In our view, it’s a new day at Norfolk Southern following Board refreshment, management enhancements, and new leadership’s efforts to establish a disciplined and operationally led network…. The Norfolk Southern of today is on the right track, and we look forward to continuing to support Mark and John’s go-forward actions to drive enhanced value for shareholders and all other stakeholders.”

We agree with Ancora and are pleased to report significant operational improvements that we believe will continue to enhance value for our shareholders going forward.

2025 Corporate Governance Update

We have also recently undertaken further action to enhance our processes with a comprehensive evaluation and benchmarking process, resulting in the Board’s decision in March 2025 to recalibrate our committee responsibilities and membership to ensure the Board will continue to drive enhanced shareholder outcomes. These specific enhancements, which will become effective as of the 2025 Annual Meeting, include the following:

1. Moving enterprise risk management, capital and operating budgeting, and cybersecurity oversight to the full Board, with specific time dedicated to review and discuss these topics periodically with management;

2. Combining the Audit and Finance and Risk Management Committees, enabling oversight of enterprise risk management and cybersecurity to go directly to the Board with the remaining financial matters overseen by the to-be-renamed Audit and Finance Committee;

3. Creating a new Strategy and Planning committee charged with assessing the competitive landscape and key strategic issues impacting the Company, overseeing our operating and capital budgets, and evaluating significant and/or transformative transactions;

4. Enhancing the focus of the Governance and Nominating Committee to expressly oversee Board and Committee Chair succession planning and the effectiveness of the working relationship with and communications from management, among other items; and

5. Changing the name of the Human Capital Management and Compensation Committee to the Compensation and Talent Management Committee, and adding specific focus areas for it to oversee, including executive talent and leadership development, executive officer evaluation and succession planning, and workplace environment and culture, among others.

The Board believes these upcoming enhancements better position them to engage and oversee management on behalf of shareholders and ensure that key enterprise-wide areas are called out for more focused review and discussion. Please see pages 37-41 for additional details on these enhancements.

6 2025 Proxy Statement	Norfolk Southern Corporation

Proxy Summary

Commitment to Robust Governance Practices

Strong Corporate Governance and Shareholder Rights

∎   Annual election of directors

∎   Majority vote standard with resignation policy in uncontested director elections

∎   Independent, non-employee Board Chair

∎   Proxy access right

∎   Annual Say-on-Pay vote

∎   Shareholder right to call special meetings

∎   Policies prohibiting hedging and pledging of Norfolk Southern securities

∎   Stock ownership guidelines and share retention requirements for executives and directors

∎   New York Stock Exchange (“NYSE”) clawback policy covering financial restatements

∎   Comprehensive supplemental clawback policy applicable to all incentive compensation, covering detrimental conduct, including reputational harm

∎   Robust annual shareholder engagement program involving senior management and various Board members, with detailed summaries provided to the Governance and Nominating and Human Capital Management and Compensation Committees

Board Composition and Refreshment

∎   Annual board and committee self-evaluation process, overseen by our independent Board Chair, with periodic facilitation by an independent third party

∎   Annual review of Board composition, skills and experience, and succession planning for board positions led by the Governance and Nominating Committee

∎   Director retirement policy at age 75 supports refreshment

∎   Onboarding seven new directors to our Board since the start of 2024

∎   Annual review of director commitments and overboarding, with formal policy

Board Education and Training

∎   Our NS OnBoard director orientation program for new directors that involves multiple meetings with senior management and site visits to better enable new directors to provide meaningful oversight

∎   Education and enrichment opportunities provided in each of the first two years on the Board

∎   Frequent engagement opportunities for continuing education about the Company, facility visits, and new legal and regulatory developments

∎   Participation in outside director education seminars is encouraged

Norfolk Southern Corporation	2025 Proxy Statement 7

Norfolk Southern Corporation

CORPORATE GOVERNANCE AND THE BOARD

ITEM 1 Election of 13 Directors for a One-Year Term The Board of Directors unanimously recommends that shareholders vote FOR the Board’s 13 nominees for election as directors. FOR

The following individuals have been nominated by the Board for election as directors for a one-year term expiring at the 2026 Annual Meeting: Richard H. Anderson, William Clyburn, Jr., Philip S. Davidson, Francesca A. DeBiase, Marcela E. Donadio, Sameh Fahmy, Mark R. George, Mary Kathryn “Heidi” Heitkamp, John C. Huffard, Jr., Christopher T. Jones, Gilbert H. Lamphere, Claude Mongeau, and Lori J. Ryerkerk. Thomas C. Kelleher will not be standing for re-election at the 2025 Annual Meeting. We thank him for his service to Norfolk Southern.

So that you have information concerning the independence of the process by which our Board of Directors selected the nominees, we confirm, as required by the SEC, that (1) there are no family relationships among any of the nominees or among any of our nominees and any officer, (2) there is no arrangement or understanding between any Norfolk Southern nominee or director and any other person pursuant to which the nominee or director was selected, and (3) none of our directors or director nominees were participants in related party transactions required to be disclosed by the SEC rules. The age listed for each Norfolk Southern director nominee is as of March 3, 2025. Additional information on the experience and expertise of the Norfolk Southern director nominees can be found on the following pages.

	Name	Age	Director Since	Independent
	Richard H. Anderson	69	2024
	William Clyburn, Jr.	58	2024
	Philip S. Davidson	64	2023

	Francesca A. DeBiase	59	2023

	Marcela E. Donadio	70	2016

	Sameh Fahmy	73	2024

	Mark R. George	58	2024

	Mary Kathryn “Heidi” Heitkamp	69	2024

	John C. Huffard, Jr.	57	2020

	Christopher T. Jones	60	2020

	Gilbert H. Lamphere	72	2024

	Claude Mongeau (Chair)	63	2019

	Lori J. Ryerkerk	62	2025

8 2025 Proxy Statement	Norfolk Southern Corporation

Norfolk Southern Corporation

CORPORATE GOVERNANCE AND THE BOARD

Norfolk Southern Corporation	2025 Proxy Statement 9

Corporate Governance

DIRECTOR NOMINEES

RICHARD H. ANDERSON INDEPENDENT DIRECTOR SINCE: 2024 AGE: 69 COMMITTEES: ∎ Executive ∎ Finance and Risk Management ∎ Human Capital Management and Compensation (Chair)

RATIONALE FOR NOMINATION

Mr. Anderson’s significant executive leadership experience in the transportation industry spans over two decades, including his roles as President and Chief Executive Officer of Amtrak, and Chief Executive Officer of both Delta Air Lines and Northwest Airlines. Mr. Anderson’s extensive railroad and transportation expertise allows him to provide meaningful oversight of senior management and practical advice to the Board on railway and transportation sector issues such as operations, safety, strategic planning, labor relations, logistics, and governmental and stakeholder relations, which support Norfolk Southern’s balanced strategy.

EXPERIENCE

NATIONAL RAILROAD PASSENGER CORPORATION (AMTRAK)

∎   President and Chief Executive Officer (2017 – 2020)

DELTA AIR LINES, INC.

∎   Chief Executive Officer (2007 – 2016) and Executive Chairman (2016)

UNITEDHEALTH GROUP, INC.

∎   Chief Executive Officer, Ingenix and Executive Vice President and President, Commercial Services and Optum Health (2004 – 2007)

NORTHWEST AIRLINES CORPORATION

∎   Chief Executive Officer (2001 – 2004)

∎   Chief Operating Officer (1998 – 2001)

∎   Senior Vice President, Technical Operations and Airport Affairs (1997 – 1998); Senior Vice President, Labor Relations and Deputy General Counsel (1994 – 1996); Senior Vice President, Labor Relations (1990 – 1994)

CONTINENTAL AIRLINES INC.

∎   Staff Vice President and Deputy General Counsel (1990)

∎   Corporate Attorney and Assistant General Counsel (1987 – 1990)

PUBLIC COMPANY BOARD DIRECTORSHIPS

∎   Medtronic plc (2004 – 2023)

∎   Redwire Corporation (2020 – 2021)

∎   Intercontinental Hotels Group plc (2021)

∎   Delta Air Lines, Inc. (2007 – 2016)

∎   Xcel Energy Inc. (2004 – 2006)

∎   Northwest Airlines Corporation (2001 – 2005)

∎   Mair Holdings Inc. (1999 – 2003)

KEY SKILLS AND EXPERTISE

∎  CEO/Executive Leadership, Strategic Planning, Operational Oversight – As Chief Executive Officer of several major airlines and a passenger railroad, Mr. Anderson navigated companies through transformative and key strategic changes, including formative mergers and acquisitions, post-bankruptcy recovery, and a major recession.

∎  Transportation and Logistics – Developed through senior roles leading several major transportation companies, including Delta Air Lines.

∎  Human Resources and Compensation – Gained through role as Senior Vice President Labor Relations at Northwest Airlines, and further developed in most recent role as President and Chief Executive Officer of Amtrak, where he oversaw talent strategies and relations with labor unions.

∎  Governmental and Stakeholder Relations – Acquired through executive leadership career in the highly-regulated transportation industry, which required significant stakeholder engagement with regulators, federal, and state government agencies, customers, clients, and other industry players.

∎  Governance/Board – Developed through service on numerous public company boards, and his service as a director at Cargill Inc. (since 2006), an agricultural services corporation which is the largest privately held corporation in the U.S.

∎  Mr. Anderson also has experience in Information Technology, Marketing and Customer Experience, Finance and Accounting, Environmental and Sustainability, Risk Management, and Safety.

10 2025 Proxy Statement	Norfolk Southern Corporation

Corporate Governance

WILLIAM CLYBURN, JR. INDEPENDENT DIRECTOR SINCE: 2024 AGE: 58 COMMITTEES: ∎ Governance and Nominating ∎ Safety

RATIONALE FOR NOMINATION

Mr. Clyburn’s background as an engineer and lawyer, coupled with his 30 years of legislative and regulatory experience in the transportation field and railroad industry position him to provide valuable perspectives on stakeholder and governmental relations. Mr. Clyburn’s expertise in rail safety and transportation matters, gained from his service as a Commissioner on the U.S. Surface Transportation Board (STB) and consultant on rail infrastructure and crisis management, allows him to provide meaningful oversight over safety-related matters and decisions that enhance our efficiency in rail operations.

EXPERIENCE

CLYBURN CONSULTING, LLC

∎  Chief Executive Officer (since 2004)

UNITED STATES SENATE

∎  Senior Counsel (2002 – 2004)

U.S. SURFACE TRANSPORTATION BOARD

∎  Vice-Chairman & Commissioner (1998 – 2001)

UNITED STATES SENATE

∎  Commerce Counsel (1995 – 1998)

∎  Transportation Counsel, Senate Commerce Committee (1993 – 1995)

KEY SKILLS AND EXPERTISE

∎  Safety – Gained from service as a Commissioner on the U.S. STB and consultant on rail infrastructure and crisis management, allowing Mr. Clyburn to provide meaningful oversight over safety-related matters and decisions that enhance our efficiency in rail operations.

∎  Governmental and Stakeholder Relations – 30 years of legislative and regulatory experience in the transportation field and railroad industry position him to provide valuable perspectives on stakeholder and governmental relations.

∎  Operational Oversight – Acquired while serving as an STB Commissioner and Vice-Chairman, where his decision-making and regulatory work directly impacted the operations of national and international rail lines.

∎  Transportation and Logistics – Developed through an extensive career in the public service focused on transportation issues and extensive public policy consulting on topics including transportation.

∎  Mr.Clyburn also has experience in Environmental and Sustainability, CEO/Executive Leadership, Governance/Board and Strategic Planning.

Norfolk Southern Corporation	2025 Proxy Statement 11

Corporate Governance

PHILIP S. DAVIDSON INDEPENDENT DIRECTOR SINCE: 2023 AGE: 64 COMMITTEES: ∎ Finance and Risk Management ∎ Safety

RATIONALE FOR NOMINATION

Adm. Davidson’s significant military experience, including as a four-star Admiral and 25th Commander of the United States Indo-Pacific Command, the nation’s oldest and largest military combatant command, positions him to provide valuable insight into our strategic planning, operations, risk management, and safety matters, which are critical areas for us as we focus on operational excellence.

EXPERIENCE

DAVIDSON STRATEGIES, LLC

∎  Founder (since 2021)

U.S. NAVY

∎  Admiral and 25th Commander of United States Indo-Pacific Command (INDOPACOM) (2018 – 2021)

∎  Admiral and Commander, U.S. Fleet Forces Command and U.S. Naval Forces Northern Command (2014 – 2018)

∎  Vice Admiral and Commander, U.S. Sixth Fleet and Deputy Commander, Naval Forces Europe-Africa (2013 – 2014)

∎  Director, Maritime Operations, U.S, Fleet Forces Command (2012 – 2013)

∎  Military Advisor, U.S. Department of State, Senior Representative for Afghanistan (2010 – 2012)

∎  Commander, Carrier Strike Group Eight (2009 – 2010)

∎  Naval Officer (1982 – 2009)

PUBLIC COMPANY BOARD DIRECTORSHIPS ∎ Par Pacific Holdings, Inc. (since 2021) ∎ AeroVironment, Inc. (since 2023)

KEY SKILLS AND EXPERTISE

∎  Safety – Gained from helping to lead a comprehensive review of the Surface Navy’s safety protocols, which resulted in the implementation of enhanced safety measures, including new training and assessment processes.

∎  Operational Oversight – Developed during service as Admiral and 25th Commander of INDOPACOM, which included overseeing 380,000 Soldiers, Sailors, Marines, Airmen, Coast Guardsmen and Department of Defense civilians, and responsibility for all U.S. military activities in the Indo-Pacific, covering 36 nations and 14 time zones.

∎  Governmental and Stakeholder Relations – Acquired through policy billets on multiple tours and further developed as the Navy’s military aide to the Vice President of the United States.

∎  Strategic Planning – Developed as a result of significant senior military experience, and more recently as the owner and principal of Davidson Strategies LLC, a management, technical, and strategic advisory firm, and board role with the Center for Strategic and Budgetary Assessments, an independent, non-partisan policy research institute that focuses on national security.

∎  Risk Management – Gained during a near 39-year military career, including service as Admiral and 25th Commander of INDOPACOM, Admiral and Commander of the U.S. Fleet Forces Command and U.S. Naval Forces Northern Command, and Vice Admiral and Commander of the U.S. Sixth Fleet and Deputy Commander, Naval Forces Europe-Africa.

∎  Adm. Davidson also has experience in CEO/Executive Leadership, Governance/Board and Information Technology.

12 2025 Proxy Statement	Norfolk Southern Corporation

Corporate Governance

FRANCESCA A. DEBIASE INDEPENDENT DIRECTOR SINCE: 2023 AGE: 59 COMMITTEES: ∎ Audit ∎ Executive ∎ Governance and Nominating (Chair)

RATIONALE FOR NOMINATION

Ms. DeBiase’s significant experience managing global supply chain, sustainability, and finance matters enables her to advise us on our strategic planning, sustainability, operations, and logistics matters, and her extensive customer-facing business experience further enables her to play a key role in overseeing our efforts to enhance the overall satisfaction of our customers.

EXPERIENCE

MCDONALD’S CORPORATION

∎  Executive Vice President and Global Chief Supply Chain Officer (2020 – 2022)

∎  Executive Vice President and Chief Supply Chain and Sustainability Officer (2018 – 2020)

∎  Chief Supply Chain and Sustainability Officer (2015 – 2018)

∎  Senior Vice President, Worldwide Sourcing and Sustainability (2015)

∎  Vice President, Worldwide Supply Chain and Sustainability (2007 – 2015)

∎  Chief Supply Chain Officer, Europe (2006 – 2007)

∎  Senior Director of European Finance (2002 – 2005)

ERNST & YOUNG, LLP

∎  Auditor, retail and consumer products industry (1988 – 1991)

PUBLIC COMPANY BOARD DIRECTORSHIPS ∎ Sysco Corporation (since 2023)

KEY SKILLS AND EXPERTISE

∎  Operational Oversight, Marketing and Customer Experience – Developed through her tenure as the Global Chief Supply Chain Officer at McDonald’s Corporation, where Ms. DeBiase helped to create and execute McDonald’s’ turnaround strategy focused on driving operational growth and transforming customer experience through service and technology.

∎  Transportation and Logistics – Obtained during her significant experience at McDonald’s managing global supply chain and sourcing matters.

∎  Environmental and Sustainability, Strategic Planning – Gained during her tenure at McDonald’s Corporation, where Ms. DeBiase was responsible for developing and executing sustainable sourcing strategies across the company’s global supply chain to ensure safety, quality, and sustainability leadership in the industry. Recognized as a pioneer in the integration of supply chain and sustainability, her expertise was further developed through close collaboration with McDonald’s Global Impact Team to implement initiatives focused on resilience and brand trust, as well as her service as management’s representative for the Sustainability and Corporate Responsibility Committee of the McDonald’s Board of Directors.

∎  Finance and Accounting – Acquired during her time at Ernst & Young and over more than three decades at McDonald’s in various roles including service as McDonald’s Senior Director of European Finance from 2002 – 2005.

∎  CEO/Executive Leadership – Developed during her 20-year career at McDonald’s Corporation where she held various executive level roles, most recently as Executive Vice President and Global Chief Supply Chain Officer and as Executive Vice President and Chief Supply Chain and Sustainability Officer.

∎  Ms. DeBiase also has experience in Governance/Board and Risk Management.

Norfolk Southern Corporation	2025 Proxy Statement 13

Corporate Governance

MARCELA E. DONADIO INDEPENDENT DIRECTOR SINCE: 2016 AGE: 70 COMMITTEES: ∎ Audit (Chair) ∎ Executive ∎ Governance and Nominating

RATIONALE FOR NOMINATION

Ms. Donadio, a native of Panama, has extensive accounting and public company board experience, including her prior service as Lead Independent Director of an S&P 500 company, which enables her to contribute valuable expertise to the Board and supports oversight of Norfolk Southern’s accounting, finance, governance, strategic planning, and risk management matters, which are integral to the execution of our strategy. Ms. Donadio’s 25-year experience as an Audit Partner at Ernst & Young is important to the Board, particularly her service as Chair of the Audit Committee, because she provides deep financial expertise in the oversight of the key accounting and disclosure issues related to operational, legal, and regulatory matters for Norfolk Southern.

EXPERIENCE ERNST & YOUNG, LLP ∎ Audit Partner (1989 – 2014) ∎ Americas Oil and Gas Sector Leader (2007 – 2014)

PUBLIC COMPANY BOARD DIRECTORSHIPS ∎ NOV Inc. (since 2014) ∎ Freeport-McMoRan, Inc. (since 2021) ∎ Marathon Oil Corporation (2014 – 2024); Lead Independent Director (2021 – 2024)

KEY SKILLS AND EXPERTISE

∎  Strategic Planning, Risk Management – Developed at Ernst & Young as the Americas Oil and Gas Sector Leader, with responsibility for one of the firm’s most significant industry groups, where she advised the firm’s oil and gas industry clients in the United States and throughout the Americas on business strategies and financial matters.

∎  Finance and Accounting – Demonstrated through experience as a partner at Ernst & Young and as a Certified Public Accountant with over 37 years of audit, public accounting, SEC and related disclosure experience with a specialization in domestic and international operations.

∎  Governmental and Stakeholder Relations – Gained from experience advising highly regulated oil and gas industry clients at Ernst & Young as the Americas Oil and Gas Sector Leader and from her position on the Texas State Board of Public Accountancy (“TSBPA”), where Ms. Donadio provided state regulatory oversight of individuals and professional firms providing certified public accounting services in the State of Texas as well as leading the TSBPA’s enforcement efforts during part of her tenure.

∎  Governance/Board – Developed through her service over multiple years as a director of three public companies, including as the Lead Independent Director at Marathon Oil Corporation. In addition, Ms. Donadio was recognized in 2019 by the National Association of Corporate Directors Directorship 100 as one of the most influential corporate directors based on her demonstrated excellence in the boardroom through innovation, courage, and integrity.

∎  Ms. Donadio also has experience in Human Resources and Compensation, and CEO/Executive Leadership.

14 2025 Proxy Statement	Norfolk Southern Corporation

Corporate Governance

SAMEH FAHMY INDEPENDENT DIRECTOR SINCE: 2024 AGE: 73 COMMITTEES: ∎ Audit ∎ Safety

RATIONALE FOR NOMINATION

Mr. Fahmy brings more than three decades of experience in the railroad industry, most recently serving as Executive Vice President of Precision Scheduled Railroading at Kansas City Southern (KCS) from 2019 to 2021. At KCS, Mr. Fahmy led the implementation of the company’s precision scheduled railroading methodology. Mr. Fahmy’s experience serving in multiple operational, mechanical, and engineering roles across several Class I railroads positions him to advise Norfolk Southern on important safety, operational oversight, and transportation and logistics matters relevant to the rail industry.

EXPERIENCE

KANSAS CITY SOUTHERN

∎  Executive Vice President, Precision Scheduled Railroading (2019 – 2021)

CSX

∎  Management Consultant (2017 – 2019)

GE TRANSPORTATION

∎  Executive, Sales Support (2013 – 2016)

CANADIAN NATIONAL RAILWAY COMPANY

∎  Senior Vice President Engineering, Mechanical and Supply Management (2002 – 2013)

∎  Vice President Supply Management (1998 – 2002)

∎  Chief Operating Plan (1996 – 1998)

∎  Director IT Infrastructure (1994 – 1996)

∎  Manager, Technical Systems Support (1981 – 1985)

DESJARDINS

∎  Director of Telecommunications (1990 – 1994)

∎  Director of IT Engineering (1987 – 1990)

TRAVELERS

∎  Associate Director, Host Planning and Performance (1985 – 1987)

AMTRAK

∎  Manager, System Programming (1979 – 1981)

ASSOCIATION OF AMERICAN RAILROADS

∎  Supervisor, Data Communication Software (1977 – 1979)

IBM - CANADA

∎  System Engineer (1973 – 1977)

PUBLIC COMPANY BOARD DIRECTORSHIPS ∎ Rumo S.A. (2017 – 2020)

KEY SKILLS AND EXPERTISE

∎  Strategic Planning, Operational Oversight – Demonstrated through extensive experience in the railroad industry, including leading the implementation of precision scheduled railroading at KCS.

∎  Finance and Accounting – Demonstrated through experience as a Chartered Professional Accountant.

∎  Information Technology – Acquired through a career with many roles focused on Information Technology including as Director of IT Infrastructure at Canadian National Railway Company and as Director of IT Engineering at Desjardins.

∎  Governance/Board – Developed through his service over multiple years as a director of Rumo S.A., where he chaired the subcommittee on operations.

∎  Transportation and Logistics – Developed through over 30 years working in the railroad industry, including across several Class I railroads.

∎  Mr. Fahmy also has experience in CEO/Executive Leadership, Risk Management, and Safety.

Norfolk Southern Corporation	2025 Proxy Statement 15

Corporate Governance

MARK R. GEORGE DIRECTOR SINCE: 2024 AGE: 58 COMMITTEES: ∎ Executive

RATIONALE FOR NOMINATION

Mr. George, our President and Chief Executive Officer, has more than 35 years of experience in financial management, strategy, and business development, including having previously served as our Executive Vice President & Chief Financial Officer from 2019 to September 2024. Mr. George’s significant experience driving process-focused performance improvements at several global companies, coupled with his extensive operational and financial acumen, including from currently running all aspects of our business and previously leading our financial and investor relations teams, positions him well to advise the Board on a range of operational and productivity matters while also delivering a disciplined approach to enhancing outcomes for shareholders.

EXPERIENCE

NORFOLK SOUTHERN CORPORATION

∎  Executive Vice President and Chief Financial Officer (2019 – 2024)

UNITED TECHNOLOGIES CORPORATION

∎  Chief Financial Officer, VP Finance, Carrier Corporation (2019)

∎  Chief Financial Officer, VP Finance, Strategy and IT, Otis Elevator Co. (2015 – 2019)

∎  Chief Financial Officer, VP Finance and IT, UTC Building & Industrial Systems (2013 – 2015)

∎  Chief Financial Officer, VP Finance and IT, UTC Climate Controls & Security (2011 – 2013)

∎  Chief Financial Officer, VP Finance, Carrier Corporation (2008 – 2011)

∎  VP Financial Planning and Analysis, United Technologies (2007 – 2008)

∎  VP Financial Planning and Analysis, Otis Elevator Co. (2004 – 2007)

∎  Chief Financial Officer, VP Finance South Asia Pacific, Otis Elevator Co. (2001 – 2004)

∎  Various Ascending Financial Management Positions, Otis Elevator Co. (1989 – 2001)

PUBLIC COMPANY BOARD DIRECTORSHIPS ∎ Trane Technologies PLC (since 2022) ∎ Zardoya Otis SA (2014 – 2019)

KEY SKILLS AND EXPERTISE

∎  CEO/Executive Leadership – Demonstrated through serving as President and Chief Executive Officer at Norfolk Southern Corporation.

∎  Finance and Accounting – Acquired through over 35 years of diverse and international financial management experience, including serving as Chief Financial Officer at multiple subsidiaries of United Technologies Corporation and most recently at Norfolk Southern, where prior to being named President and Chief Executive Officer, he oversaw our Finance, Investor Relations, Sourcing, and Corporate Strategy teams.

∎  Strategic Planning – Gained from more than 30 years with United Technologies in various executive leadership roles across multiple business global segments, with specific responsibility for business strategy and development. Mr. George brought this strategic and business partnership mindset with him to Norfolk Southern.

∎  Governance/Board – Gained through serving on the board of Trane Technologies, where he serves on the Finance and Audit Committees, as well as his previous service on the Zardoya board, where he served on the Audit and Compensation committees.

∎  Mr. George also has experience in Governmental and Stakeholder Relations, Human Resources and Compensation, Information Technology, Marketing and Customer Experience, Operational Oversight, Risk Management and Transportation and Logistics.

16 2025 Proxy Statement	Norfolk Southern Corporation

Corporate Governance

MARY KATHRYN “HEIDI” HEITKAMP INDEPENDENT DIRECTOR SINCE: 2024 AGE: 69 COMMITTEES: ∎ Governance and Nominating ∎ Safety

RATIONALE FOR NOMINATION

Ms. Heitkamp’s significant public service experience as a United States Senator, state Attorney General, and rail safety advocate provides the Board with in-depth expertise on regulatory, safety, and governmental and stakeholder relations matters that are essential to Norfolk Southern as we continue to work with federal and state agencies to elevate the safety standard across the railroad sector and deliver on our strategy of delivering safe, reliable service.

EXPERIENCE

UNIVERSITY OF CHICAGO INSTITUTE OF POLITICS

∎  Director (since 2023)

UNITED STATES SENATE

∎  Senator, North Dakota (2013 – 2019)

NORTH DAKOTA STATE GOVERNMENT

∎  Attorney General (1992 – 2000)

∎  Tax Commissioner (1986 – 1992)

∎  Attorney, Office of the North Dakota State Tax Commissioner (1981 – 1986)

UNITED STATES ENVIRONMENTAL PROTECTION AGENCY

∎  Attorney (1980 – 1981)

KEY SKILLS AND EXPERTISE

∎  Safety – Acquired through her extensive experience as an advocate for rail safety improvements following a 2013 crude oil train derailment near Casselton, North Dakota. Following the incident, Ms. Heitkamp took a leading role in understanding what happened, exploring ways to prevent future incidents, and advocating for rail safety improvements. Her subsequent bipartisan advocacy efforts include enacting updated crude oil train and track inspection standards and introducing the Railroad Emergency Services Preparedness, Operational Needs, and Safety Evaluation (RESPONSE) Act that was signed into law and ensures first responders have the proper training and resources to handle train derailments involving hazardous materials.

∎  Governmental and Stakeholder Relations – Developed through her extensive public service career representing North Dakota in the U.S. Senate, where she served on the Senate Committees on Agriculture, Banking, Homeland Security and Governmental Affairs, Indian Affairs, and Small Business and Entrepreneurship. Further developed through her leadership in the North Dakota state government.

∎  Finance and Accounting – Gained during her time as Tax Commissioner for North Dakota and further developed through her service on the U.S. Senate Committee on Banking, Housing, and Urban Affairs, as well as her recent appointment as Chair of the Advisory Board for The Export-Import Bank of the United States (since 2022) and her service as Director of The Committee for a Responsible Federal Budget (since 2023).

∎  Environmental and Sustainability – Gained through her role as a member of the Wilson Center’s Task Force on Net Zero Infrastructure in Canada and the US (since 2019), as well as her prior service as an attorney at the U.S. Environmental Protection Agency.

∎   CEO/Executive Leadership – Obtained through multiple public service roles and political career, most recently as a Director of the University of Chicago Institute of Politics, a nonpartisan institute to foster public service and civic engagement among university students.

∎   Ms. Heitkamp also has experience in Governance/Board, Risk Management, and Strategic Planning.

Norfolk Southern Corporation	2025 Proxy Statement 17

Corporate Governance

JOHN C. HUFFARD, JR. INDEPENDENT DIRECTOR SINCE: 2020 AGE: 57 COMMITTEES: ∎ Finance and Risk Management ∎ Human Capital Management and Compensation

RATIONALE FOR NOMINATION

Mr. Huffard’s extensive technology, cybersecurity, finance, and senior executive experience supports the Board’s oversight of information technology, risk management, strategic planning, governance, marketing, and financial matters. The wealth of software and cybersecurity experience that Mr. Huffard gained in his role overseeing cybersecurity risk over more than two decades makes a significant contribution to the Board and to the Finance and Risk Management Committee where he has demonstrated leadership in oversight of Norfolk Southern’s information technology and strategic planning matters, including cybersecurity risks, and has engaged management on Norfolk Southern’s information technology and cybersecurity infrastructure and technological innovations which are foundational to our strategy.

EXPERIENCE

TENABLE HOLDINGS, INC.

∎   Co-Founder (since 2002)

∎   Chief Operating Officer (2018 – 2019) of Tenable Holdings, Inc.

∎   President and Chief Operating Officer (2002 – 2018) of Tenable Network Security, Inc. (the predecessor to Tenable Holdings Inc.)

PUBLIC COMPANY BOARD DIRECTORSHIPS ∎ Tenable Holdings, Inc. (since 2018)

KEY SKILLS AND EXPERTISE

∎  Information Technology, Risk Management – Acquired through an extensive career building a market-leading cybersecurity software company, with a specific focus on large enterprise risk identification, exposure measurement, and mitigation. In addition, Mr. Huffard is a current member of the National Security Telecommunications Advisory Committee (“NSTAC”).

∎  Finance and Accounting – Gained through experience building Tenable Holdings into a public company, including by securing $300 million in private growth capital funding and participating in Tenable Holdings’ successful IPO process as an operator and a board member.

∎ Human Resources and Compensation – Gained through his service as President and Chief Operating Officer of Tenable, where he oversaw execution of the company’s talent strategy, which was instrumental in attracting and retaining strategic talent to support growth, marketing, and operations. Additionally, as Chief Operating Officer of Tenable Holdings, he worked with other senior executives on compensation strategy.

∎ Strategic Planning, Operational Oversight – Developed through his role as Chief Operating Officer of Tenable Holdings, where Mr. Huffard successfully led the company from an initial startup phase through the IPO and subsequent growth as a public company, holding responsibility for driving the company’s global corporate strategy, business operations, and risk oversight.

∎  Marketing and Customer Experience – Gained through his experience as President and Chief Operating Officer of Tenable Holdings, where he participated in the execution and evolution of the company’s marketing strategy, which was instrumental in developing a new market category of Cyber Exposure for the business.

∎ Governmental and Stakeholder Relations – Gained through formation and leadership of Government Relations as Chief Operating Officer at Tenable Holdings. In addition, Mr. Huffard is a member of the NSTAC whose mission is to provide the U.S. Government the best possible industry advice in the areas of availability and reliability of telecommunication services for national security and emergency preparedness.

∎ CEO/Executive Leadership – Gained through global experience as President, Chief Operating Officer, and as a board member through building and managing Tenable Holdings from a private cyber security software company into a public company.

∎  Mr. Huffard also has experience in Governance/Board.

18 2025 Proxy Statement	Norfolk Southern Corporation

Corporate Governance

CHRISTOPHER T. JONES INDEPENDENT DIRECTOR SINCE: 2020 AGE: 60 COMMITTEES: ∎ Audit ∎ Executive ∎ Safety (Chair)

RATIONALE FOR NOMINATION

As the Chair of our Safety Committee, Dr. Jones’ senior executive, technology, governmental relations, safety, and operational oversight experience enables him to provide valuable insight into Norfolk Southern’s information technology, safety, strategic planning, operations, and risk management matters. In addition, his extensive experience overseeing technology and safety at Northrop Grumman further contributes to our safety and cybersecurity initiatives including extensive engagement with management on our information technology and cybersecurity infrastructure. Under Dr. Jones’ leadership, the Safety Committee has enhanced governance practices, including increased meeting cadence, expanded field employee engagement, and recalibrated information and data focused on our safety risk profile to enhance safety outcomes and drive management accountability.

EXPERIENCE

NORTHROP GRUMMAN CORPORATION

∎  Corporate Vice President and President of the Technology Services sector (2013 – 2019)

∎  Vice President and General Manager of the Integrated Logistics and Modernization division (2010 – 2012)

U.S. AIR FORCE

∎  Chief of Maintenance, Connecticut Air National Guard (1997 – 2012)

KEY SKILLS AND EXPERTISE

∎  Operational Oversight, Safety – Gained through his experience as Vice President and General Manager of the Integrated Logistics and Modernization division at Northrop Grumman, where he supported the U.S. Department of Defense, Department of Homeland Security, NASA, and the U.S. Postal Service, among others, with additional experience gained through responsibility for design, development, production, and safety of the domestic E-2 Hawkeye aircraft program. In addition, Dr. Jones’ service as President of the Technology Services sector of Northrop Grumman included oversight of a multi-billion dollar contract portfolio for facilities in all 50 states and 22 countries globally, as well as responsibility for personnel safety for all 15,000 employees in his division, where he met or exceeded the annual sector safety metric each year.

∎  Information Technology – Acquired during his tenure as a technology executive at Northrop Grumman, where Dr. Jones oversaw aircraft and military vehicle modernization services and training systems development, as well as engineering, information technology, software, and cybersecurity-related contracting for the Department of Homeland Security, the Department of State, and several U.S. allies. Also gained during his distinguished 26-year career with the U.S. Air Force, which consisted of service as an engineer, systems analyst, communications officer, and maintenance officer, including oversight and responsibility for computer, radar, communications, cybersecurity and information technology equipment as Chief of Maintenance with the Connecticut Air National Guard.

∎  Strategic Planning, Risk Management, and Governmental and Stakeholder Relations – Gained during his service as President of the Technology Services sector at Northrop Grumman, where Dr. Jones was part of the core enterprise leadership team that defined Northrop Grumman’s overall corporate strategy and risk management framework and was responsible for creating and executing the Technology Services sector’s strategic planning and risk management programs. His role as President of the Technology Services sector also included helping to define the enterprise-wide government relations strategy and regular interaction with senior international and domestic officials at the federal, state, and local levels.

∎  Environmental and Sustainability – Gained through significant, multi-year executive experience in the technology and logistics sector including leadership of the Technology Services division of Northrop Grumman where Dr. Jones was responsible for defining, funding, and executing the sector’s environmental and sustainability program.

∎  Dr. Jones also has experience in CEO/Executive Leadership, Finance and Accounting, and Governance/Board.

Norfolk Southern Corporation	2025 Proxy Statement 19

Corporate Governance

GILBERT H. LAMPHERE INDEPENDENT DIRECTOR SINCE: 2024 AGE: 72 COMMITTEES: ∎ Finance and Risk Management ∎ Human Capital Management and Compensation

RATIONALE FOR NOMINATION

Mr. Lamphere’s extensive experience serving as a founder, public company board member, and operating executive across multiple influential companies in the railroad and transportation industries positions him to advise and oversee Norfolk Southern’s operations, finance, strategic, and safety initiatives.

EXPERIENCE

MIDRAIL LLC

∎  Chairman (since 2016)

ILLINOIS CENTRAL RAILROAD

∎  Chairman (1990 – 1998)

MIDSOUTH RAIL CORPORATION

∎  Co-Founder (1988 – 1998)

MORGAN STANLEY

∎  Vice President, Mergers & Acquisitions (1976 – 1981)

PUBLIC COMPANY BOARD DIRECTORSHIPS ∎ CSX (2008 – 2015) ∎ Florida East Coast Industries (2005 – 2007) ∎ Canadian National Railway Company (1998 – 2005)

KEY SKILLS AND EXPERTISE

∎  Finance and Accounting – Gained through nearly 40 years of experience as a principal investor and financier in rail industry and other private equity transactions. While on the Canadian National Railway Company board, Mr. Lamphere also served as the Chair of the Finance Committee. In addition to his experience overseeing mergers and acquisitions at Morgan Stanley, Mr. Lamphere also headed four successive, operationally-focused private equity firms.

∎  Transportation and Logistics, Operational Oversight – Acquired throughout an extensive career in the rail industry, serving as a board member of several public and private railroad companies. Mr. Lamphere led teams and boards that bought, managed, and changed operations at Illinois Central, MidSouth, Canadian National Railway Company, Florida East Coast and Southern Pacific. Mr. Lamphere played an important role as a financier supporting precision scheduled railroading, a strategy that has changed how railroads are run in the U.S. and Canada.

∎  Governance/Board – Demonstrated not only through his extensive experience on public and private company boards but also serving as Overseer of the Harvard School of Business Administration, a Trustee of the New York City Parks Foundation, and as Chairman of three educational institutions.

∎  Mr. Lamphere also has experience in CEO/Executive Leadership, Human Resources and Compensation, Risk Management, and Strategic Planning.

20 2025 Proxy Statement	Norfolk Southern Corporation

Corporate Governance

CLAUDE MONGEAU INDEPENDENT CHAIR SINCE: 2024 INDEPENDENT DIRECTOR SINCE: 2019 AGE: 63 COMMITTEES: ∎ Executive (Chair)

RATIONALE FOR NOMINATION

With more than 25 years of experience including as a former director and Chief Executive Officer at a Class I railroad, Mr. Mongeau has an extensive understanding of the industry and the operational, safety, strategic planning, environmental, and governmental and stakeholder relations challenges facing Norfolk Southern in the execution of our strategy. Mr. Mongeau’s extensive industry experience enables him to advise senior management and the Board on these issues, including during regular touchpoints with our operational leadership.

EXPERIENCE

CANADIAN NATIONAL RAILWAY COMPANY

∎  President and Chief Executive Officer (2010 – 2016)

∎  Executive Vice President and Chief Financial Officer (2000 – 2009)

∎  Various roles including Vice President, Strategic and Financial Planning; Vice President Corporate Development (1994 – 2000)

PUBLIC COMPANY BOARD DIRECTORSHIPS

∎  Cenovus Energy Inc. (since 2016); Lead Independent Director (since 2023)

∎  Toronto-Dominion Bank (since 2015)

∎  TELUS Corporation (2017 – 2019)

∎  Canadian National Railway Company (2009 – 2016)

KEY SKILLS AND EXPERTISE

∎  Transportation and Logistics, CEO/Executive Leadership – Gained through experience as President and Chief Executive Officer of Canadian National Railway Company, through which Mr. Mongeau brings an extensive understanding of the industry and the operational and logistical considerations involved in running a national railroad company, including insights from his success in supply chain collaboration to boost overall efficiency.

∎  Governmental and Stakeholder Relations, Strategic Planning – Acquired through his experience interacting with transportation regulators as head of Canadian National Railway Company, where Mr. Mongeau was responsible for strategic planning and execution as one of the key architects of the railroad’s business transformation, including its IPO in 1995 and subsequent expansion as a leading North American railway.

∎  Risk Management, Safety – Gained during his time leading Canadian National Railway Company, where he was responsible for overseeing enterprise risk management and mitigation. In addition, Mr. Mongeau worked closely with regulators and key stakeholders in order to make Canadian National Railway Company’s already solid rail safety record even stronger.

∎  Environmental and Sustainability – Obtained through experience at a national railroad that utilized innovation to lower its carbon footprint and implemented initiatives to deploy its resources on a more sustainable basis.

∎  Finance and Accounting – Developed during his service in various senior leadership roles at Canadian National Railway Company including as Chief Financial Officer and as Vice President of Strategic and Financial Planning.

∎  Operational Oversight – Acquired during his tenure as President and Chief Executive Officer of Canadian National Railway Company, where Mr. Mongeau was responsible for executing the company’s operational and strategic plans, including the expansion of scheduled railroading operating principles to support customer-centric operations.

∎  Mr. Mongeau also has experience in Governance/Board, Human Resources and Compensation, and Marketing and Customer Experience.

Norfolk Southern Corporation	2025 Proxy Statement 21

Corporate Governance

LORI J. RYERKERK INDEPENDENT DIRECTOR SINCE: 2025 AGE: 62 COMMITTEES: ∎ Governance and Nominating ∎ Human Capital Management and Compensation

RATIONALE FOR NOMINATION

Ms. Ryerkerk is the former chairman, chief executive officer, and president of Celanese Corp., a Fortune 500 global chemical and specialty materials company. Her extensive executive expertise in the energy industry including as a public company CEO, have demonstrated her ability to foster a culture of high performance and top-notch execution that positions her well to advise Norfolk Southern on matters related to safety, operations, and customer growth.

EXPERIENCE CELANESE CORP. ∎ President and Chief Executive Officer (2019 – 2024)

SHELL CORP.

∎   Executive Vice President, Global Manufacturing (2013 – 2018)

∎   Regional Vice President Manufacturing, Europe and Africa (2010 – 2013)

HESS CORP.

∎   Senior Vice President, Refining, Supply and Terminals (2008 – 2010)

EXXONMOBIL

∎   Manager, Government Relations and PA Business Support (2007 – 2008)

∎   Refinery Manager, Beaumont Refinery (2004 – 2007)

∎   Chairman, Managing Director, ExxonMobil Energy Ltd. (2002 – 2004)

∎   Various Ascending Positions (1984 – 2002)

PUBLIC COMPANY BOARD DIRECTORSHIPS ∎ Eaton Corp. (since 2020) ∎ Celanese Corp. (2019 – 2024); Chair (2020 – 2024)

KEY SKILLS AND EXPERTISE

∎  CEO/Executive Leadership – Developed across more than 30 years in the energy industry in increasingly senior roles and most recently demonstrated as the former chairman, chief executive officer, and president of Celanese Corp., a Fortune 500 global chemical and specialty materials company. Ms. Ryerkerk has been named as one of America’s Most Powerful Women in Business by Fortune.

∎  Operational Oversight – Gained through extensive experience leading global operations and managing complex supply chain systems. Ms. Ryerkerk has demonstrated operational excellence and value creation at large, complex manufacturing organizations, leading thousands of employees and multibillion dollar budgets at Shell, Hess, ExxonMobil, and Celanese.

∎  Environmental and Sustainability – Developed across her extensive career, including publication of ExxonMobil’s first environmental, health and safety report, involvement in the establishment of guidelines for the calculation of greenhouse gas emissions by American Petroleum Institute, and overseeing Celanese’s deign and operationalization of sustainability targets and priorities.

∎  Governmental and Stakeholder Relations – Acquired representing multiple companies and industries through trade associations and governmental committees both globally and domestically, including experience as the head of government relations and public affairs for the world’s largest energy company and experience in trade association leadership.

∎   Human Resources and Compensation – Demonstrated by her service on the Eaton Corp. board where Ms. Ryerkerk serves as the Chair of the Compensation and Organization Committee.

∎   Marketing and Customer Experience – Ms. Ryerkerk also brings the perspective, from her time at Celanese, of a Norfolk Southern customer. Her strong operational acumen and insights as a large rail customer will be tremendous assets as we continue establishing a disciplined and operationally led network to drive long-term growth and deliver exceptional service to our customers.

∎  Ms. Ryerkerk also has experience in Governance/Board, Risk Management, Strategic Planning, Finance and Accounting, and Transportation and Logistics.

22 2025 Proxy Statement	Norfolk Southern Corporation

Corporate Governance

CONSIDERATION OF POTENTIAL DIRECTOR CANDIDATES

As set forth below and in our Corporate Governance Guidelines, the Governance and Nominating Committee considers potential candidates to be nominated for election as directors, whether recommended by a current director, member of management, shareholder, or third-party consultant retained to identify, evaluate, and recommend potential candidates for election to the Board, consistent with specifications provided by the Committee. The Governance and Nominating Committee reviews the current biography of the potential candidate and additional information provided by the individual or group that recommended the candidate for consideration. Our independent Board Chair and other Board members also interview any potential director candidates and provide feedback to the Governance and Nominating Committee as part of its review. The Governance and Nominating Committee fully considers the qualifications of all candidates including how the nominee will contribute to the diversity and aggregate skills and expertise of the Board, and recommends the nomination of individuals who, in the Governance and Nominating Committee’s judgment, will best serve the long-term interests of all shareholders. In the judgment of the Governance and Nominating Committee and the Board, all director nominees recommended by the Governance and Nominating Committee should, at a minimum:

∎	be of high ethical character and have personal and professional reputations consistent with our image and reputation;

∎

have experience as senior executives of public companies or leaders of large organizations, including charitable and governmental organizations, or have other experience at a strategy or policy-setting level that would be beneficial to us;

∎	be able to represent all of our shareholders in an objective and impartial manner; and

∎	have time available to devote to board activities, in accordance with our policy on board commitments.

It is the intent of the Governance and Nominating Committee and the Board that at least one director on the Board will qualify as an “audit committee financial expert,” as that term is defined in regulations of the SEC. Three of the four members of our Audit Committee, including the Committee Chair, qualify as “audit committee financial experts.”

Candidate Recommendations:

Norfolk Southern Corporation	2025 Proxy Statement 23

Corporate Governance

Qualifications of Director Nominees

Our directors have diverse backgrounds and provide critical experience and expertise to Norfolk Southern. The Governance and Nominating Committee carefully considers the experience and qualifications of each director standing for re-election and potential nominees for election, including how such experience and qualifications contribute to the aggregate mix of skills and experience on the Board.

Skills and Qualifications: The Governance and Nominating Committee has identified 13 key areas of expertise that are of particular importance to Norfolk Southern given the nature of our business and our expectations for the future of our company. The table and chart that follow summarize the areas of expertise that our Governance and Nominating Committee has identified as being represented by our Board nominees, including those individual directors and director nominees who have been identified to have experience in each respective area. In addition to these areas of expertise, the Governance and Nominating Committee also considers ethical integrity, board dynamics, reputation of potential nominees, recommendations of director search firms, and diversity of the Board.

Policy on Time Commitments: Our Board has adopted a policy to ensure that directors have adequate time to commit to our Board and fulfill their responsibilities to our shareholders. The policy provides that directors are expected to serve on no more than three other boards of public companies in addition to the Norfolk Southern Board. Our CEO may not serve on more than one board of a public company in addition to our Board. The Governance and Nominating Committee annually reviews directors’ commitments, with consideration given to public company leadership roles, as well as private company boards, non-profit boards, employment status, and other commitments. Based on this review, the Governance and Nominating Committee affirms that our directors do not have excessive external commitments.

Diversity: Norfolk Southern defines diversity as the collective mixture of similarities and differences that impact our workforce, workplace, and marketplace. Our Governance and Nominating Committee views diversity broadly, seeking to nominate individuals from varied backgrounds, perspectives, and experiences. The Governance and Nominating Committee does not have a specific written policy on the diversity of the Board of Directors at this time. More information on Norfolk Southern’s diversity principles and philosophy can be found on our website at www.norfolksouthern.com.

24 2025 Proxy Statement	Norfolk Southern Corporation

Corporate Governance

BOARD SKILLS MATRIX

Environmental and Sustainability 7/13	A thorough understanding of sustainability and environmental issues through significant operational experience or executive or Board committee oversight of these areas.	●	●	●		●				●		●		●

CEO/Executive Leadership 13/13	Experience working as a CEO or senior executive of a major public, private or non-profit entity.	●	●	●	●	●	●	●	●	●	●	●	●	●

Finance and Accounting 11/13	Senior executive level experience in financial accounting and reporting, auditing, corporate finance and/or internal controls.	●	●			●	●	●	●	●	●	●	●	●

Governance/ Board 13/13	Prior or current experience as a board member of a major public, private or non-profit entity.	●	●	●	●	●	●	●	●	●	●	●	●	●

Governmental and Stakeholder Relations 10/13	Experience in or a strong understanding of the workings of government and public policy on a local, state, and national level, or stakeholder strategy and shareholder engagement.	●	●	●	●		●		●	●	●	●		●

Human Resources and Compensation 7/13	Senior executive level experience or membership on a Board compensation committee with an extensive understanding of human resources management and compensation programs, particularly compensation programs for executive level employees and incentive-based compensation programs.	●	●				●		●		●		●	●

Information Technology 6/13	Senior executive level responsibility for or board experience with information technology issues, including cybersecurity, for a major public, private or non-profit entity.		●		●			●	●		●	●

Marketing and Customer Experience 6/13	Senior executive level experience in marketing including customer and strategy, combined with a strong working knowledge of Norfolk Southern’s markets, customers, and strategy.	●	●			●			●		●			●

Operational Oversight 11/13	Knowledge and practical experience overseeing the development and execution of a company’s operational and strategic plan.	●	●	●	●	●		●	●		●	●	●	●

Risk Management 12/13	Senior executive level responsibility for or operational or board experience in the identification, evaluation, and prioritization of risks and the development of comprehensive policies and procedures to effectively mitigate risk and management compliance.	●	●		●	●	●	●	●	●	●	●	●	●

Safety 7/13	Deep understanding or safety process, including in the transportation of industrial space, or Board or executive responsibility for oversight of safety metric compliance.	●	●	●	●			●		●		●

Strategic Planning 13/13	Senior executive level experience in strategic planning for a major public, private, or non-profit entity.	●	●	●	●	●	●	●	●	●	●	●	●	●

Transportation and Logistics 8/13	Extensive knowledge and experience in the transportation industry, either as a senior executive of a transportation or logistics company or as a senior executive of a significant customer of a transportation company.	●	●	●		●		●	●				●	●

Norfolk Southern Corporation	2025 Proxy Statement 25

Corporate Governance

Director Independence

To assist in making determinations of a director’s independence, the Board has adopted the independence standards set forth below. The Board has determined that other than Mr. George, all of our current directors and director nominees have no material relationship with Norfolk Southern (either directly or as a partner, shareholder, or officer of an organization that has a relationship with Norfolk Southern) and are independent within the meaning of the applicable listing standards of the NYSE and the director independence standards adopted by the Board. The Board has determined that all the director nominees other than Mr. George satisfy the categorical standards and qualify as independent directors of Norfolk Southern. Likewise, the Board determined that Mr. Kelleher, who served as a director during all of 2024 and who is not standing for re-election at the 2025 Annual Meeting, as well as Thomas D. Bell, Jr., Mitchell E. Daniels, Jr., Steven F. Leer, Michael Lockhart, Amy E. Miles, Jennifer F. Scanlon, and John R. Thompson, who each served until May 2024, all satisfied the categorical standards and qualified as independent directors during the time they served on the Board. In addition, our former CEO Alan H. Shaw, who served as a director until his termination in September 2024, was not an “independent” director. The Board makes these determinations considering all relevant facts and circumstances, including consideration of the following transactions:

∎  Ms. Ryerkerk served as the Chair, President, and CEO of Celanese Corporation until her retirement in December 2024. Norfolk Southern provides transportation services and received rental payments from Celanese Corporation. These transactions were in the ordinary course, on substantially the same terms as those prevailing at the time for comparable services provided to other customers, and the dollar amounts involved were not material to either Norfolk Southern or Celanese Corporation.

These transactions did not exceed our categorical independence standards and were not sufficiently material as to require disclosure as a Related Persons Transaction under Item 404(a) of Regulation S-K. In addition, the Board considered these relationships in its nomination of Ms. Ryerkerk and determined that her independence as a director of Norfolk Southern is not impaired.

Additionally, the Board determined that members of the Audit Committee, Governance and Nominating Committee, and Human Capital Management and Compensation Committee meet the additional independence standards applicable to such committee members as set forth below. Under the independence standards below, an individual is not independent if:

∎  the director is, or has been within the last three years, an employee, or an immediate family member of the director is, or has been within the last three years, an Executive Officer of Norfolk Southern or any of our consolidated subsidiaries;

∎  the director or an immediate family member of the director has received during any twelve-month period within the last three years more than $120,000 in direct compensation from Norfolk Southern or any of our consolidated subsidiaries, other than director and committee fees and deferred compensation for prior service (provided such deferred compensation is not contingent in any way on continued service):

∎   the director is a current partner or employee of a present or former internal or external auditor of Norfolk Southern or any of our consolidated subsidiaries, the director has an immediate family member who is a current partner of such a firm, the director has an immediate family member who is a current employee of such a firm and personally works on Norfolk Southern’s audit, or the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on Norfolk Southern’s audit within that time;

∎  the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where one of our Executive Officers serves as a director and sits on that company’s Compensation Committee;

∎  the director is an executive officer or employee, or an immediate family member of the director is an executive officer, of a company that makes payments to, or receives payments from, Norfolk Southern or any of our consolidated subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; and

∎  the director is an executive officer or compensated employee, or an immediate family member of the director is an executive officer, of a charitable organization that receives donations from Norfolk Southern, any of our consolidated subsidiaries, or the Norfolk Southern Foundation in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such charitable organization’s donations.

For purposes of these categorical standards, “immediate family member” has the definition used in the listing standards for the NYSE. These categorical independence standards are available on our website at www.norfolksouthern.com.

12 of our 13 nominees for director are independent

26 2025 Proxy Statement	Norfolk Southern Corporation

Corporate Governance

BOARD LEADERSHIP STRUCTURE

The Board, through its Governance and Nominating Committee, regularly reviews its leadership structure to ensure that it aligns with the best interests of Norfolk Southern and our shareholders. The Board believes that the current structure, with Mr. George serving as both CEO and a director and Mr. Mongeau serving as the independent Board Chair, is appropriate and in our and our shareholders’ best interests, given the respective overlap of their skills and roles, with Mr. George leveraging his financial management, strategy, and business development background to execute Norfolk Southern’s operational and financial plans, with Mr. Mongeau leveraging his extensive leadership experience in the railroad industry to help guide Board oversight of management on behalf of our shareholders. See “Spotlight on our Independent Board Chair” for more information about Mr. Mongeau’s role and specific responsibilities as independent Board Chair. The Board continues to believe that having an independent Board Chair is a governance best practice and enhances the Board’s ability to carry out its responsibilities.

Norfolk Southern Corporation	2025 Proxy Statement 27

Corporate Governance

Spotlight on Our Independent Board Chair

In May 2024, the Board appointed Claude Mongeau as Board Chair. Mr. Mongeau’s extensive executive, directorial, operational, and strategic experience, particularly resulting from his successful tenure as President and CEO of Canadian National Railway Company, where his expertise applying precision scheduled railroading principles led to multiple year gains in volumes, revenues, and Operating Ratio, make him the right director to serve as our Board Chair.

In his role as Board Chair, Mr. Mongeau supports Norfolk Southern’s commitment to best practices by overseeing overall Board and committee governance matters and actively engaging with senior management and our shareholders. This active engagement enables further oversight of Norfolk Southern’s operations, alignment with our strategic direction, and enhanced oversight of management as they continue to deliver enhanced productivity and operational results for our shareholders. Additionally, Mr. Mongeau currently limits his committee service to the Executive Committee to allow him to focus on his role as Board Chair, enabling him to attend pertinent committee meetings and address emerging issues. Among other matters, Mr. Mongeau has focused on the following:

Robust Engagement with Management

∎   Conducted regular onsite meetings with our CEO and other members of management, including those below the C-Suite level, to stay fully engaged on key strategic, operational, and emerging matters.

∎   Conducted regular calls with our CEO to further address ongoing matters in greater detail and to plan for upcoming Board and committee meetings.

Engagement with Shareholders

∎   Participated in numerous engagements with key shareholders during 2024 to provide additional insight and feedback, with a focus on recent board and management leadership transitions and responding to our Say-on-Pay vote results.

Overseeing Board Matters

∎   Develops and approves Board and committee agendas, meeting schedules, and other materials distributed to the Board, to ensure key topics are addressed.

∎   Presides at all Board and shareholder meetings.

∎   Calls Board meetings.

∎   Attends any Board committee meetings he deems necessary, to allow him to devote his and the Board’s focus on emerging issues facing the Company.

∎   Presides over the Board’s annual self-evaluation process.

∎   Provides feedback to the Governance and Nominating Committee when conducting its annual review of desired skills and expertise for the Board.

∎   Interviews prospective director candidates.

28 2025 Proxy Statement	Norfolk Southern Corporation

Corporate Governance

BOARD SELF-EVALUATIONS AND REFRESHMENT

Our independent Board Chair presides over our annual board self-evaluation process. For the 2024 evaluation, an independent third party distributed questionnaires to each member of the Board to solicit feedback on a wide range of factors, including an assessment of the effectiveness of the Board and its committees, director performance, board dynamics, director succession planning, and the effectiveness of the Board Chair and each committee chair. Each director completed a confidential assessment, with results aggregated and reviewed by our Board Chair and each committee Chair who in turn discussed the results with the Board and each committee, respectively. The Board believes reviewing, updating, and distributing the questionnaire to each director annually, coupled with detailed discussions led by the independent Board Chair and each committee Chair, constitutes a strong governance practice that helps enhance individual director accountability and performance. The Board also periodically engages an independent third party to facilitate the distribution and analysis of the detailed questionnaires.

Board Self-Evaluation Process

1	2	3	4

BOARD AND COMMITTEE EVALUATIONS Completed anonymously by each director for the Board as a whole and each committee on which the director serves	EXECUTIVE SESSION DISCUSSIONS Executive sessions to discuss Board and committee performance are led by the independent Board Chair and each committee Chair	FEEDBACK INCORPORATED Policies and practices updated as appropriate as a result of annual and ongoing feedback	ONGOING FEEDBACK Directors provide ongoing, real-time feedback outside of the annual evaluation process

Board Refreshment and Annual Succession Planning Policy: Our Governance and Nominating Committee adopted a policy under our Corporate Governance Guidelines requiring that it discuss succession planning for directors, including the committee chair and Board Chair positions, at least annually. The Committee reviews overall market practice, emerging governance trends, the composition of peer and broader industry boards, overall diversity, tenure, and the feedback of its shareholders and independent Board Chair when conducting its annual review of desired skills and expertise for the Board. In evaluating tenure, the Governance and Nominating Committee reviews average and median tenure and the distribution of individual tenures among the Board (that is, the number of directors having less than five years of service, five to ten years of service, and over ten years of service), with the goal of maintaining an appropriate balance of new perspectives and longer-term expertise. The Committee may otherwise engage third-party service providers, as needed, to help evaluate and solicit qualified candidates for potential nomination to the Board.

In January 2025, as part of our robust board refreshment process, and in connection with the previously announced Cooperation Agreement dated November 13, 2024, with Ancora Catalyst Institutional, LP and certain of its affiliates (“Ancora Parties”), we added Lori J. Ryerkerk to the Board. Ms. Ryerkerk was identified through a national search conducted by Diversified Search Group and selected in consultation with the independent Board Chair, the Governance and Nominating Committee, and the Ancora Parties. Ms. Ryerkerk brings extensive executive experience as the former chairman, chief executive officer, and president of Celanese Corp. The Board and the Governance and Nominating Committee believe that our current slate of director nominees brings a variety of backgrounds, skills, qualifications, and perspectives that contribute to the overall balanced composition, tenure, and diversity of our Board.

Retirement Policy: Under our Corporate Governance Guidelines, a director must retire effective as of the date of the annual meeting that falls on or next follows the date of that director’s 75th birthday. At the 2024 Annual Meeting, former directors Mitchell Daniels, Jr. and Michael Lockhart retired from the Norfolk Southern board after reaching the mandatory retirement age.

Norfolk Southern Corporation	2025 Proxy Statement 29

Corporate Governance

Board Refreshment in 2024 and 2025

New Independent Directors Elected in 2024 and 2025

At the 2024 Annual Meeting, shareholders elected five new members to the Board: Richard Anderson, William Clyburn, Jr., Sameh Fahmy, Heidi Heitkamp, and Gilbert Lamphere. In January 2025, the Governance and Nominating Committee recommended and the Board elected Lori Ryerkerk to our Board.

Mr. Anderson’s significant executive leadership experience in the transportation industry spans over two decades, including his roles as President and CEO of Amtrak, CEO of Delta Air Lines, and CEO of Northwest Airlines. Mr. Anderson was also Executive Vice President and CEO of Optum Health of UnitedHealth Group. This extensive experience allows him to provide both meaningful oversight of senior management as well as practical advice to the Board on railway and transportation sector issues such as operations, safety, strategic planning, labor relations, logistics, and governmental and stakeholder relations.

Mr. Clyburn’s background as an engineer and lawyer, coupled with his 30 years of legislative and regulatory experience in the transportation field and railroad industry position him to provide valuable perspectives on stakeholder and governmental relations. Mr. Clyburn’s expertise in rail safety and transportation matters, gained from his service as a Commissioner on the U.S. STB and consultant on rail infrastructure and crisis management, allows him to provide meaningful oversight over safety-related matters and decisions that enhance our efficiency in rail operations.

Mr. Fahmy brings more than three decades of experience in the railroad industry, most recently serving as Executive Vice President of Precision Scheduled Railroading at KCS from 2019 to 2021. At KCS, Mr. Fahmy led the implementation of the company’s precision scheduled railroading methodology. Mr. Fahmy’s experience working across several Class I railroads positions him to advise Norfolk Southern on important safety, operational oversight, and transportation and logistics matters relevant to the rail industry.

Ms. Heitkamp’s significant public service experience as a United States Senator, state Attorney General, and rail safety advocate provides the Board with in-depth expertise on regulatory, safety, and governmental and stakeholder relations matters that are essential to Norfolk Southern as we continue to work with federal and state agencies to elevate the safety standard across the railroad sector and deliver on our strategy of delivering safe, reliable service.

Mr. Lamphere is the Chairman of MidRail LLC and the co-founder of MidSouth Rail Corporation. Mr. Lamphere’s extensive experience serving as a founder, public company board member, and operations executive across influential companies in the railroad and transportation industries positions him to advise and oversee Norfolk Southern’s operations, finance, strategic, and safety initiatives.

Ms. Ryerkerk is the former chairman, chief executive officer, and president of Celanese Corp. Her expertise in the energy industry spans more than 30 years, including serving as executive vice president of global manufacturing at Shell Downstream Inc., and serving in senior leadership roles at Hess Corp. and ExxonMobil. Her leadership as a public company CEO and her ability to foster a culture of high performance and top-notch execution align perfectly with our strategic vision.

Following their appointments, all directors began the NS OnBoard program, including completion of the management meetings described below, as well as visits to our primary network operations, employee training, and intermodal facilities. We believe that their participation in, and completion of, our NS OnBoard program has accelerated their ability to provide effective guidance and oversight of management on behalf of our shareholders.

30 2025 Proxy Statement	Norfolk Southern Corporation

Corporate Governance

Director Onboarding and Continuing Education

Each new director elected to the Board participates in the NS OnBoard director orientation program, a structured and multi-dimensional process created to assist each new director to provide meaningful oversight as soon as possible following election to the Board. We view this as a strong governance practice overall that differentiates the Company as a potential destination for qualified Board candidates.

The NS OnBoard program consists of the following activities, among others:

∎

Multiple sessions with management to review the areas of greatest importance to the Company and its operations, including overall strategy, the competitive landscape, operations, human capital management, regulatory, sustainability, ethics and compliance, safety, information technology, and cybersecurity, among others;

∎	Site visits to provide enhanced visibility on employee training and railroad operations;

∎	Education and enrichment opportunities provided in each of the first two years on the Board; and

∎	A one-on-one meeting with the independent Board Chair after one year of service to review overall performance and development opportunities.

Directors also receive continuing education from time to time through presentations about the Company and new legal and regulatory developments relating to directors. Directors are otherwise encouraged to participate in outside director education seminars at any point during their tenure at the Company’s expense. In addition, directors periodically participate in site visits to our railroad facilities.

Norfolk Southern Corporation	2025 Proxy Statement 31

Corporate Governance

CORPORATE GOVERNANCE BEST PRACTICES

Annual Election of Directors: All of our directors are elected annually with a one-year term.

Director Elections Majority Voting Policy and Resignation Requirement: Norfolk Southern’s Bylaws provide that directors will be elected by a majority of votes cast in an uncontested election of directors. Pursuant to our Bylaws, any incumbent director who is not re-elected must promptly tender his or her resignation to the Board of Directors for consideration by our Governance and Nominating Committee. The Governance and Nominating Committee will promptly consider the resignation and recommend to the Board of Directors whether to accept or reject the tendered resignation. The Board of Directors will act on the Committee’s recommendation within 90 days following certification of the election results. Any director who tenders his or her resignation pursuant to this provision will not participate in the Governance and Nominating Committee’s recommendation or Board of Directors’ consideration regarding whether or not to accept the tendered resignation. If the resignation is accepted, the Governance and Nominating Committee will recommend to the Board whether to fill the vacancy or reduce the size of the Board. We will publicly disclose the Board of Directors’ decision within four business days, including a full explanation of the process by which the decision was reached and, if applicable, the reasons why the Board rejected the director’s resignation.

Proxy Access: Our Bylaws permit a group of up to 20 shareholders holding at least 3% of our outstanding shares for at least three years, and who otherwise comply with the requirements provided in our Bylaws, to nominate for election to the Board the greater of two directors or 20% of number of directors then in office.

Special Meetings: A special meeting will be called by our Corporate Secretary upon written request by one or more shareholders who in the aggregate represent at least 20% of our voting shares and who otherwise comply with the requirements provided in our Bylaws.

Shareholder Engagement: Norfolk Southern has a long history of shareholder engagement. We believe that regular engagement with our shareholders allows us to improve our decision making through better understanding of our shareholders’ priorities. During 2024, we expanded our existing shareholder outreach program and reached out to shareholders representing 56% of our outstanding shares, ultimately conducting 72 meetings with shareholders representing approximately 52% of our outstanding shares.

For more information on our shareholder engagement program, please see the “2024 Say-on-Pay Vote, Shareholder Outreach, and Engagement” section in our Compensation Discussion & Analysis on page 51.

Related Persons Transactions: During 2024, Norfolk Southern did not participate in any related persons transactions.

Related persons include our Executive Officers, directors, any nominee for director, beneficial owners of 5% or more of our common stock, immediate family members of these persons, and entities in which one of these persons has a direct or indirect material interest. We refer to transactions with these related persons as “related persons transactions.” We have adopted a written policy to prohibit related persons transactions unless they are determined to be in Norfolk Southern’s best interests. Under this policy, the Audit Committee is responsible for the review and approval of each related person transaction exceeding $120,000. In instances where it is not practicable or desirable to wait until the next meeting of the Audit Committee for review of a related person transaction, the Chair of the Audit Committee has been delegated authority to act between Audit Committee meetings. The Audit Committee, or its Chair, considers all relevant factors when determining whether to approve a related person transaction, including whether the proposed transaction is on terms and made under circumstances that are at least as favorable to Norfolk Southern as would be available in comparable transactions with or involving unaffiliated third parties. Among other relevant factors, they consider:

∎	the size of the transaction and the amount of consideration payable to the related person(s);

∎	the nature of the interest of the applicable director, director nominee, Executive Officer, or 5% shareholder, in the transaction; and

∎	whether we have developed an appropriate plan to monitor or otherwise manage the potential conflict of interest.

The Chair of the Audit Committee reports any action taken pursuant to this delegated authority to the Audit Committee at its next meeting. In addition, at the Audit Committee’s first meeting of each fiscal year, it reviews all previously approved related persons transactions that remain ongoing and have a remaining term or remaining amounts payable to or receivable from us of more than $120,000. Based on all relevant facts and circumstances, taking into consideration our contractual obligations, the Audit Committee determines whether it is in our and our shareholders’ best interest to continue, modify, or terminate any related persons transaction.

Anti-Hedging and Anti-Pledging Policies: Our anti-hedging policy, which applies to all officers and members of the Board, provides that our executive and non-executive officers and members of the Board are prohibited from purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars, exchange funds) that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities, whether granted as part of the officer’s or director’s compensation, or held, directly or indirectly, by the officer or director. We also prohibit executive officers from entering into pledging transactions or positions regarding our securities and although there is no prohibition on director pledging, none of our directors currently have pledges of the Company’s securities. All of our executive officers and directors are in compliance with these policies.

32 2025 Proxy Statement	Norfolk Southern Corporation

Corporate Governance

The Thoroughbred Code of Ethics: Our Thoroughbred Code of Ethics sets forth principles for behavior applicable to all directors, officers, and employees of Norfolk Southern that guide our business conduct and relationships with customers, shareholders, colleagues, and the communities we serve. Our Code of Ethical Conduct for Senior Financial Officers applies to specified senior financial officers, which sets forth specific policies to guide the Company’s senior financial officers in the performance of their duties. Our Thoroughbred Code of Ethics is available on our website at www.norfolksouthern.com. Our Code of Ethical Conduct for Senior Financial Officers and Corporate Governance Guidelines are available on the “Corporate Governance” page. Any shareholder may request printed copies of our Corporate Governance Guidelines, The Thoroughbred Code of Ethics, or Code of Ethical Conduct for Senior Financial Officers by contacting our Corporate Secretary at Norfolk Southern Corporation, 650 West Peachtree Street, NW, Atlanta, Georgia 30308 (Corporate_Secretary@nscorp.com or telephone 470-463-0400).

Shareholder Communications: The Board of Directors has adopted Corporate Governance Guidelines that, among other matters, describe procedures for shareholders and other interested parties to communicate with the independent members of the Board. Communications will be forwarded to the Chair after review by the Corporate Secretary, as appropriate. Communications that are unrelated to the duties and responsibilities of the Board may not be forwarded. These include matters involving individual grievances or that are otherwise not of general concern to all shareholders, and items that are business solicitations or advertisements, resumes or other job-related inquiries, spam, and hostile, threatening, or similarly unsuitable communications, each of which will be handled by management, as appropriate. However, all shareholder and interested parties’ communications are made available to the Board of Directors upon the Board’s request. The Corporate Governance Guidelines are available on our website at www.norfolksouthern.com.

Norfolk Southern Corporation	2025 Proxy Statement 33

Corporate Governance

RISK OVERSIGHT

The Board

The Board of Directors is ultimately responsible for overseeing the primary operational, compliance, financial, strategic, and technological risks facing the Company, including the Company’s corresponding Enterprise Risk Management program (“ERM Program”). The Board of Directors uses the ERM Program to proactively identify, assess, monitor, and mitigate the primary risks, threats, and uncertainties that may impact the Company’s business objectives. Management has created an Enterprise Risk Council, composed of executive leadership, who coordinate with business leaders across the Company to assess and mitigate enterprise risks, and report its activities and findings to the Board. Management has further created Cross Functional Risk Working Groups composed of senior departmental leaders who meet quarterly to discuss internal and external developments and emerging and enterprise risks within each of the Company’s five primary risk categories.

Subject to the Board’s oversight and accountability, the Board has delegated specific risk management oversight responsibilities to its various committees, as set forth below. The Board and its committees are authorized to engage outside advisors to assist in performing such risk management oversight duties, with the Board being further authorized to conduct related risk assessments at any time. The Company also made significant improvements to the ERM Program in recent years, including creating the Cross Functional Risk Working Groups referenced above, creating a crisis management playbook, and developing quarterly and monthly metrics tied to our primary risks to facilitate monitoring. The Board has also implemented the additional risk management efforts with respect to technology and cybersecurity matters described further below.

Finance and Risk Management Committee

The Board has delegated oversight of the ERM Program to the Finance and Risk Management Committee, including to:

∎   Request and receive periodic reports from management on the Company’s overall risk monitoring and mitigation activities, including but not limited to technology risks (related to cybersecurity, cyber incident response, information technology resilience, and the adequacy and effectiveness of the Company’s information technology policies);

∎   Ensure that discussions with management on the Company’s defined risk appetite and business strategies are measured and reconciled;

∎   Recommend to the Board processes and procedures for the ERM Program;

∎   Recommend to the Board and the Governance and Nominating Committee the specific Board committee that should be allocated the management and oversight responsibility for specific identified risk areas; and

∎   Assist the Audit Committee with its related responsibilities, including to review the Company’s major financial risk exposures.

Governance and Nominating Committee The Board has delegated oversight of the Company’s sustainability and climate change risks and initiatives to the Governance and Nominating Committee.

Audit Committee

The Board has delegated responsibility to the Audit Committee to discuss the Company’s (i) guidelines and policies with respect to risk assessment and management, and (ii) major financial risk exposures and management’s efforts to monitor and control such exposures.

Human Capital Management and Compensation Committee

The Board has delegated responsibility to the Human Capital Management and Compensation Committee to oversee the Company’s human capital management strategies and programs, as well as to review the Company’s compensation strategy, plans, and programs to ensure that they do not encourage unnecessary or excessive risk taking.

Safety Committee The Board has delegated responsibility to the Safety Committee to oversee risk management related to the Company’s safety programs and practices.

34 2025 Proxy Statement	Norfolk Southern Corporation

Corporate Governance

RISK OVERSIGHT (continued)

Technology and Cybersecurity Risk Management Efforts: We have implemented additional processes to address the significant technological and cybersecurity risks we face:

∎  Management provides periodic reports to the Finance and Risk Management Committee regarding (i) the primary technology risks impacting the Company, including regarding our systems, service resiliency, cybersecurity risks, and the related threat environment, with best practices, cyber readiness, and third-party assessment results also addressed as needed, and (ii) all material or potentially material cybersecurity incidents involving the Company, including root causes and identification of and progress towards remediation activities through completion;

∎  Management provides an annual report to the Board highlighting the emerging threat landscape, our progress executing on our defensive cybersecurity strategy, and a review of our cybersecurity incident investigation and response processes;

∎  Our Chief Information & Digital Officer leads a team responsible for establishing enterprise-wide security strategy policy, standards, architecture, and processes, including tracking key risk indicators for our primary cybersecurity risks;

∎  All management employees receive mandatory training on how to identify potential cybersecurity risks and protect the Company’s resources and information which is supplemented by company-wide testing initiatives, including periodic phishing tests; and

∎  We use a risk-based information security program that helps (i) ensure our defenses and resources are aligned to address the most likely and most damaging potential attacks, (ii) provide support for our organizational mission and operational objectives, and (iii) keep us in the best position to detect, mitigate, and recover from a wide variety of potential attacks in a timely fashion.

Management

Management has day-to-day responsibility for identifying, assessing, managing, and monitoring risks by utilizing enterprise risk management processes and controls, including the Enterprise Risk Council and Cross Functional Risk Working Groups described above. The Board will periodically review and discuss with management the Company’s major risk exposures and the steps management has taken to identify, monitor, and control such exposures, including the Company’s risk assessment and risk management guidelines, policies, and procedures.

DIRECTOR ATTENDANCE AT BOARD AND ANNUAL MEETINGS

The Board met 16 times in 2024. Each then-current director attended not less than 75% of the aggregate number of meetings of the Board and meetings of all committees on which such director served. As set forth in the Corporate Governance Guidelines, each director is expected to attend all meetings of the Board of Directors and the committees on which the director serves. Additionally, to the extent possible, each director is also expected to attend the Annual Meeting of Shareholders. All directors standing for election in 2025 who were on the Board at the time of the 2024 Annual Meeting of Shareholders attended our 2024 Annual Meeting of Shareholders.

Norfolk Southern Corporation	2025 Proxy Statement 35

Corporate Governance

BOARD COMMITTEES AND COMPOSITION

Our current Board committees and their responsibilities are described below and in the following pages. Each committee operates under a charter approved by the Board of Directors that requires the committee to evaluate its performance at least annually. The committee’s evaluation includes effectiveness, size and composition, the quality of information and presentations given to the committee by management, the suitability of the committee’s duties, and other issues that the committee deems appropriate. Committee membership and copies of the committee charters are available on our website at www.norfolksouthern.com. Any shareholder may request a printed copy of our committee charters by contacting our Corporate Secretary at Norfolk Southern Corporation, 650 West Peachtree Street, NW, Atlanta, Georgia 30308 (Corporate_Secretary@nscorp.com or telephone 470-463-0400). Please see the “2025 Corporate Governance Update” section beginning on page 6 for more information regarding forthcoming changes to our Board committee structure.

Name	Audit	Finance and Risk Management	Governance and Nominating	Human Capital Management and Compensation	Safety	Executive
Richard H. Anderson
William Clyburn, Jr.
Philip S. Davidson
Francesca A. DeBiase
Marcela E. Donadio
Sameh Fahmy
Mark R. George[1]
Mary Kathryn “Heidi” Heitkamp
John C. Huffard, Jr.
Christopher T. Jones
Thomas C. Kelleher
Gilbert H. Lamphere
Claude Mongeau[1] (Chair)
Lori J. Ryerkerk

Committee Chair	Committee Member
[1]	While Mr. Mongeau and Mr. George are members of the Executive Committee, they each may attend other Board Committee meetings from time to time, at Mr. Mongeau’s discretion and direction, respectively.

36 2025 Proxy Statement	Norfolk Southern Corporation

Corporate Governance

AUDIT COMMITTEE

Chair: Marcela E. Donadio Current Members: Francesca A. DeBiase Sameh Fahmy Christopher T. Jones Meetings in 2024: 8

All members of the Committee are independent and satisfy all additional requirements for service on an Audit Committee, as defined by the applicable NYSE listing standards and SEC rules. In addition, three members have been determined to qualify as “audit committee financial experts,” as that term is defined by SEC rule, including Marcela Donadio, Chair of our Audit Committee. No member of the Committee serves on more than three public company audit committees.

Duties:

Our Audit Committee (i) assists the Board in fulfilling its responsibility to provide independent, objective oversight of the Company’s financial statements, reporting processes, and internal control systems, (ii) selects and engages with an independent registered public accounting firm to assist in these efforts, (iii) assists Board oversight of compliance with legal and regulatory requirements, and (iv) prepares the “Audit Committee Report” included in our proxy statement.

2025 Update:

In March 2025, as part of a benchmarking review to ensure adherence to best practices among the Company’s peers and other governance leaders, the Board elected to combine the Audit and Finance and Risk Management Committees, effective as of the 2025 Annual Meeting. By doing so, the Audit Committee will be renamed the Audit and Finance Committee, which, in addition to oversight of the matters referenced above, will also assume oversight of our (i) financial matters and strategies, and (ii) capital structure.

Norfolk Southern Corporation	2025 Proxy Statement 37

Corporate Governance

FINANCE AND RISK MANAGEMENT COMMITTEE

Chair: Thomas C. Kelleher Current Members: Richard H. Anderson Philip S. Davidson John C. Huffard, Jr. Gilbert H. Lamphere Meetings in 2024: 5

All members of the Finance and Risk Management Committee are independent.

Duties:

As reflected in the Finance and Risk Management Committee Charter, our Finance and Risk Management Committee (i) reviews and oversees tax, treasury, and capital structure matters, including the appropriate mix and structure of long-term debt and equity, (ii) recommends to the Board the declaration of dividends, share repurchases, and the issuance of debt securities, and (iii) assists the Board in monitoring the Company’s exposure to major financial and non-financial risks, including risk assessment and effectiveness of the Company’s ERM Program and oversight of cybersecurity and cyber incident response preparedness.

2025 Update:

As part of its recent benchmarking review, the Board elected to consolidate the Finance and Risk Management Committee with the Audit Committee, with such change effective as of the 2025 Annual Meeting. As a result, the Board will assume direct oversight of ERM and cybersecurity matters, given their overall prominence, with the remaining financial and capital structure matters referenced above overseen by the Audit Committee, which will be renamed the Audit and Finance Committee.

38 2025 Proxy Statement	Norfolk Southern Corporation

Corporate Governance

GOVERNANCE AND NOMINATING COMMITTEE

Chair: Francesca A. DeBiase Current Members: William Clyburn, Jr. Marcela E. Donadio Mary Kathryn “Heidi” Heitkamp Lori J. Ryerkerk Meetings in 2024: 10

All members of the Governance and Nominating Committee are independent.

Duties:

As reflected in the Governance and Nominating Committee Charter, our Governance and Nominating Committee (i) recommends qualified individuals to be nominated as members of the Board or elected as officers, (ii) monitors legislative developments, (iii) oversees shareholder relations, (iv) monitors corporate governance trends, and (v) provides oversight of sustainability and climate risks.

2025 Update:

In connection with its March 2025 benchmarking review, the Board elected to delegate oversight of (i) the Board’s working relationship and communications with management, (ii) Board and Committee Chair succession planning, (iii) shareholder engagement and sentiment, and (iv) continuing director education to the Governance and Nominating Committee, effective as of the 2025 Annual Meeting.

Norfolk Southern Corporation	2025 Proxy Statement 39

Corporate Governance

HUMAN CAPITAL MANAGEMENT AND COMPENSATION COMMITTEE

Chair: Richard H. Anderson Current Members: John C. Huffard, Jr. Thomas C. Kelleher Gilbert H. Lamphere Lori J. Ryerkerk Meetings in 2024: 13

All members of the Human Capital Management and Compensation Committee are independent and satisfy all additional requirements for service on a Compensation Committee, as defined by the applicable NYSE listing standards and the SEC rules.

Duties:

As reflected in the Human Capital Management and Compensation Committee Charter, the committee (i) considers and recommends to the Board the compensation levels, plans, and programs for the CEO and Executive Officers, (ii) reviews the results of the shareholder advisory vote on executive compensation, (iii) oversees disclosures made in the Compensation Discussion and Analysis and produces a report for inclusion in our proxy statement, (iv) oversees our key human capital management strategies and programs, and (v) oversees and administers our executive compensation plans and approves related goals and performance.

2025 Update:

To align with governance best practices, in March 2025 the Board granted responsibility for (i) executive talent and leadership development, (ii) executive officer evaluations and succession planning, and (iii) oversight of our workplace environment and culture to the Human Capital Management and Compensation Committee, effective as of the 2025 Annual Meeting.

40 2025 Proxy Statement	Norfolk Southern Corporation

Corporate Governance

SAFETY COMMITTEE

Chair: Christopher T. Jones Current Members: William Clyburn, Jr. Philip S. Davidson Sameh Fahmy Mary Kathryn “Heidi” Heitkamp Meetings in 2024: 6

All members of the Safety Committee are independent.

Duties:

As reflected in the Safety Committee Charter, the Safety Committee (i) reviews and evaluates the Company’s safety program and practices, and (ii) monitors the Company’s compliance with applicable safety rules and regulations.

2025 Update:

In March 2025, the Board granted the Safety Committee additional responsibility for assessing safety-related operational and technological advancements and the processes to explore and adopt such technologies, effective as of the 2025 Annual Meeting.

Norfolk Southern Corporation	2025 Proxy Statement 41

Corporate Governance

EXECUTIVE COMMITTEE

Chair: Claude Mongeau Current Members: Richard H. Anderson Francesca A. DeBiase Marcela E. Donadio Mark R. George Christopher T. Jones Thomas C. Kelleher Meetings in 2024: 2

Duties:

When the Board is not in session, and except as otherwise provided by law, the Executive Committee has and may exercise all the authority of the Board, including the authority to declare a quarterly dividend on our common stock at the rate of the quarterly dividend most recently declared by the Board. All actions taken by the Executive Committee are reported to the Board at its next meeting and are subject to revision or alteration by the Board.

42 2025 Proxy Statement	Norfolk Southern Corporation

Corporate Governance

COMPENSATION OF DIRECTORS

2024 Non-Employee Director Compensation Table

Name (1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

Richard H. Anderson	105,000	113,979		5,000	223,979

William Clyburn, Jr.	90,000	113,979		5,000	208,979

Philip S. Davidson	165,000	179,725		5,000	349,725

Francesca A. DeBiase	180,000	179,725			359,725

Marcela E. Donadio	140,000	179,725		7,500	327,225

Sameh Fahmy	90,000	113,979			203,979

Mary Kathryn ”Heidi” Heitkamp	90,000	113,979			203,979

John C. Huffard, Jr.	192,000	179,725			371,725

Christopher T. Jones	140,000	179,725		5,000	324,725

Thomas “Colm” Kelleher	140,000	179,725			319,725

Gilbert H. Lamphere	90,000	113,979		12,500	216,479

Claude Mongeau	195,000	241,670			436,670

Thomas D. Bell, Jr. (6)	75,000	179,725			254,725

Mitchell E. Daniels, Jr. (6)	80,000	179,725			259,725

Steven F. Leer (6)	60,000	179,725	23,726	5,000	268,451

Michael D. Lockhart (6)	60,000	179,725			239,725

Amy E. Miles (6)	110,000	279,046			389,046

Jennifer F. Scanlon (6)	70,000	179,725		5,000	254,725

John R. Thompson (6)	70,000	179,725		11,000	260,725

(1)

As our CEOs during 2024, neither Mr. George nor Mr. Shaw received additional compensation for their service as a director. For compensation information for Mr. George and Mr. Shaw, see the Summary Compensation Table beginning on page 82. Ms. Ryerkerk is not listed as she joined the Board in January 2025.

(2)

Includes amounts elected to be received on a deferred basis pursuant to the Directors’ Deferred Fee Plan. For a discussion of this plan, as well as our other director compensation plans, see the narrative discussion below. For directors Anderson, Clyburn, Fahmy, Heitkamp, and Lamphere, fees represent the amount paid for service beginning in May 2024.

(3)

Represents the grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 of the restricted stock units granted to those directors then in office pursuant to our Long-Term Incentive Plan (the “LTIP”) on January 30, 2024. Additional grants were awarded to Amy Miles on January 30, 2024, and Claude Mongeau on July 29, 2024, in connection with their service as independent Board Chair. Mr. Anderson, Mr. Clyburn, Mr. Fahmy, Ms. Heitkamp, and Mr. Lamphere received a pro-rated grant on July 29, 2024, in connection with their appointment to the Board. All of the restricted stock units granted to our directors under the LTIP are vested upon grant and acceptance of the award, but are subject to a restriction period of one year and, depending on the director’s election, may be subject to a retention period that ends upon the director’s termination of service.

Norfolk Southern Corporation	2025 Proxy Statement 43

Corporate Governance

(4)

Represents the amounts by which 2024 interest accrued on fees deferred prior to 2001 by Mr. Leer under the Directors’ Deferred Fee Plan exceeded 120% of the applicable Federal long-term rate provided in Section 1274(d) of the Internal Revenue Code.

(5)	Represents the dollar amounts we contributed to charitable organizations on behalf of directors pursuant to our matching gift programs.

(6)	Mr. Bell, Mr. Daniels. Mr. Leer, Mr. Lockhart, Ms. Miles, Ms. Scanlon, and Mr. Thompson served on the Board until voting results for the 2024 Annual Meeting were certified.

Narrative to Non-Employee Director Compensation

Below is a discussion of the material factors necessary to an understanding of the compensation disclosed in the above table.

How We Set Director Compensation. For 2024, the Human Capital Management and Compensation Committee and the Board of Directors determined the annual compensation of non-employee directors. Directors who are executives of the Company receive no compensation for their Board service. The Committee consults with its compensation consultant on the director compensation program and reviews survey information to determine whether changes are advisable. The Committee reviews a comparison to the market amount of compensation paid to directors serving on boards of similar companies and reviews the allocation of this compensation between cash retainer and equity grants. In general, the Human Capital Management and Compensation Committee and the Board seek to make any changes to non-employee director compensation in a gradual and incremental fashion.

The Company pays for or reimburses directors for expenses related to attending Board and committee meetings, director education programs, and other company business meetings.

Fees. In 2024, each member of the Board received a quarterly fee of $30,000 for service on the Board and its standing committees. Directors who served as committee chairpersons received an additional quarterly fee of $5,000 for such service. The independent Chair received an additional quarterly fee of $25,000. Members of the Special Litigation Committee (a temporary special purpose committee that was formed during 2023 and that is still reviewing litigation matters specific to the East Palestine incident) each received an additional monthly fee of $5,000, and the chairperson of that Committee received an additional monthly fee of $6,000.

Directors’ Deferred Fee Plan. A director may elect to defer receipt of all or a portion of the director’s compensation. Amounts deferred are credited to a separate account maintained in the name of each participating director.

Five directors elected to defer compensation that would have been payable in 2024 into the Directors’ Deferred Fee Plan.

Deferred amounts are credited with variable earnings and/or losses based on the performance of hypothetical investment options selected by the director. The hypothetical investment options include NS stock units and various mutual funds as crediting indices. Norfolk Southern stock units are phantom units whose value is measured by the market value of shares of our common stock, but the units will be settled in cash, not in shares of stock. These amounts will be distributed in accordance with the director’s elected distribution option in one lump sum or a stream of annual cash payments over 5, 10, or 15 years.

Our commitment to accrue and pay interest and/or earnings on amounts deferred is facilitated by the purchase of corporate-owned life insurance. If the Board of Directors determines at any time that changes in the law affect our ability to recover the cost of providing the benefits payable under the Directors’ Deferred Fee Plan, the Board may reduce the interest and/or earnings on deferrals to a rate not less than one half the rate otherwise provided for in the Directors’ Deferred Fee Plan.

Long-Term Incentive Plan. Each of our non-employee directors was granted restricted stock units (RSUs) effective on January 30, 2024, or in the case of Mr. Anderson, Mr. Clyburn, Mr. Fahmy, Ms. Heitkamp, and Mr. Lamphere, on July 29, 2024, in connection with their appointment to the Board. Ms. Miles received an additional award of RSUs on January 30, 2024, in connection with her service as Board Chair, and Mr. Mongeau received a prorated award on July 29, 2024, for his service as Board Chair. Each RSU represents the economic equivalent of one share of our common stock, and will be settled in shares of our stock. Each director is offered a choice as to the form for settlement of shares for the restricted stock unit award between (1) distribution one year after grant, with cash dividend equivalent payments made on the restricted stock units in an amount equal to, and commensurate with, regular quarterly dividends paid on our common stock, or (2) distribution upon leaving the Board, either in a lump sum or in ten annual distributions in accordance with the director’s prior election, with the award credited with dividend equivalents as dividends are paid on our common stock and the dividend equivalents converted into additional RSUs or fractions thereof based on the fair market value of our stock on the dividend payment date.

Under the LTIP, if a new non-employee director is appointed after the date of the plan awards for the year, the new director will receive an award under the same terms as made to other non-employee directors for the year but with the amount of the award prorated based on the number of days remaining in the year that the individual became a director. Mr. Anderson, Mr. Clyburn, Mr. Fahmy, Ms. Heitkamp, and Mr. Lamphere received equity awards on July 29, 2024, in accordance with this protocol.

Directors’ Charitable Award Program. Each director who has served for one year is entitled to nominate up to five tax-exempt institutions to receive, in the aggregate, up to $500,000 from Norfolk Southern following the director’s death. Directors are entitled to designate up to $100,000 per year of service until the $500,000 cap is reached. Following the director’s death, we will distribute the donations in five equal annual installments.

44 2025 Proxy Statement	Norfolk Southern Corporation

Corporate Governance

The Directors’ Charitable Award Program supports our long-standing commitment to contribute to educational, cultural, and other charitable institutions and to encourage others to do the same. We fund some of the charitable contributions made under the program out of general corporate assets, and some of the charitable contributions with proceeds from life insurance policies we purchased before 2011 on some of the directors’ lives. We are the owner and beneficiary of these policies, and the directors have no rights to any policy benefits. Upon directors’ deaths, we receive these life insurance death benefits free of income tax, which provide a source from which we can be reimbursed for donations made under the program. No premiums were paid for these life insurance policies after 2019.

Because we make the charitable contributions (and are entitled to the related deduction) and are the owner and the beneficiary of the life insurance policies, directors receive no direct financial benefit from this program. In the event the proceeds from any of these policies exceed the donations we are required to make under the program, we contribute the excess proceeds to the Norfolk Southern Foundation. Amounts the Norfolk Southern Foundation receives under this program may reduce what we otherwise would contribute from general corporate resources to support the Foundation’s activities.

Share Ownership Guidelines and Holding Requirements for Directors. Our Board of Directors has established as part of our Corporate Governance Guidelines that each non-employee director should own shares of Norfolk Southern stock equal to at least $600,000 (i.e., five times the annual amount of quarterly fees paid for service on the Board and its standing committees). The Board of Directors believes this stock ownership guideline is reasonable and aligns director and shareholder interests. Norfolk Southern common stock, restricted stock, and deferred and restricted stock units held in Norfolk Southern’s LTIP count toward this guideline. Directors may acquire such holdings over a five-year period. All directors currently meet this guideline or are expected to meet the guideline within the five-year period. Our Board has also established Stock Holding Requirements for our directors under our Corporate Governance Guidelines that stipulate that a director is required to retain all net shares received from the Company until such time as the applicable stock ownership requirement has been met.

Norfolk Southern Corporation	2025 Proxy Statement 45

Norfolk Southern Corporation

AUDIT COMMITTEE MATTERS

ITEM 2

Ratification of Appointment
of Independent Registered Public Accounting Firm

The Audit Committee unanimously recommends, and the Board of Directors concurs, that shareholders vote FOR the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025.

FOR

The Audit Committee of the Board of Directors has appointed KPMG LLP, independent registered public accounting firm, to perform the integrated audit of our consolidated financial statements and internal control over financial reporting for 2025. KPMG and its predecessors have been the Company’s external auditor since 1982.

Selection of KPMG. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the Company’s independent registered public accounting firm and consequently is involved in the selection of the lead audit partner for the engagement. In addition, the Audit Committee is responsible for negotiating and approving the fees paid to KPMG. In determining whether to reappoint KPMG this year, the Committee reviewed KPMG’s performance and independence and considered a number of factors, including:

∎   the quality of its interactions and discussion with KPMG;

∎   KPMG’s performance in the audit engagement;

∎   the qualifications of the lead audit partner and audit team;

∎   KPMG’s independence program and processes for maintaining independence;

∎   KPMG’s expertise in relevant accounting and financial matters;

∎   the length of time KPMG has been engaged; and

∎   the potential impact of changing our independent registered public accounting firm.

Due to KPMG’s high-quality performance and strong independence, the Audit Committee and the Board of Directors believe that the continued engagement of KPMG as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders.

KPMG Fees. For the years ended December 31, 2024, and December 31, 2023, KPMG billed us for the following services:
	2024 ($)	2023 ($)

Audit Fees(1)	4,051,858	3,308,214

Audit-Related Fees(2)	390,000	300,100

Tax Fees(3)	33,539	21,667

All Other Fees	—	—

Total Fees	4,475,397	3,629,981

(1)  Audit Fees include fees for the audit of our consolidated financial statements, included in our 10-K filing, and internal control over financial reporting (integrated audit), the review of our consolidated financial statements included in our 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)  Audit-Related Fees principally include fees for employee benefit plan audits and other attestation services.

(3)  Tax Fees consist of tax advice, tax planning, and tax compliance services.

46 2025 Proxy Statement	Norfolk Southern Corporation

Audit Committee Matters

Pre-Approval Policy. The Audit Committee requires that management obtain the Committee’s prior approval for all audit and permissible non-audit services. The Committee considers and approves at each January meeting anticipated services to be provided during the year, as well as the projected fees for those services. The Committee considers and pre-approves additional services and projected fees as needed at each meeting. The Audit Committee has delegated authority to its Chair to pre-approve services between meetings, provided that the Chair reports any such pre-approval to the Audit Committee at its next meeting. The Audit Committee will not approve non-audit engagements that would violate SEC rules or impair the independence of our independent registered public accounting firm. All services rendered to us by KPMG in 2024 and 2023 were pre-approved in accordance with these procedures.

Representatives of KPMG are expected to attend the 2025 Annual Meeting. They will have the opportunity to make a statement, if they so desire, and be available to respond to appropriate questions.

AUDIT COMMITTEE REPORT

Before our Annual Report on Form 10-K for the year ended December 31, 2024, was filed with the SEC, the Audit Committee of the Board of Directors reviewed and discussed with management our audited financial statements for the year ended December 31, 2024.

The Audit Committee has discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee also has received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referenced above be included in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

Marcela E. Donadio, Chair

Francesca A. DeBiase

Sameh Fahmy

Christopher T. Jones

Norfolk Southern Corporation	2025 Proxy Statement 47

Norfolk Southern Corporation

EXECUTIVE COMPENSATION

ITEM 3

Approval of Advisory
Resolution on Executive
Compensation

The Board of Directors
recommends that
shareholders vote FOR the
advisory resolution
to approve the
compensation of Named
Executive Officers

FOR

We are asking our shareholders to vote to support the compensation of our Named Executive Officers, as disclosed in this Proxy Statement. Our executive compensation program is described in detail in the “Compensation Discussion and Analysis” beginning on page 51 and our “Executive Compensation Tables” beginning on page 82.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies, and practices described in this Proxy Statement. Although this Say-on-Pay vote is advisory, and therefore not binding on the Board, the Human Capital Management and Compensation Committee (the “Committee”) will consider the results of the vote in evaluating our executive compensation program in the future.

As more fully described in our Compensation Discussion and Analysis, our executive compensation program is designed to align executives’ compensation with the Company’s overall strategic objectives, to attract and retain highly qualified executives, and to provide incentives that drive shareholder value. A significant portion of our executives’ compensation is variable, at-risk, and tied to meeting performance goals.

RESOLVED, that the shareholders of Norfolk Southern Corporation approve, on an advisory basis, the compensation of the individuals identified in the Summary Compensation Table, as disclosed in the Proxy Statement for the 2025 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2024 Summary Compensation Table, and the other related tables and disclosures.

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HUMAN CAPITAL MANAGEMENT AND COMPENSATION COMMITTEE REPORT

The Committee oversees the executive compensation program on behalf of the Board. In fulfilling our oversight responsibilities, we reviewed and discussed with management the “Compensation Discussion and Analysis” set forth in this Proxy Statement.

The Compensation Discussion and Analysis discloses the material elements of Norfolk Southern’s executive compensation program. We are committed to a compensation program that is designed to align executive compensation with Norfolk Southern’s overall business strategies, attract and retain highly qualified executives, and provide incentives that drive shareholder value. The Compensation Discussion and Analysis describes how our decisions regarding Norfolk Southern’s executive compensation program for 2024 implemented these design objectives.

In reliance on the review and discussions with management referenced above, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in Norfolk Southern’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

MEMBERS OF THE HUMAN CAPITAL MANAGEMENT AND COMPENSATION COMMITTEE

Richard H. Anderson, Chair

John C. Huffard, Jr.

Thomas C. Kelleher

Gilbert H. Lamphere

Lori J. Ryerkerk

Compensation Committee Interlocks and Insider Participation: During 2024, each of Richard H. Anderson, Chair, John C. Huffard, Jr., Thomas C. Kelleher, Gilbert H. Lamphere, Claude Mongeau (who served until May 23, 2024); as well as Thomas D. Bell, Jr., Mitchell Daniels, Jr., Steven F. Leer, and John R. Thompson (who served until our 2024 Annual Meeting voting results were certified) served on our Human Capital Management and Compensation Committee. None of these members have ever been employed by Norfolk Southern, and no members had any relationship with us during 2024 requiring disclosure as a transaction with a related person, promoter, or control person under Item 404 of Regulation S-K or under the Compensation Committee Interlocks disclosure requirements of Item 407(e)(4) of Regulation S-K.

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A MESSAGE FROM THE CHAIR OF OUR HUMAN CAPITAL MANAGEMENT AND COMPENSATION COMMITTEE

Fellow Shareholder,

Overseeing our Talent and Compensation. As the members of the Human Capital Management and Compensation Committee, in addition to overseeing an executive compensation program that promotes pay-for-performance, we see it as our responsibility to attract, retain, and develop the talent we need to execute on our strategy to shape the future of rail transportation and growth for our company, our partners, and the economy. Achieving success starts with safety, that’s why we are collaborating with outside experts, our union partners, and our industry peers to make a safe railroad even safer. Accordingly, the compensation programs our Committee administers reflect this enhanced focus on our culture of safety.

Refreshed Committee Brings Fresh Perspectives. Following the disappointing ‘Say-on-Pay’ vote result at last year’s annual meeting, our Committee was reconstituted, with three out of four new members and a new Chair appointed to take meaningful and responsive action. The refreshed Committee next engaged in a search and retained a new independent compensation consultant, FW Cook, to assist with a re-examination of every aspect of the Company’s executive compensation program. The fresh perspectives brought to ourCommittee by our new members, coupled with our new independent consultant, enabled us to get the most out of our enhanced shareholder outreach and responsiveness efforts over this past year.

Shareholder Engagement. On behalf of my fellow Committee members, I’d like to thank our shareholders for the candid feedback we received during the 38 engagement meetings we conducted since last year’s annual meeting, ultimately connecting with shareholders representing over 49% of our outstanding shares, including nine of our ten largest shareholders. As part of this outreach, I was joined by the independent Chair of the Board and the Chair of the Governance and Nominating Committee in a significant number of these meetings, with the three of us meeting with shareholders representing 44% of our outstanding shares. As we discussed during these engagements, our Committee was laser-focused on soliciting and responding to shareholder feedback in light of last year’s ‘Say-on-Pay’ vote. Our shareholders’ feedback helped inform our decision-making and responsive actions regarding our executive compensation program, which we are pleased to report in this year’s proxy statement.

Responsive Actions. Across our numerous shareholder conversations since last year’s annual meeting, the primary feedback we heard was to ensure that executive pay outcomes align with our shareholders’ experience, particularly as it pertains to the East Palestine incident. As a result of this direct feedback, in addition to other input related to our overall compensation program design, our Committee has taken the following responsive actions:

∎

Included (rather than excluded) the financial impact of the East Palestine incident when calculating 2024 year-end annual incentive plan and Performance Share Unit (PSU) outcomes. As a result, the 2024 year-end payouts to our Named Executive Officers were reduced by 17% under our annual incentive plan and 16% with respect to our PSUs. This follows the Committee’s decision last year to zero out the annual incentive award payments for the CEO and EVPs in light of the East Palestine incident. In addition, the 2023-2025 PSU awards are currently tracking to pay out at 0% of target.

∎	Increased our CEO’s stock ownership requirement and introduced best-practice share retention requirements for executives and non-employee directors.

∎	Implemented several changes for our executive compensation program beginning in 2025, specifically to:

☐

Increase the weighting of Operating Ratio in our 2025 annual incentive plan, given its importance to shareholders and use as the primary financial performance metric in the industry, while maintaining safety and service goals in the program;

☐	Increase the weighting of PSUs to 60% of target long-term incentive grant value for all Named Executive Officers, beginning with 2025 grants (thereby standardizing the weighting among this group);

☐

Shift the relative total shareholder return (TSR) measure from a modifier to a stand-alone metric for 40% of PSUs, beginning with 2025 PSU grants, while also requiring above-median relative TSR performance for target payouts under this metric; and

☐	Eliminate all PSU payout modifiers, beginning with 2025 grants.

As a result of our enhanced shareholder outreach program and the actions we have taken to respond to the specific feedback we received, the Committee is confident that our refreshed executive pay program is better aligned with our stated strategic objectives and shareholders’ interests, while also enhancing simplicity and transparency.

On behalf of our Human Capital Management and Compensation Committee, I confirm that we will continue to conduct meaningful proactive outreach to ensure alignment with our shareholders on executive compensation matters going-forward.

Kind regards,

Richard H. Anderson

Chair, Human Capital Management and Compensation Committee

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Norfolk Southern Corporation

COMPENSATION DISCUSSION

AND ANALYSIS

This Compensation Discussion and Analysis describes the objectives, governance, and policies that guide our executive compensation program, the compensation components that made up that program during 2024, and the related performance goals and results.

OUR 2024 NAMED EXECUTIVE OFFICERS (“NEOs”)*

MARK R. GEORGE President & Chief Executive Officer	JASON A. ZAMPI Executive Vice President & Chief Financial Officer

JOHN F. ORR Executive Vice President & Chief Operating Officer	CLAUDE E. (ED) ELKINS Executive Vice President & Chief Commercial Officer

ANIL BHATT Executive Vice President & Chief Information & Digital Officer

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2024 SAY-ON-PAY VOTE, SHAREHOLDER OUTREACH, AND ENGAGEMENT

Our annual Say-on-Pay vote is one of our opportunities to receive feedback from shareholders on our executive compensation program, with Norfolk Southern having a history of strong Say-on-Pay results. The 2024 Say-on-Pay vote outcome was disappointing and not acceptable considering that our average support level over the previous ten-year period was 92%. The Committee considered these results and feedback from our shareholders and implemented meaningful modifications to our compensation program as a direct result. The Committee believes that these modifications have strengthened the alignment of our executive pay program with our strategic objectives and shareholders’ interests, while also enhancing the simplicity and transparency of the program.

As part of our open and ongoing dialogue with our shareholders, and in response to our disappointing Say-on-Pay vote results, we held 38 meetings with shareholders representing over 49% of our outstanding shares following the 2024 Annual Meeting. These efforts were carried out under the direction and with the direct involvement of the independent Chair of our Board, as well as the Chairs of the Human Capital Management and Compensation and the Governance and Nominating Committees, who led meetings with shareholders representing 44% of our outstanding shares, including nine of our ten largest shareholders. Certain engagements also included members of our senior management team, including our CEO and CFO, as well as representatives from our investor relations, compensation, and legal teams. We also conducted executive sessions with only independent directors present so that our shareholders could address executive compensation and any potential concerns in greater detail with these independent directors. These engagements were in addition to the 34 meetings we held prior to the 2024 Annual Meeting, which were primarily focused on Company performance and overall director qualifications in direct response to the Ancora activism campaign.

Across our proactive engagement efforts throughout 2024, our substantive conversations with shareholders covered a variety of compensation- and governance-related topics:

Director qualifications and skills	East Palestine incident	Management accountability

Board refreshment	Performance metric selection	Executive compensation outcomes

Pay-for-performance	Board/Management changes	Operational/Financial improvements

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2024 Shareholder Engagement[1]

	Meetings Held[2]:	Shareholders Engaged:	Outstanding Shares:

Total	72	43	52%

Director Participation	52	35	50%

1.	57 shareholders contacted representing 56% of our outstanding shares.

2.

Includes 38 engagements held after the 2024 Annual Meeting with shareholders representing 49% of our outstanding shares, with our Board, Human Capital Management and Compensation, and Governance and Nominating Committee Chairs meeting with shareholders representing 44% of our outstanding shares, including nine of our top ten shareholders.

SPRING 2024 SHAREHOLDER ENGAGEMENT

In the spring of 2024, we bolstered outreach efforts to enhance transparent and open communication with our shareholders in light of a contested election for seats on our Board of Directors. These engagements focused on director qualifications and skillsets, East Palestine responsive actions, and efforts to provide robust oversight of management on behalf of our shareholders.

The majority of our shareholders expressed appreciation for the breadth and comprehensiveness of our East Palestine responsive efforts, as well as the Board’s decision to add Operating Ratio back into the annual incentive plan for 2024 as the primary financial performance metric. Our shareholders expressed concern about the decision to exclude the impact of the East Palestine incident when calculating the 2024 awards for our NEOs under our PSUs, but were supportive of the decision to zero out annual incentive awards to NEOs for 2024 in light of East Palestine.

2024 OFFSEASON SHAREHOLDER ENGAGEMENT

We continued our robust engagement efforts following the 2024 Annual Meeting. Our Board, Human Capital Management and Compensation Committee and Governance and Nominating Committee Chairs solicited direct feedback regarding the primary questions and concerns from our shareholders that drove the disappointing 2024 Say-on-Pay vote result. These engagements also focused on the initial responsive efforts we immediately took to directly address the 2024 Say-on-Pay vote, including electing a new Chair of the Human Capital Management and Compensation Committee, electing three (out of four) new directors to the Committee, and conducting a search and subsequently appointing a new independent compensation consultant (FW Cook), each of whom would meaningfully participate in reviewing and analyzing the Say-on-Pay vote results and our executive compensation program with a fresh perspective.

As a result of these refreshed viewpoints and the investor feedback received from our enhanced engagement efforts, we learned that the primary driver of our Say-on-Pay vote result for 2024 was our shareholders’ view that the Company’s prior decision to exclude the impact of the East Palestine incident when calculating the 2023 year-end PSU payouts for our NEOs did not ensure alignment of executive pay outcomes with our shareholders’ experience. Beyond the East Palestine incident, we also received feedback regarding (i) the otherwise sound structure of our executive compensation program, (ii) a preference for simplified long-term incentive plan design, along with enhanced transparency and proxy disclosure, and (iii) a recommendation to continue to use metrics that support Norfolk Southern’s financial, safety, precision scheduled railroading, and service goals. To respond to this feedback, the Committee decided to include (rather than exclude) the financial impact of the East Palestine incident in 2024 year-end annual incentive plan and PSU outcomes. As a result, the 2024 year-end payouts to our NEOs were reduced by 17% under our annual incentive plan and 16% with respect to our PSUs. The Committee appreciates our shareholders’ time during these engagement meetings and has included a complete summary of the investor feedback received and its responsive actions immediately below.

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2024 SHAREHOLDER ENGAGEMENT FEEDBACK

Below is a detailed summary of the feedback we received from our shareholders and our responses.

What We Heard	Our Response

Executive pay should align with shareholder’s interests, particularly as it pertains to East Palestine	To align executive pay outcomes with our shareholder’s experience, and in light of the 2024 Say-on-Pay vote result and the meaningful feedback provided during an enhanced offseason engagement program, the newly refreshed Committee (led by a new Committee Chair and consisting of three out of four new members), elected to change the prior methodologies used to calculate both the PSU and annual incentive awards to include the impact of the East Palestine incident. By including, rather than excluding, the impact of East Palestine, the dollar awards earned under the annual incentive plan for 2024 and the 2022-2024 PSU performance cycle were reduced by 17% and 16%, respectively. This follows the Committee’s decision last year to zero out the annual incentive award payments for the CEO and EVPs in light of the East Palestine incident. In addition, the 2023-2025 PSU awards are currently tracking to pay out at 0% of target.

The Executive Compensation Program is well structured, with a strong emphasis on performance	Following our most recent Say-on-Pay vote, the refreshed Committee conducted a thorough search and engaged a new outside compensation consultant, FW Cook, to re-examine every aspect of the Company’s executive compensation program. The results of that analysis aligned with the feedback received from our largest shareholders, that despite the 2024 Say-on-Pay vote result, the Company’s executive compensation program is appropriately structured, with a significant portion of overall compensation at risk, an appropriate balance among base salary, short-term cash and long-term equity compensation plans, and performance metrics that align executive compensation outcomes with achievement of the Company’s overall corporate strategy and shareholders’ priorities.

The Executive Compensation Program and related proxy disclosures could be simplified and further aligned with shareholders and the new management team’s strategy

Based on the feedback received from shareholders during 2024 and the market perspective and advice provided by FW Cook, the Committee made the following changes to the metrics and weighting for 2025 as well as share ownership guidelines to increase the alignment of executives’ incentives and overall compensation with shareholders’ interests, simplify the program, and motivate and reward our new management team’s achievement of our strategy:

∎  Increased the weighting of Operating Ratio in 2025 annual incentives to 35% from 30% to emphasize the importance of productivity and operating efficiency;

∎  Revised the PSU performance metrics to be based 60% on Return on Average Invested Capital (ROAIC) goals, and 40% on our TSR relative to peers requiring TSR above the peer group 50th percentile to earn a target award for this metric;

∎  Discontinued the use of award modifiers in PSUs to simplify the awards;

∎  Increased the weighting of PSU awards for Named Executives other than the CEO to 60% of award value, the same weighting as used for awards to the CEO;

∎  Increased the share ownership guideline for the President & CEO to 6 times salary from 5 times salary; and

∎  Adopted a share retention requirement for independent directors and officers requiring that they hold all net shares received through the compensation program until the applicable share ownership requirement has been met.

Continue to use metrics that support Norfolk Southern’s financial, safety, and service goals	Following feedback from shareholders and the refreshed benchmarking analysis, the Committee elected to use specific metrics in the 2025 annual and long-term incentive plans that further Norfolk Southern’s financial, service, and safety goals. Under the annual incentive plan, the Committee continues to emphasize Operating Ratio, given its importance to shareholders and use as a significant financial performance metric in the industry, and FRA-reported train accident and injury rates, as each are industry-wide and publicly available measures of safety performance, and is updating the merchandise service metric based on feedback from Norfolk Southern’s internal commercial and operations teams and our customers. Under the Long-Term Incentive Plan, the Committee updated the metrics used under the PSUs to continue a strong emphasis on ROAIC as well as TSR as compared to a new comparator group, the S&P Supercomposite Transportation Industry Index.

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2024 LEADERSHIP TRANSITIONS

The Company made significant leadership changes in 2024 that have resulted in significant and meaningful organizational and performance improvements, including $292 million in annual cost savings, a 10% increase in overall network speed, an 11% reduction in terminal dwell, and a 20% reduction in both overtime and our recrew rate. Set forth below is additional information regarding these leadership transitions. Please see the 2024 Financial and Strategic Performance Highlights on page 60 for a description of the significant progress made during 2024 as a direct result of this refreshed leadership team’s disciplined focus on operational, productivity and process enhancements.

President & Chief Executive Officer

Mr. Shaw, the Company’s former President & Chief Executive Officer, was terminated for “Cause” (as defined under the Company’s Executive Severance Plan) effective September 11, 2024. As a result of his termination for Cause, Mr. Shaw was not eligible for and did not receive any severance payments or benefits in connection with his termination, forfeited all unvested equity awards, and did not receive any annual incentive payment for 2024.

In conjunction with Mr. Shaw’s termination, on September 11, 2024, Mr. George was unanimously elected as our President & Chief Executive Officer by our independent Board members, consistent with the Company’s previously established succession plan, overseen and annually reviewed by the Governance and Nominating Committee and approved by the Board. As a result, our Governance and Nominating Committee was able to readily and unanimously nominate Mr. George as Mr. Shaw’s successor given his significant expertise managing the Company’s financial, strategic planning, sourcing, and investor relations matters, in addition to his understanding of the Company and the broader freight rail industry given his near five-year tenure as the Company’s Executive Vice President and Chief Financial Officer. As disclosed in a Form 8-K filed in connection with this promotion, after considering market data, advice from its newly retained independent compensation consultant (FW Cook), and other factors, the Committee recommended, and the Board approved, Mr. George’s salary, and the Committee approved his annual and long-term incentive opportunities and granted a promotional long-term incentive award.

Executive Vice President & Chief Financial Officer

Following Mr. George’s promotion, based on his significant expertise and strong performance managing the Company’s financial affairs, Mr. Zampi, an eight-year officer of Norfolk Southern, was unanimously appointed as Executive Vice President, Chief Financial Officer & Treasurer of the Company on September 24, 2024. This promotion followed a prior promotion on August 20, 2024, to Senior Vice President, Finance & Treasurer. As disclosed in a Form 8-K filed in connection with his September promotion, after considering market data, advice from its independent compensation consultant, and other factors, the Committee recommended, and the Board approved, Mr. Zampi’s salary, and the Committee approved his annual and long-term incentive opportunities and granted a prorated promotional long-term incentive award.

Executive Vice President & Chief Operating Officer

In March of 2024, in light of decreasing performance and the need to re-establish strong operating controls and discipline across the Company’s network, including accelerating the implementation of precision scheduled railroading, Mr. Duncan’s employment was terminated without cause and Mr. Orr was hired as the Company’s Executive Vice President & Chief Operating Officer. As disclosed in a Form 8-K in connection with his hiring, after considering market data, advice from its independent compensation consultant, and other factors, the Committee recommended and the Board approved Mr. Orr’s salary and annual and long-term incentive opportunities and granted hiring long-term incentive and cash bonus awards.

The Company also entered into an agreement with Mr. Orr’s prior employer, Canadian Pacific Kansas City (CPKC) to secure Mr. Orr’s services and release him from existing non-competition covenants that could otherwise have precluded his service with the Company. This agreement included financial and commercial provisions, including a one-time payment of $25 million to CPKC. The Committee and the Board determined this payment and these provisions were in shareholders’ best interests given Mr. Orr’s unique and proven capabilities (specifically his four-decade career applying precision scheduled railroading principles to drive sustainable long-term value creation) that specifically addressed systemic issues impacting the Company’s operations which could not otherwise be as meaningfully or expeditiously addressed. As more specifically set forth under the “Productivity” and “Safe, Reliable, and Resilient Service” headings in the 2024 Financial and Strategic Performance Highlights section beginning on page 60, the Company significantly improved its operating and safety performance during 2024 as a direct result of Mr. Orr’s hiring and subsequent leadership, including multi-year network velocity highs, $292 million in cost savings, and industry-leading mainline accident rate avoidance, which serves as the foundation around which the Company has delivered and intends to continue delivering meaningful service performance improvements to customers and productivity improvements to shareholders. This significant turnaround in operating and service performance also contributed to the Company being able to enter into a multi-year Cooperation Agreement in November 2024 with Ancora Catalyst Institutional LP and its affiliates (Ancora), an activist that

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nominated seven directors to the Company’s Board at the 2024 Annual meeting, with Ancora’s leadership stating in connection with such agreement that

“In our view, it’s a new day at Norfolk Southern following Board refreshment, management enhancements, and new leadership’s efforts to establish a disciplined and operationally led network…. The Norfolk Southern of today is on the right track, and we look forward to continuing to support Mark and John’s go-forward actions to drive enhanced value for shareholders and all other stakeholders.”

As a result of the Cooperation Agreement and the underlying operational and financial performance delivered by Mr. George, Mr. Orr and the refreshed senior management team, the Company and its Board and senior management team can continue to devote their time and efforts to delivering enhanced performance and value for customers and shareholders.

Executive Vice President & Chief Information & Digital Officer

Finally, Mr. Bhatt joined the Company on August 1, 2024, as its Executive Vice President & Chief Information & Digital Officer. After considering market data, advice from its independent compensation consultant, and other factors, the Committee recommended and the Board approved Mr. Bhatt’s salary, and the Committee approved his annual and long-term incentive opportunities and granted hiring long-term incentive and cash bonus awards.

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2024 EXECUTIVE COMPENSATION AT A GLANCE

ENHANCED SHAREHOLDER OUTREACH AND RESPONSIVE ACTIONS TAKEN TO ADDRESS KEY CONCERNS FOLLOWING FAILED 2024 SAY-ON-PAY VOTE

The Company and the Committee were determined to meaningfully respond to last year’s disappointing Say-on-Pay vote. As a result, at its first meeting immediately following the failed Say on Pay vote, the Board refreshed Committee membership by appointing three out of four new Committee members, and Committee leadership by electing Richard Anderson as Committee Chair, given his significant executive compensation expertise having previously served as the CEO of three companies in the transportation industry and on the compensation committees of two publicly held companies. The refreshed Committee responded in turn by taking the following actions:

Significant Shareholder Engagement	We conducted 38 meetings with our top shareholders (representing over 49% of the Company's outstanding shares) following the 2024 Say-on-Pay vote. The independent Board Chair as well as the Chairs of the Human Capital Management and Compensation and the Governance and Nominating Committees led 18 engagements with shareholders representing over 44% of the Company's outstanding shares, including nine of our top 10 shareholders. These directors directly solicited specific feedback during each engagement on our executive compensation program and recent Say-on-Pay voting rationale, thereby enabling shareholders to address executive compensation concerns without management present.
Resulted in Specific Concerns Being Raised	The directors dedicated time during each engagement to solicit feedback from our shareholders, with the primary feedback being that executive pay outcomes, specifically under the annual cash incentive plan and PSUs, should align with shareholder's experience, particularly as it pertains to the financial impact of the East Palestine incident. Otherwise, our shareholders generally supported our executive compensation program design, but also gave us particular feedback to help sharpen our pay-for-performance focus and short and long-term plans.
Meaningful and Precise Responsive Actions Taken; Impact of East Palestine Included When Calculating 2024 Annual Incentive and PSU Awards; 17% and 16% Award Reductions, Respectively	In direct response to the feedback provided by shareholders, the Committee pivoted from prior-year practice and elected to include (rather than exclude) the impact of the East Palestine incident when calculating 2024 year-end annual incentive plan and PSU awards, resulting in 2024 year-end payouts that were reduced by 17% and 16%, respectively.

See “2024 Say-On-Pay Vote, Shareholder Outreach, and Engagement” on page 52 for further detail on our enhanced shareholder outreach efforts, specific feedback received, and all responsive actions taken by the Committee.

STRONG FINANCIAL, SERVICE, AND SAFETY PERFORMANCE DROVE 2024 ANNUAL INCENTIVE AWARDS; ULTIMATE AWARD REDUCED 17% BY INCLUDING THE IMPACT OF THE EAST INCIDENT

As set forth on pages three and 60, 2024 was a year of significant progress for the Company from a financial, service, safety, and governance perspective. This strong performance, particularly with respect to Operating Ratio, Operating Income, intermodal service, and our industry-leading mainline train accident rate, drove 2024 annual incentive plan payouts of 92.5% of the incentive opportunities for our eligible Named Executive Officers (NEOs). As noted above, the Committee pivoted to include the impact of the East Palestine incident when calculating this award to ensure alignment between executive pay outcomes and the outcomes experienced by our shareholders and other stakeholders during 2024. Please see page 70 for more detail on the performance driving these 2024 awards.

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2022-2024 PSUs BELOW-TARGET PAYOUT DRIVEN BY ROAIC AND TSR PERFORMANCE; ULTIMATE AWARD REDUCED 16% BY INCLUDING THE IMPACT OF THE EAST PALESTINE INCIDENT

Demonstrating alignment with the shareholder experience since 2022, the PSUs for the 2022-2024 performance cycle paid out at 37.5% of opportunity driven by below-target ROAIC performance in the last two fiscal years. This payout also reflects a 25% reduction due to our TSR performance relative to the S&P 500 Industrials Index companies over the performance period. As noted above, the Committee’s decision to include the impact of the East Palestine incident when calculating PSU outcomes for 2024 resulted in a 16% reduction in the overall award. See pages 74-76 for more detail on the performance underlying this award.

OUR EXECUTIVE COMPENSATION IS PREDOMINANTLY AT-RISK AND PERFORMANCE-BASED

In 2024, 92% of our current CEO target compensation and 82% of target compensation for our other current NEOs was provided in the form of at-risk or performance-based incentives with value tied to the achievement of preset, rigorous performance goals or our stock price performance.(1)

(1)	Mr. Shaw and Mr. Duncan were terminated from employment during 2024 and are excluded from these figures.

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INCENTIVE PROGRAM SUPPORTS OUR STRATEGY TARGETING SAFE SERVICE, PRODUCTIVITY, AND SMART GROWTH

Our short- and long-term incentive programs are tied to our balanced shareholder value creation strategy. We updated the annual incentive metrics in early 2024 to focus on key drivers of safe, smart and sustainable growth through the combination of operating ratio, operating income, and annual revenue financial goals, as well as two measures of reliable customer service (that we use internally to measure performance) and two separate safety metrics (that we publicly report to our regulators and are used across the industry to measure safety performance). The 2022-2024 PSU program is intended to motivate long-term productivity and growth through a three-year after-tax ROAIC performance metric, and incorporates an additional revenue growth modifier and relative TSR modifier to further incentivize sustainable growth relative to our Class I railway and broader industry peers. Our long-term incentives, including PSUs, stock options, and RSUs, are tied to our common stock value, incentivizing our executives to successfully execute this strategy.

Annual Incentives	Long-term Incentives

PRODUCTIVITY

Including operating ratio (30%) and operating income (25%) as our highest-weighted metrics, representing our continued focus on accretive margins and continuous productivity improvements.

SMART AND SUSTAINABLE GROWTH

Our relentless focus on smart and sustainable growth is supported by the inclusion of top-line annual revenue (15%) as our third financial metric.

SAFE, RELIABLE, AND RESILIENT SERVICE

Our merchandise on-time delivery (10%) and intermodal composite (10%) goals incentivize customer-centric service, and represent two primary metrics we use internally to measure our performance. Two safety metrics FRA injury rate (5%) and FRA reportable train accident rate (5%) support our focus on providing safe and reliable service and serve as publicly reported industry-wide standards to measure safety performance.

PRODUCTIVITY

Utilizing ROAIC as our primary long-term metric incentivizes long-term productivity and promotes efficient long-term capital utilization.

SMART AND SUSTAINABLE GROWTH

Relative TSR and relative revenue growth modifiers ensure our pay outcomes incentivize growth outperformance relative to our industry peers and require both long-term, top-line revenue growth and competitive shareholder return.

SAFE, RELIABLE, AND RESILIENT SERVICE

All three long-term performance measures incentivize safe, reliable and resilient service as reflected in our financial and relative TSR performance measures.

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2024 FINANCIAL AND STRATEGIC PERFORMANCE HIGHLIGHTS

Throughout 2024, our new senior management team has taken significant steps to become a more process-oriented and quality driven organization to drive meaningful long-term cost, operating, and service efficiencies, including the following significant improvements.

PRODUCTIVITY

∎  Removed $292 million in annual costs, exceeding our 2024 goal by $42 million.

∎  Improved our adjusted operating ratio* by 160 basis points on a year-over-year basis, exceeding our guidance and further narrowing the gap with our industry peers.

∎  Accelerated our entire network, improving our network train speed by more than 10% throughout the year, marking our highest network velocity in over four years.

∎  Enhanced operational efficiencies by reducing our terminal dwell by 11% and increased car miles per day by 7% on a year-over-year basis.

∎  Eliminated waste and reduced costs across the operational network, including a 20% reduction in overtime, a 20% reduction in recrew rate, a 4% reduction in scheduled crew starts, and a $160 million reduction in temporary service costs.

∎  Enhanced efficiency by reducing the number of assets used on our network, including reducing the number of cars online by over 8,000 and storing over 500 locomotives.

∎  Reduced our nonagreement workforce by 10% in the first half of 2024 to remove cost and inefficiencies from the organization.

SMART AND SUSTAINABLE GROWTH

∎  Advanced more than 140 projects during 2024 representing $4.3 billion in customer investment.

∎  Grew overall volumes 5% during 2024 on a year-over-year basis.

∎  Purchased the Cincinnati Southern Railway in March 2024 from the City of Cincinnati for $1.7 billion, following 18 months of negotiation, thereby securing long-term access to a key portion of our overall rail network.

∎  Continued to enhance our project pipeline, with an enhanced focus on growing freight business in the steel and metals production, renewable fuels, energy, and food processing and production sectors.

∎  Completed $1 billion in comprehensive infrastructure improvement projects throughout the Company’s 22-state network.

∎  Pruned our real estate portfolio and improved our balance sheet by completing significant line sales.

SAFE, RELIABLE, AND RESILIENT SERVICE

∎  Reduced our FRA-reportable mainline train accident rate by more than 40% during 2024 to an industry-leading level.

∎  Continued to meaningfully invest in safety technologies, including doubling our number of autonomous track inspection locomotives, installing five new digital train inspection portals, and adding more than 130 new hot bearing detector systems across our network.

∎  Became the first Class I railroad to join the FRA’s confidential close call reporting program which is intended to encourage employees to identify potential near miss safety incidents.

∎  Launched an ongoing series of safety leadership training events to equip operational leaders across the Company with the skills and expertise to strengthen our safety culture.

∎  Trained more than 5,600 first responders during 2024 through our Operation Awareness & Response/TransCAER program.

∎  Joined the Safety Signal Collaboration program aimed at enhancing signal safety for employees and the communities we serve.

∎  Implemented substantially all corrective actions directed to the Company by the NTSB following its final report on the East Palestine incident.

∎  Demonstrated enhanced resiliency in the face of significant network challenges, including working with customers to reroute traffic to Norfolk and ensure supply chain continuity following the Baltimore bridge outage, and removing over 15,000 fallen trees to restore traffic on all of our core routes within 72 hours following Hurricane Helene.

*	Please see “Reconciliation of Non-GAAP Financial Measures” on our website under Events & Presentations – Fourth Quarter 2024 Earnings Conference Call for a reconciliation to 2024 GAAP operating ratio.

60 2025 Proxy Statement	Norfolk Southern Corporation

Executive Compensation

2024 COMPENSATION PROGRAM

COMPENSATION PROGRAM OVERVIEW

We believe that the compensation opportunities of our Executive Officers should be predominantly at-risk, tied to the Company’s long-term performance and shareholder value creation. Approximately 92% and 82% of target compensation for our current CEO and other current NEOs, respectively, is variable and provided in the form of cash incentives and equity-based compensation that deliver rewards based on the achievement of rigorous performance targets or our stock price performance. Because the CEO’s job carries the highest level of responsibility and has the greatest ability to drive shareholder value, his total compensation has historically contained a higher performance-based component than that of the other NEOs.

Our executive compensation program is designed to attract, retain, and motivate talent that has the leadership abilities and experience necessary to achieve the Company’s short-term and long-term business strategies, create profitable growth, and drive sustainable, long-term shareholder value. Our program is primarily designed to:

Align executive compensation with overall business strategy	Provide incentives to drive shareholder value	Attract and retain highly qualified executives

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Executive Compensation

The objectives of each 2024 compensation element are as follows:

COMPENSATION ELEMENT	PURPOSE	CEO WEIGHTING	AVERAGE NEO WEIGHTING	KEY FEATURES

Base Salary	Attract and retain executive talent through a fixed level of competitive base pay			∎ Generally set to approximate the median of the peer group, but may be adjusted based on an executive’s performance, expertise, tenure, and scope of responsibilities relative to market benchmarks

Annual Incentive (see pages 68 – 71 for more information)	Incentivize and reward annual performance on key financial, service, and safety metrics of company success			∎ Payouts between 0–150% of incentive opportunity based on performance against seven key measures of financial, customer, and safety performance

Long-Term Incentives (see pages 71 – 77 for more information)	Reward long- term performance, align incentives with shareholder value, and retain key executives

∎  Awards composed of three vehicles – PSUs, RSUs, and stock options – to provide exposure to different aspects of shareholder value creation

∎  PSUs pay out between 0–250% of target based on performance on long-term return on capital, relative revenue growth, and relative shareholder returns

∎  PSUs vest after a three-year performance period

∎  RSUs and stock options vest ratably over four years

62 2025 Proxy Statement	Norfolk Southern Corporation

Executive Compensation

COMPENSATION GOVERNANCE

The Committee establishes, reviews, and approves the Company’s overall compensation strategy, working with its independent compensation consultants as described below. Following the 2024 Annual Meeting, and to assist the new Committee Chair and the refreshed Committee in evaluating the Company’s executive compensation program from a fresh perspective, the Committee conducted a process to engage a new compensation consultant, with six firms participating. Following a comprehensive process to gauge each consultant’s expertise with respect to (among other items) consulting experience, including in the railroad industry and other comparable industries and in advising committees in responding to a failed Say-on-Pay vote, resources, technical support, and independence, three finalists were selected with all Committee members interviewing the finalists and voting on the new compensation consultant. Given their significant practical experience supporting executive compensation committees, including those in the railroad space as well as those responding to challenging Say-on-Pay vote results, and other qualifications, including in the areas outlined above, the Committee unanimously selected FW Cook as its new independent compensation consultant in July 2024.

Human Capital Management and Compensation Committee

∎  Reviews our overall compensation strategy and executive compensation programs and levels.

∎  Makes decisions on the compensation paid to our executive officers, including newly promoted or newly hired executive officers, considering, among other factors, market data, experience, scope of role, and executive performance.

∎  Works closely with its independent compensation consultant throughout the year to develop the executive compensation program and to align pay with business strategy and market practice among peers.

∎  Acts independently of management to retain advisors to assist in decision making, as appropriate.

∎  Annually reviews the performance of the President & CEO and other NEOs.

∎  Considers both its own and the President & CEO’s assessment of NEO performance.

∎  Leads the Company’s efforts responding to Say-on-Pay voting outcomes, including direct engagements led by the Chair of the Committee to receive direct feedback.

Independent Compensation Consultant:

Advisory Actions in 2024

∎  Assisted in evaluating 2024 Say-on-pay voting results and articulating processes to meaningfully address such results.

∎  Conducted a comprehensive benchmarking analysis for the Committee, providing feedback on how Company policies and practices aligned with its industry peers, including recommending targeted responsive steps to correct any issues on a near and long-term basis.

∎  Assisted in reviewing and analyzing shareholder feedback received from the Company’s offseason engagement efforts that related to the executive compensation program.

∎  Advised on the compensation packages provided to our new President & CEO, and other newly promoted or hired NEOs and officers.

∎  Conducted market pay assessments of our compensation levels relative to both the competitive market and our compensation philosophy, including identifying and reviewing available market benchmark positions and pay data.

∎  Advised on updates to the annual incentive program and PSU awards to more closely align with market practice and motivate achievement of the company’s strategic goals.

∎  Advised on updates to the Company’s executive share ownership guidelines and share retention requirements.

∎  Reviewed and advised the committee on emerging regulations, trends, and issues in executive compensation.

Aside from advising the Governance and Nominating Committee on its recommendations regarding outside director compensation for 2025, neither our current consultant FW Cook nor our prior consultant Pay Governance LLC provides services to Norfolk Southern other than those provided at the request of the Committee. At the Committee’s request, the consultant attends Committee meetings and provides recommendations regarding individual pay and executive compensation program design.

The Committee considered the independence of our current consultant FW Cook, as well as our prior consultant Pay Governance LLC, under applicable SEC rules and the listing standards of the SEC and, following review of a report provided by each of FW Cook and Pay Governance LLC regarding the independence factors under such rules, determined that the engagement of neither FW Cook nor Pay Governance LLC raises any conflicts of interest.

Coordination with Board and Other Committees

∎  Works with the Board to make key compensation decisions, including on executive officer salaries.

∎  Coordinates with the Safety Committee to design compensation program metrics relating to safety.

∎  Evaluates with the Audit Committee the impact of financial results on the executive compensation program.

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Executive Compensation

Committee Consideration of Management Recommendations

∎  Management does not make recommendations on the compensation of the President & CEO.

∎  The independent compensation consultant makes recommendations to the Committee regarding the compensation for the President & CEO, and the President & CEO is not present when the Committee makes decisions on his compensation.

∎  The President & CEO makes recommendations to the Committee regarding adjustments to compensation for the other NEOs. Such adjustments are based on each individual’s performance, level of responsibility, and internal pay equity, in addition to the market compensation data for peer group companies provided by FW Cook.

∎  The President & CEO also provides recommendations to the Committee on adjustments to compensation to address hiring or retention needs, performance goals, market pay equity, overall corporate performance, and general economic conditions.

∎  The Committee considers these recommendations along with other factors and makes its decisions independently.

PEER GROUPS

The Committee monitors the continuing appropriateness of the peer group companies used in evaluating various components of executive compensation. The Committee continues to believe that it is important to focus on a peer group of the other North American Class I railroads or their holding companies (“Class I Railroads Peer Group”) because we are in direct competition with those companies for key executive talent. The Committee also recognizes the market we compete in for many executive positions extends to other industrial companies of comparable size to Norfolk Southern, and also references pay levels at comparable industrial companies (the “Industrials Peer Group”). At the time that the Committee reviewed market compensation levels for this peer group, Norfolk Southern ranked at the 30th percentile of this group in annual revenue, at the 45th percentile in market capitalization, and at the 90th percentile in total assets.

In November 2023, the Committee reviewed compensation data provided by its independent compensation consultant for the Industrials Peer Group, as well as for the Class I Railroads Peer Group as part of its annual review of benchmark compensation data, and in preparation for its decisions on officer compensation made in January 2024. The chart below reflects the 2024 peer groups.

PEER GROUP	DESCRIPTION		YEAR-OVER-YEAR CHANGES FROM 2023 TO 2024
Industrials Peer Group (20 companies)	Companies in the industrials sector of a comparable size and complexity to Norfolk Southern, used to provide robust market data on executive pay levels and design.		No change

Burlington Northern Santa Fe, LLC

Canadian Pacific Kansas City Limited

CSX Corporation

Eaton Corporation plc

Illinois Tool Works Inc.

L3Harris Technologies, Inc.

Parker-Hannifin Corporation

Textron Inc.

Waste Management, Inc.

XPO, Inc

Canadian National Railway Company

Carrier Global Corporation

Dover Corporation

Fortive Corporation

Johnson Controls International plc

Otis Worldwide Corporation

Republic Services, Inc.

Trane Technologies, plc

Westinghouse Air Brake

 Technologies Corporation

Xylem Inc.

Class I Railroads Peer Group (Five companies)

The other Class I North American railroads against which we directly compete for talent; compensation practices are selectively considered as inputs to our own programs, and we measure our growth rate relative to this group to potentially modify PSU payouts.

No change
	Burlington Northern Santa Fe, LLC Canadian Pacific Kansas City Limited Union Pacific Corporation	Canadian National Railway Company CSX Corporation

64 2025 Proxy Statement	Norfolk Southern Corporation

Executive Compensation

FACTORS CONSIDERED WHEN SETTING COMPENSATION

In setting compensation for the NEOs, the Committee considers the following factors and then makes its own judgments about the appropriate levels and mix of compensation:

∎

each officer’s performance, experience, qualifications, and responsibilities, and, for newly hired officers, competitive pay, including pay appropriate to encourage acceptance of our offer of employment;

∎	current and historical salary levels, targeted annual incentive opportunities, and long-term incentive awards;

∎	expected corporate performance and general economic conditions;

∎	potential dilutive effect of stock-based awards;

∎	allocation of compensation elements in support of strategic objectives;

∎	general industry compensation survey data;

∎

comparative market data, provided by the independent compensation consultant, as a guideline. In 2024, the Committee considered total direct compensation (salary plus target annual incentive plus the expected value of long-term incentive awards) relative to the 50th percentile for the CEO and the other NEOs as compared to the peer groups;

∎	results of shareholder advisory vote on executive compensation; and

∎	the advice of its independent compensation consultant.

The Committee does not consider amounts realized from prior performance-based or stock-based compensation awards when setting the current year’s target total direct compensation, regardless of whether such realized amounts may have resulted in a higher or lower payout than targeted in prior years. Since the nature and purpose of performance-based and stock-based compensation is to tie executives’ compensation to future performance, the Committee believes that considering amounts realized from prior compensation awards in making current compensation decisions is inconsistent with this purpose.

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Executive Compensation

LEADING COMPENSATION GOVERNANCE PRACTICES

Embedded in our overall executive compensation program are features that reflect leading governance principles and demonstrate our commitment to best practices in executive compensation:

PAY-FOR-PERFORMANCE COMPENSATION PROGRAM	Predominantly at-risk and performance-based, with majority of incentives in the form of long-term incentives that foster alignment with shareholder interests
ACCOUNTABLE TO SHAREHOLDERS	Annual Say-on-Pay vote and robust ongoing shareholder engagement to drive specific, responsive actions
ALIGNED WITH SHAREHOLDER EXPERIENCE	No stock option repricing, reloads, cash buyouts, or exchanges without shareholder approval, as prohibited by our equity incentive plan
COMPREHENSIVE CLAWBACK POLICIES	Covers financial restatements and supplemental policy covers misconduct and reputational harm and applies to both time- and performance-based incentives
FORMULAIC INCENTIVE PLAN DESIGN	Supported by transparent disclosure of performance thresholds, target, and maximum levels, and achieved results for the annual and long-term incentives
PROHIBIT HEDGING AND PLEDGING	No hedging of Norfolk Southern securities by our Executive Officers or directors; and no pledging by our Executive Officers
STOCK OWNERSHIP GUIDELINES FOR EXECUTIVE OFFICERS AND DIRECTORS	Stock ownership guidelines of 6x salary for CEO, 3x salary for EVPs, and 5x annual fee for directors
SHARE RETENTION REQUIREMENTS	Requires 100% of net shares received through the compensation program to be retained by our directors and officers until the applicable ownership requirement noted above has been met
AT-WILL EMPLOYMENT	No individual employment agreements or individual supplemental retirement plans
DOUBLE-TRIGGER CHANGE- IN-CONTROL PAYMENTS	No single-trigger change-in-control benefits
NO GROSS-UPS	No excise tax gross-ups on change-in-control benefits
INDEPENDENT COMPENSATION CONSULTANT

The Committee directly retains an independent compensation consultant that performs no services for the Company other than those for the Committee or, solely with respect to 2025 outside director compensation recommendations, the Governance and Nominating Committee

LIMITED PERQUISITES	We do not provide significant perquisites for Executive Officers or directors

66 2025 Proxy Statement	Norfolk Southern Corporation

Executive Compensation

2024 COMPENSATION DECISIONS AND OUTCOMES

The objective of the compensation program is to align executive compensation with the objectives of our strategy, attract and retain highly qualified executives, and provide incentives that drive shareholder value. The program provides a significant portion of compensation in the form of equity and directly links executive compensation to our strategic goals and financial performance, so that a substantial portion of targeted executive compensation aligns with shareholder interests.

In setting compensation for 2024, the Committee, among other things:

∎

Established compensation for its newly appointed President & Chief Executive Officer, Mr. George, and Executive Vice President & Chief Financial Officer, Mr. Zampi, including recommending their salaries to the Board, and approving their annual incentive opportunities and LTIP grants;

∎

Established compensation for two executive officers (Mr. Orr and Mr. Bhatt) who were brought into the Company as external hires, including recommending their salaries to the Board, and setting their annual incentive opportunities, LTIP grants, and hiring inducement awards;

∎	Set compensation for our continuing NEOs; and

∎	Reviewed and established the terms of our 2024 annual incentive and long-term incentive award programs.

The Committee firmly believes that the 2024 Say-on-Pay vote is not representative of the intended approach and overall quality of the Company’s executive compensation program. As a result of such vote, the Committee took several actions to meaningfully address issues identified based on robust engagement with our shareholders. These responsive actions included:

∎

Electing a new Committee Chair in Richard Anderson who has significant experience administering executive compensation programs in the transportation sector given his prior tenure as the CEO at Delta Airlines, Amtrak, and Northwest Airlines, and his significant service on the compensation committees of other publicly and privately held companies;

∎	Appointing three (out of four) new members, including one nominated by a shareholder activist, to meaningfully review Norfolk Southern’s executive compensation program from a fresh perspective;

∎

Conducting a targeted and thorough shareholder engagement campaign led by the Board, Committee, and Governance and Nominating Committee Chairs, ultimately conducting 38 engagements with shareholders representing over 49% of our outstanding shares to specifically review and discuss, among other items, feedback on Norfolk Southern’s executive compensation program and the drivers of the most recent Say-on-Pay voting results;

∎

Holding eight meetings of the Committee in the second half of 2024 and January 2025 (including four regular and four special meetings) to review and discuss these matters and consider changes in response to direct shareholder feedback and the refreshed benchmarking analysis;

∎

Conducting a baseline review of all Norfolk Southern executive compensation policies and practices to ensure all Committee members were up to speed on the structure and rationale behind the existing program;

∎	Conducting a detailed selection process to retain a new independent compensation consultant to advise the refreshed Committee in reviewing the overall compensation program and practices;

∎

Conducting a refreshed benchmarking comparison exercise to see how Norfolk Southern’s executive compensation program compares to its Class I Railroad and broader industry peers, including with respect to overall program structure, and incentive metrics and weightings used, with particular emphasis placed on PSUs given their importance during the most recent Say-on-Pay voting result; and

∎	Reviewing and updating its Charter and annual Committee calendar to align with best governance practices and add regular meeting dates to address Committee demands.

Norfolk Southern Corporation	2025 Proxy Statement 67

Executive Compensation

Base Salaries

The Board establishes competitive base salaries for our executive officers to attract and retain key executive talent. The Committee reviews the NEOs’ base salaries annually and periodically makes recommendations to our Board of Directors to adjust salaries based on market data, individual performance, experience, changes in position or responsibilities, or for other circumstances.

After the Committee’s annual salary review in January 2024, the Committee recommended and the Board approved an increase in Mr. George’s salary as Executive Vice President & Chief Financial Officer to $750,000 (an 11.1% increase) to more appropriately position him based on comparisons of total direct compensation for chief financial officers among the peer group companies. The Committee did not recommend any other salary adjustments for the NEOs at that time.

In September 2024, in connection with his promotion to President & Chief Executive Officer, the Committee recommended and the Board approved an increase in Mr. George’s base salary to $1,000,000 to reflect his increased role.

In September 2024, in connection with his promotion to Executive Vice President, Chief Financial Officer & Treasurer, the Committee recommended and the Board established Mr. Zampi’s base salary at $600,000, which was based on a review for chief financial officers at our peer companies, reflected his increased role, and aligned with the base salaries of certain of our other Executive Vice Presidents.

The 2024 base salaries for the NEOs other than Mr. George and Mr. Zampi, and the changes from their prior salaries (as applicable) are as follows:

EXECUTIVE OFFICER	2023 SALARY ($)	2024 SALARY ($)	YEAR-OVER-YEAR CHANGE (%)

John F. Orr(1)	N/A	750,000	N/A

Anil Bhatt(2)	N/A	650,000	N/A

Claude E. Elkins	600,000	600,000	0

Alan H. Shaw(3)	1,100,000	1,100,000	0

Paul B. Duncan(4)	625,000	625,000	0

(1)	Mr. Orr was appointed as Executive Vice President & Chief Operating Officer in March 2024.

(2)	Mr. Bhatt was appointed as Executive Vice President & Chief Information & Digital Officer in August 2024.

(3)	Mr. Shaw was terminated for Cause on September 11, 2024.

(4)	Mr. Duncan was involuntarily separated from the Company on March 31, 2024.

2024 ANNUAL INCENTIVES

NEW IN 2024

∎  Recalibrated the annual incentive program design to support our balanced strategy following meaningful shareholder feedback and advice from its independent compensation consultant

∎  Reintroduced the operating ratio metric with a weighting of 30% to reinforce management’s focus on margin improvement as compared to the Company’s Class I railroad peers; reweighted the operating income and annual revenue metrics from 40% to 25% and from 30% to 15%, respectively, to continue to reinforce productivity improvements and revenue growth while allowing room for reintroduction of this previously used metric

∎  Retained two measures of reliable customer service and two publicly reported safety measures that are widely used in the industry to measure performance

68 2025 Proxy Statement	Norfolk Southern Corporation

Executive Compensation

2024 ANNUAL INCENTIVE PAYOUT

Following the 2024 Say-on-Pay vote, the Committee elected, after significant engagement to gather shareholder input, to pivot from prior-year practice and include the impact of the East Palestine incident when calculating the 2024 annual incentive awards for the NEOs, with such decision resulting in a 17% reduction in the payout received, which ultimately was calculated at 92.5% of the compensation opportunity.

Each of our NEOs participates in our annual Executive Management Incentive Plan (the “EMIP”), which is designed to compensate executives based on achievement of annual corporate performance goals.

For 2024, the Committee established the following annual incentive opportunities for the NEOs:

NAMED EXECUTIVE OFFICER	ANNUAL INCENTIVE OPPORTUNITY (% OF SALARY)	TARGET PERFORMANCE LEVEL		ANNUAL INCENTIVE AT TARGET PERFORMANCE (% OF SALARY)	ANNUAL INCENTIVE AT TARGET PERFORMANCE LEVEL ($)	RANGE OF POTENTIAL PAYOUTS ($)

Mark R. George(1)	180%	X 67%	=	121%	994,008	0–2,225,391

Jason A. Zampi(2)	122%	X 67%	=	82%	341,465	0–764,475

John F. Orr(3)	150%	X 67%	=	101%	753,750	0–1,687,500

Anil Bhatt(4)	150%	X 67%	=	101%	242,494	0–542,898

Claude E. Elkins	135%	X 67%	=	90%	542,700	0–1,215,000

Alan H. Shaw(5)	225%	X 67%	=	151%	1,658,250	0–3,712,500

Paul B. Duncan(6)	135%	X 67%	=	90%	565,313	0–1,265,625

(1)

Mr. George was elected as President & CEO on September 11, 2024. The amounts above reflect his combined salary and his annual incentive opportunities as Executive Vice President & CFO (150%) and as President & CEO (225%).

(2)

Mr. Zampi was elected as Executive Vice President & Chief Financial Officer in September 2024 and as Senior Vice President, Finance & Treasurer in August 2024. The amounts above reflect his combined salary and his annual incentive opportunities as Vice President (100%), Senior Vice President, Finance & Treasurer (120%), and Executive Vice President & CFO (150%).

(3)	Mr. Orr was elected as Executive Vice President & Chief Operating Officer on March 20, 2024.

(4)	Mr. Bhatt was elected as Executive Vice President & Chief Information & Digital Officer on August 19, 2024.

(5)	Mr. Shaw was terminated effective September 11, 2024, for Cause, with no annual incentive paid in connection with such termination.

(6)

Mr. Duncan was terminated without cause on March 31, 2024. The amounts above reflect the potential awards established for Mr. Duncan at the start of 2024. Please see the Potential Payments Upon Termination or Change in Control table beginning on page 93 for a description of the amounts Mr. Duncan was awarded in connection with his termination.

As noted above, in response to significant shareholder feedback, and to further emphasize margin improvement as compared to our Class I railroad peers, the Committee reintroduced the operating ratio metric into the 2024 EMIP, while continuing to use the same metrics as used in the immediately preceding year to emphasize a balanced approach of safely delivering reliable service, driving continuous productivity improvement, and propelling smart and sustainable growth. More specifically, the annual incentive plan supports safe operations through performance goals for FRA injury rate and FRA train accident rate; customer service through goals for merchandise on-time delivery and an intermodal composite measure; productivity through operating ratio and operating income goals; and smart, sustainable growth through the combination of revenue and operating income goals.

Norfolk Southern Corporation	2025 Proxy Statement 69

Executive Compensation

2024 Annual Incentive Outcomes

After the end of the year, the Committee determines the extent to which the performance goals were met. The performance-based annual incentive paid to each officer is then calculated by multiplying the officer’s salary paid in the prior year by that officer’s annual incentive opportunity and percentage achievement of the corporate performance goals. The Committee may reduce the annual incentive paid to any executive based on individual performance. For 2024, the Committee did not make any adjustments to the annual incentive payout based on individual performance.

For 2024, the performance under the annual incentive plan achieved was 92.5% of target, resulting from performance above the maximum level for the operating ratio and intermodal service metrics, performance between target and maximum for the operating income and reportable train accident metrics, performance between threshold and target for the merchandise delivery metric, and below-threshold performance for the annual revenue and reportable injury rate metrics. The corporate performance metrics, performance levels for each metric (threshold, target, and maximum performance levels) and results for the 2024 annual incentive are detailed below:

			GOALS AND ACHIEVEMENT(1)
TYPE OF METRIC	DESCRIPTION	MEASURE	THRESHOLD (30%)	TARGET (67%)	MAXIMUM (150%)	ACHIEVEMENT LEVEL (% OF TARGET)
FINANCIAL 70%	Our continued focus on productivity is reflected in the emphasis on operating ratio and operating income, and our inclusion of revenue reflects our balanced approach to safe service, productivity, and growth	Operating Ratio 30%				150.0%
		Operating Income 25%				74.4%
		Annual Revenue 15%				0.0%
CUSTOMER SERVICE 20%	These metrics were selected to incentivize execution of our customer-centric, operations-driven approach to improving service levels as a platform for growth	Merchandise On-Time Delivery 10%				64.1%
		Intermodal Composite 10%				150.0%
SAFETY 10%	The selected safety performance measures are key indicators of success related to our employees and the communities in which we operate	FRA Reportable Injury Rate 5%				0.0%
		FRA Reportable Train Accident Rate 5%				149.0%
Annual Incentive Payout Level						92.5%

(1)

Based on shareholder feedback to align with the interests of our shareholders, the Committee included the impact of the East Palestine incident when calculating awards under our 2024 annual incentive program. The cumulative impact of the Committee’s decisions were payouts that were 17% less than had such impact been excluded. Please see “Non GAAP Financial Measures” for a reconciliation of GAAP Operating Ratio and Operating Income to the totals used above for calculation of the 2024 annual incentive awards.

70 2025 Proxy Statement	Norfolk Southern Corporation

Executive Compensation

Annual incentive award targets and payout ranges for 2024, as well as the actual annual incentive award payouts for each of the NEOs for 2024 (following the Committee’s affirmative decision to pivot from prior practice and include the impact of the East Palestine incident as part of these calculations), are:

NAMED EXECUTIVE OFFICER	ANNUAL INCENTIVE OPPORTUNITY(1) ($)	CORPORATE PERFORMANCE FACTOR (%)		PAYOUT EARNED ($)

Mark R. George	1,483,594	X 92.5	=	1,372,325

Jason A. Zampi	560,217	X 92.5	=	518,201

John F. Orr	1,125,000	X 92.5	=	1,040,625

Anil Bhatt	361,932	X 92.5	=	334,787

Claude E. Elkins	810,000	X 92.5	=	749,250

Alan H. Shaw(2)	N/A

Paul B. Duncan(3)	N/A

(1)	Targets prorated for mid-year promotions and new hires, as applicable.

(2)	Mr. Shaw was ineligible for an annual incentive payout as a result of his termination of employment for Cause on September 11, 2024.

(3)	Mr. Duncan was ineligible for an annual incentive payout as a result of his involuntary termination of employment on March 31, 2024.

LONG-TERM INCENTIVE AWARDS

We believe the most effective means to achieve long-term corporate performance is to align the interests of our NEOs with those of our shareholders. Our 2022-2024 PSU awards motivate long-term productivity and growth through goals for three-year ROAIC, and growth through a relative revenue growth award modifier. All of our long-term incentives, including PSUs, stock options, and RSUs are tied to our common stock value, and this, along with the relative total shareholder return PSU award modifier, incentivizes executives to increase long-term shareholder value by successfully executing our strategy.

In determining the appropriate allocation, the Committee considers the portion of total direct compensation to be awarded as long-term compensation and how the long-term portion should be allocated among PSUs, RSUs, and stock options. This allocation is based on our compensation objectives, general market practices, compensation trends, governance practices, and business strategy.

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Executive Compensation

EQUITY VEHICLE	PURPOSE	CEO WEIGHTING	OTHER NEO WEIGHTING	KEY FEATURES AND METRICS
PSUs	Incentivize outperformance on key metrics of long-term value creation

∎  Payout is based on three-year ROAIC, with relative revenue growth and TSR serving as modifiers

∎  Payouts range between 0-250% of target

∎  Any earned awards vest following the three-year performance period

RSUs	Provide a strong retentive value and directly align executives’ rewards with shareholder value			∎ RSU grants vest ratably over four years, providing robust retentive value
Stock Options	Directly incentivize the creation of long-term shareholder value

∎  Awards have value only if company stock price increases from the grant date

∎  Options vest and become exercisable ratably over four years to support retention

∎  Awards expire ten years after the grant date

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Executive Compensation

In 2024, the Committee approved the following equity awards for the NEOs, consistent with the long-term program structure outlined above, except as noted below:

	2024 TARGET LONG-TERM INCENTIVE VALUE ($)

EXECUTIVE OFFICER	PSUs	RSUs	OPTIONS	TOTAL

Mark R. George	$1,350,000	$2,675,000(1)	$2,675,000(1)	$6,700,000(1)

Jason A. Zampi	$409,100(2)	$391,550(2)	$153,550(2)	$954,200(2)

John F. Orr	$1,350,000	$6,675,000(3)	$675,000	$8,700,000(3)

Anil Bhatt	$450,000	$2,725,000(4)	$225,000	$3,400,000(4)

Claude E. Elkins	$1,000,000	$500,000	$500,000	$2,000,000

Alan H. Shaw	$6,000,000	$1,500,000	$2,500,000	$10,000,000(5)

Paul B. Duncan	$1,200,000	$600,000	$600,000	$2,400,000(6)

(1)	Includes promotional RSU and option grants each with a target long-term incentive value of $2 million, both of which vest ratably over three years.

(2)

Includes promotional RSU and option grants, each with a target long-term incentive value of $153,550 that vest ratably over four years, as well as promotional PSU grants with a target long-term incentive value of $307,100.

(3)	Includes an RSU grant with a target long-term value of $6 million that vests ratably over three years that was granted as consideration to secure Mr. Orr’s services.

(4)

Includes an RSU grant with a target long-term value of $2.5 million that vests ratably over three years that was granted to replace the value of awards forfeited at his prior employer and as consideration to secure Mr. Bhatt’s services.

(5)	Mr. Shaw was terminated for Cause on September 11, 2024, at which time all of his unvested equity awards were cancelled.

(6)	Mr. Duncan was terminated on March 31, 2024, and received severance payments under the Company’s Executive Severance Plan as the result of such Involuntary Termination.

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Executive Compensation

PERFORMANCE SHARE UNITS

We use PSUs to reward the achievement of performance goals over a three-year performance period. Upon expiration of such three-year performance period, PSUs are settled in shares of Norfolk Southern common stock after the Committee certifies the extent to which the performance goals were attained.

2022-2024 PSU AWARDS

Target # of PSU Units	x	ROAIC Performance Level	x	Relative Revenue Growth Modifier	x	Relative TSR Modifier	=	# PSU Units Earned

In January 2022, the Committee established performance goals based on three-year after-tax return on ROAIC, with revenue growth and TSR serving as modifiers.

The Committee believes ROAIC is an important performance indicator to shareholders for a capital-intensive company such as Norfolk Southern. Further, the use of the ROAIC measure, with the revenue growth and TSR modifiers, promotes the enhancement of shareholder value and efficient utilization of corporate assets.

Using relative revenue growth as a modifier motivates and rewards executives for propelling smart and sustainable growth over the long term relative to our Class I railroad peers, and using TSR as a modifier ensures that the final payout is reflective of our performance relative to our Industrials Peer Group, while placing primary focus on making profitable use of our assets.

For the 2022-2024 awards, if a threshold or higher payout is met for the ROAIC measure, then the payout may be modified based on our revenue growth relative to other North American Class I railroads and our TSR as compared with that of the other companies in the S&P 500 Industrials Index reflecting the return over the entire three-year period, as follows:

METRIC	PURPOSE	MEASUREMENT
ROAIC 100%	Place primary long-term focus on productivity and effective capital allocation strategy	The metric is our average three-year after-tax ROAIC
Relative Revenue Growth +0 - 50% (subject to 200% cap)	Motivate and reward executives for propelling smart and sustainable growth over the long term relative to our Class I Railroads Peer Group

Our three-year revenue growth is compared to that of other North American Class I railroads; top performance (meaning having the highest or second-highest revenue growth over such period) results in a positive award modifier, subject to the overall payout cap of 200% of target

NSC 3-Year Revenue Growth PSU Multiplier
		Third or lower (No Change)	Second highest 1.25	Highest 1.50
Relative TSR +/- 25%	Ensure that the final payout is reflective of our shareholder returns relative to our Industrials Peer Group

Our three-year TSR is compared to that of the companies in the S&P 500 Industrials Index; performance can result in a positive or negative modifier. The multiplier is interpolated for performance between the percentiles shown below:

NSC Three-Year TSR Percentile Rank PSU Multiplier
		≤25th 0.75	50th (No Change)	≥75th 1.25

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The Committee believes that long-term targets for ROAIC represent proprietary information that would give substantial insight into the Company’s confidential, forward-looking strategies if they were disclosed, and could therefore place the Company and our shareholders at a competitive disadvantage. The Committee believes that it has set rigorous and challenging, but achievable performance targets aligned with the Company’s goals and strategic priorities. To allow shareholders to assess the link between corporate performance and compensation, consistent with our prior practice, the Committee is committed to disclosing in this Compensation Discussion and Analysis the achievements for our PSUs at the end of each performance period.

2022-2024 PSU EARNOUT CALCULATIONS

For the 2022-2024 performance cycle, the performance criterion was based on ROAIC as shown in the table below:

THREE-YEAR AVERAGE ROAIC 2022-2024	PSUS EARNED

≥ 14.3%	200%

14.2%	175%

14.1%	150%

14.0%	125%

13.9%	100% Target Performance

13.6%	90%

13.1%	75%

12.3%	50%

11.6%	30%

<11.6%	0%

Additionally, for the 2022-2024 performance cycle, the Company’s TSR relative to the S&P 500 Industrials Index was used as a modifier, as shown in the table below.

MODIFIER FOR 2022 – 2024 PSUS

PERCENTILE RANK OF NS THREE-YEAR TSR VS. S&P 500 INDUSTRIALS INDEX	PSU MODIFIER

≥75th	1.25x

50th	No Change

≤25th	0.75x

Our three-year percentile rank versus the S&P 500 Industrials Index was below the 25th percentile. As a result, the initial earnout was reduced by multiplying the achieved performance level by the 0.75x PSU modifier.

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As discussed above, after receiving specific feedback from our shareholders following 38 offseason engagement meetings after our 2024 Annual Meeting, as well as advice from its newly engaged independent compensation consultant, and following significant further deliberation and discussion, the Committee determined to pivot from prior-year practice and include the financial impact of the East Palestine incident when calculating ROAIC performance for 2024 under the PSUs. Taking into account the impact of the East Palestine incident, the calculated three-year average ROAIC achievement for the 2022-2024 PSUs performance cycle was 12.3%, resulting in a 16% reduction in payout to 50% of target, which was further reduced by applying a PSU modifier of 0.75 based on the relative TSR performance results as described above, resulting in the final payout of 37.5% of target for the 2022-2024 performance cycle, as shown in the table below.

INCLUDING EAST PALESTINE ADJUSTMENTS
Average 2022-2024 ROAIC	12.3%
Payout for 2022-2024 ROAIC	50.0%
TSR Modifier	0.75x
Final 2022-2024 PSU Award Payout	37.5%

Based on the final earnout of 37.5% for the 2022-2024 PSUs, the NEOs received the following number of shares of stock of Norfolk Southern Corporation in early 2025, with the earned award reduced upon distribution as required for tax withholding:

NAMED EXECUTIVE OFFICER	PSU AWARD GRANTED (#)	PSU EARNED AWARD (#)
Mark R. George	4,370	1,639
Jason A. Zampi	370	139
John F. Orr(1)	–	–
Anil Bhatt(1)	–	–
Claude E. Elkins	2,900	1,088
Alan H. Shaw	13,220	–(2)
Paul B. Duncan	590	166(3)

(1)	Neither Mr. Orr nor Mr. Bhatt were employed by the Company at the time these awards were made.

(2)	Mr. Shaw was terminated for cause on September 11, 2024, on which date all of his unvested equity awards were forfeited and cancelled, including the 2022-2024 PSUs.

(3)

Mr. Duncan was terminated without cause on March 31, 2024. As a result, his 2022-2024 PSUs were paid out at their accrued value as of his involuntary termination date pro-rata based on the portion of the performance period served, as provided by the Executive Severance Plan.

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RESTRICTED STOCK UNITS

The use of time-based RSUs serves as a retention tool for valued members of management. For 2024, with the exception of promotion and new-hire RSU grants made to Mr. George, Mr. Orr, and Mr. Bhatt respectively, which vest ratably over three years, the Committee granted RSUs that vest ratably over four years beginning on the first anniversary of the date of grant, which include dividend equivalent payments on the unvested units, and which settle in shares of Norfolk Southern common stock.

STOCK OPTIONS

We believe that use of stock options provides us with the ability to retain key employees and incentivize an increase in shareholder value, as the value of the options is only realizable if our stock price increases from the date on which the options are granted. For stock option awards in 2024, with the exception of the promotion option grant granted to Mr. George, which provided for a three-year ratable vesting period, the Committee provided for a four-year ratable vesting period to encourage retention of key employees and awarded dividend equivalent payments on options during the vesting period. The number of stock options awarded is adjusted to recognize the value of the dividend equivalents.

Under the terms of the LTIP, the effective date of a stock option grant is the date on which the Committee makes the grant or, if granted during a blackout period that precedes the release of our financial or other material information for the prior calendar quarter, the first day on which the Company’s common stock is traded after a full trading day has elapsed following the release of the prior quarter’s financial or other material information, unless the Committee expressly designates a specific later date. This establishes a prospective effective date to price the options.

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OTHER COMPENSATION ELEMENTS AND POLICIES

We provide the NEOs with certain health and welfare benefits, relocation program benefits, and a tax-qualified 401(k) plan in the same manner that such benefits have been made available to other salaried employees of the Company. However, a NEO is not eligible for an equity advance against the value of his or her residence in the event of relocation, which is a benefit that is available to all other salaried employees of the Company under our relocation program.

The NEOs receive limited perquisites that the Committee believes are necessary to retain Executive Officers and to enhance their productivity.

Our Board of Directors has specifically directed and requires the CEO to use Norfolk Southern’s aircraft whenever reasonably possible for air travel. The Board believes that such use of the corporate aircraft promotes the best interests of Norfolk Southern by generally ensuring the immediate availability and personal safety and security of the CEO and by providing a prompt, efficient means of travel. For 2024, under the applicable executive aircraft usage policy, personal use of Norfolk Southern’s aircraft by the CEO was limited to 60 flight hours per year, with the CEO being obligated to lease the aircraft from the Company under the terms of a time-sharing agreement if such annual threshold has been met. For the same reasons, our Board of Directors has determined that the CEO may authorize employees and their guests to use the corporate aircraft for purposes that further our business interests and when the aircraft is available. We calculate and disclose the incremental costs for personal use of our aircraft by the CEO and our other NEOs in the Summary Compensation Table in accordance with SEC rules.

Other perquisites include executive physicals and certain approved spousal travel. We do not make tax gross-up payments on perquisites for the NEOs employed at the Executive Vice President level or above, except for tax gross-ups on certain relocation expenses and benefits, consistent with our relocation programs for all management employees.

The Committee reviews perquisites periodically for both appropriateness and effectiveness. However, the value of any perquisites provided to any of the NEOs is a limited portion of any officer’s compensation. As such, the Committee does not consider perquisites in its analysis of the total compensation package granted to the NEOs. We believe that the benefits and perquisites described above are appropriate to remain competitive compared to other companies and to promote retention of these officers.

RETIREMENT PLANS AND PROGRAMS

We believe that our Retirement Plan and Supplemental Benefit Plan provide us with the ability to retain key employees over a longer period. Our officers, including our NEOs, participate in the Retirement Plan, a tax-qualified defined benefit pension plan that is generally provided to all our employees who are not subject to a collective bargaining agreement. The Retirement Plan provides a benefit based on age, service, and a percentage of final average compensation. We also sponsor the Supplemental Benefit Plan, a non-qualified plan that restores the retirement benefit for amounts in excess of the Internal Revenue Code limitations for tax-qualified retirement plans, and provides a retirement benefit for salary or annual incentive that is deferred under our deferred compensation plans. In addition to supporting the goal to retain key employees, the Committee believes the Supplemental Benefit Plan maintains internal equity by ensuring that pension benefit levels are based on relative compensation levels of each participant.

Further information on the Retirement Plan and Supplemental Benefit Plan may be found in the narrative to the Pension Benefits Table.

We maintain the Executive Deferred Compensation Plan (the “EDCP”) for the benefit of the NEOs and certain other employees. The purpose of the EDCP is to provide executives with the opportunity to defer compensation, as adjusted for earnings or losses, until retirement or another specified date or event. We do not make any company or matching contributions to the EDCP. Further information on the EDCP may be found in the narrative to the Nonqualified Deferred Compensation Table.

EXECUTIVE SEVERANCE PLAN

The Board in 2020 adopted the Executive Severance Plan to meet the needs of the Company, its executives, and prospective executives, by providing a severance arrangement similar to that offered by competitors for executive talent. The plan allows our executives to continue to exercise their judgment and perform their responsibilities without the potential for distraction that can arise from concerns regarding their personal circumstances. Executives in positions at the executive vice president level and above and selected senior vice presidents are eligible for benefits under the plan in the event of a qualifying termination.

Benefits under the Executive Severance Plan include:

∎	A payment equal to two times the executive’s salary, paid as a lump sum;

∎	A prorated annual incentive for time worked during the year in which the employee was severed if the employee was not retirement eligible;

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∎

Either (i) for a retirement-eligible employee, favorable treatment of long-term incentives in accordance with the terms of the Norfolk Southern LTIP, or (ii) for an employee who is not retirement eligible, cash payment for the full value of restricted share units, the option profit on outstanding stock options, and a prorated cash payment for the value of PSUs; and

∎	Lump sum payments of $30,000 and $36,000 for outplacement services and health care coverage, respectively.

To receive the above-listed benefits, an executive must execute a release of any claims against the Company, and the release includes non-disparagement, non-competition, and confidentiality covenants. The Executive Severance Plan does not provide any benefits in the event of a change in control.

The Executive Severance Plan eliminates the potential to exceed 2.99 times an executive’s pay plus annual incentive, so it will not be necessary to seek shareholder approval of future severance benefits for executives who receive benefits under the plan.

Mr. Shaw was terminated for Cause on September 11, 2024. As a result, he was not eligible for and did not receive any payments or benefits under the Executive Severance Plan.

Mr. Duncan was terminated without cause on March 31, 2024, and he executed a release of any claims against the Company, which included non-disparagement, non-competition, and confidentiality covenants. Accordingly, Mr. Duncan received payments and benefits consistent with the terms described above for an executive terminated without cause and who is not retirement-eligible.

INDIVIDUAL AGREEMENT FOR PAYMENT IN CONNECTION WITH TERMINATION

As previously disclosed, we entered into an amended offer letter agreement with Mr. George, dated September 11, 2024, which sets forth his compensation and certain other benefits that became effective upon his appointment as President & CEO (“George Offer Letter”). The George Offer Letter provides that although his employment is “at will,” if the Company terminates his employment without “cause” (as defined below) within the first 36 months of his employment as President & CEO, he will receive the following, in conjunction with any benefits Mr. George may be eligible for under the Executive Severance Plan described above, and subject to his execution of a general release of claims against the Company:

∎

All compensation due as of his termination date, including any applicable annual incentive awards, which awards would be prorated based on his actual employment during the year of termination (payable prior to March 1 of the year following termination);

∎	Additional compensation in an amount equal to twelve (12) months of his then current salary, payable in one lump sum; and

∎

A waiver of the LTIP provision for termination of awards such that his outstanding LTIP awards would be treated as if he retired, with continued vesting of all unvested shares of LTIP previously granted as of his termination date.

For purposes of the George Offer Letter, “cause” is defined to mean George‘s (a) indictment, conviction, or plea of nolo contendere to any felony, (b) theft, fraud, or embezzlement resulting in his gain or personal enrichment, or (c) his failure or refusal to substantially perform his duties for the Company.

The Committee determined that it was appropriate to include this term in the offer letter in consideration of his promotion to President & CEO.

As previously disclosed, we entered into an offer letter agreement with Mr. Orr, dated March 18, 2024, which sets forth his compensation and certain other benefits that became effective upon his appointment as Executive Vice President & Chief Operating Officer (“Orr Offer Letter”). The Orr Offer Letter provides that although his employment is “at will,” if the Company terminates his employment without “cause” (as defined below) at any time, he will receive the following in lieu of the benefits he may be eligible for under the Executive Severance Plan described above (unless such benefits are greater):

∎

All compensation due as of his termination date, including any applicable annual incentive awards, which awards would be prorated based on his actual employment during the year of termination (payable prior to March 1 of the year following termination);

∎	Additional compensation in an amount equal to 2.0 times the sum of base salary and target annual incentive; and

∎

A waiver of the LTIP provision for termination of awards such that his outstanding LTIP awards would be treated as if he retired, with continued vesting of all unvested shares of LTIP previously granted as of his termination date.

We also entered into an offer letter with Mr. Bhatt upon his hiring, but such agreement does not include any severance obligations. We do not have any employment agreements or other employment arrangements with our other NEOs.

CHANGE-IN-CONTROL AGREEMENTS

We have entered into change-in-control agreements with our NEOs to provide certain economic protections to executives in the event of a termination of employment following a change in control. The change-in-control agreements are intended to keep

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management intact and focused on the best interests of Norfolk Southern and its shareholders in pursuing a potential change-in-control transaction, while serving to eliminate potential management distraction related to the uncertainty of possible job and income loss. The Committee believes that the agreements are reasonable and appropriate. Benefits will not be paid under the agreements unless both a change in control occurs and the executive’s employment is terminated or constructively terminated following the change in control. The Committee believes this “double-trigger” maximizes shareholder value because this structure would prevent an unintended windfall to management in the event of a change in control that does not result in the termination or constructive termination of employment of management. A detailed description of the benefits provided under the change-in-control agreements may be found on page 95.

IMPACT OF THE TAX TREATMENT OF AWARDS ON NORFOLK SOUTHERN’S COMPENSATION POLICIES

Our executive compensation program has been carefully considered in light of the applicable tax rules. Section 162(m) of the Internal Revenue Code generally provides that a publicly held company may not deduct compensation paid to certain of its executive officers to the extent such compensation exceeds $1 million per executive officer in any year. The Committee believes that tax-deductibility is but one factor to be considered in fashioning an appropriate compensation package for executives, and that shareholder interests are best served if the Committee’s discretion and flexibility in awarding compensation is not restricted to deductible compensation. Therefore, the Committee has approved compensation for executive officers that was not fully deductible because of Section 162(m), and expects in the future to approve compensation that is not deductible for income tax purposes. Norfolk Southern reserves and will continue to exercise its discretion in this area so as to serve the best interests of Norfolk Southern and its shareholders.

OTHER COMPENSATION POLICIES

SHARE OWNERSHIP GUIDELINES AND HOLDING REQUIREMENTS FOR OFFICERS

Our Board of Directors has established as part of its Corporate Governance Guidelines the following ownership guidelines for shares of Norfolk Southern stock for its officers, which was increased for the CEO during 2024 following a benchmarking comparison to the Company’s peers:

POSITION	MINIMUM VALUE

Chief Executive Officer	6 times annual salary

Executive Vice Presidents	3 times annual salary

Senior Vice Presidents, Vice Presidents	1 times annual salary

Norfolk Southern common stock, stock equivalents held in Norfolk Southern’s 401(k) plan, and RSUs held in our LTIP are counted toward these holdings, but unexercised stock options or unvested PSUs are not counted. Officers may acquire such holdings over a five-year period. All officers currently meet these guidelines or are expected to meet the guidelines within the five-year period.

In 2024, the Committee also adopted a corresponding policy requiring its officers hold all net shares received through the compensation program until such time as the applicable ownership requirement has been met.

Please refer to the Beneficial Ownership of Stock table on page 106 for a summary of the number of common shares owned by our directors and NEOs as of March 3, 2025.

All Executive Officers of Norfolk Southern are required to clear any transaction involving its common stock with Norfolk Southern’s Corporate Secretary prior to the transaction, and pledging or hedging transactions will not be approved.

ANTI-PLEDGING/ANTI-HEDGING POLICY

The Company’s anti-hedging policy, which applies to all executive officers and members of the Board, provides that the Company’s executive and non-executive officers and members of its Board of Directors are prohibited from purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars, exchange funds) that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities, whether granted by the Company as part of the officer’s or director’s compensation, or held, directly or indirectly, by the officer or director. Our policy also prohibits executive officers from entering into pledging transactions or positions regarding the Company’s securities. All of our executive officers and directors are in compliance with these policies.

CLAWBACK POLICIES

We have adopted both a mandatory and a supplemental clawback policy.

In November 2023, we adopted a mandatory clawback policy consistent with the NYSE listing requirements. The mandatory policy requires the recoupment of incentive compensation, which is defined as compensation granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure, in the event that the Company is required to restate its financial

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results due to the Company’s material non-compliance with any financial reporting requirement under the federal securities laws. Consistent with these requirements, the Company will seek recovery of erroneously awarded incentive-based compensation received by current and former executive officers during the three-year fiscal year period prior to the date the Company is required to prepare an accounting restatement.

In January 2024, we adopted a supplemental clawback policy that provides the Committee the discretion to recoup incentive compensation in all forms including time-and performance-based awards received by a current or former Vice President, Senior Vice President, Executive Vice President, President/CEO or other Executive Officer during the three-year period prior to which the Board or the Committee determines that Detrimental Conduct (as defined below) has occurred. “Detrimental Conduct” occurs when a Vice President or more senior officer engages in conduct that constitutes (a) gross negligence (including gross negligence in supervising the work of others), (b) fraud, (c) intentional misconduct, or (d) violation of a written Company policy that results in a material risk management, operational, safety, or reputational failure. The supplemental clawback policy applies to incentive compensation granted after adoption of the policy, beginning with our 2024 incentive awards.

Furthermore, the Company’s long-term incentive award agreements provide for forfeiture of awards, including after retirement, if the recipient engages in certain competing employment, or if it is determined that the recipient has committed fraud or theft in the course of the recipient’s employment with the Company, or if the recipient discloses certain confidential information. Both the LTIP and the EMIP further allow for the reduction, forfeiture, or recoupment of any award as may be required by law.

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EXECUTIVE COMPENSATION TABLES

2024 Summary Compensation Table

The following table shows the total compensation awarded to, earned by, or paid to each Named Executive Officer during 2024 for service in all capacities to Norfolk Southern and our subsidiaries for the fiscal year ended December 31, 2024. The table also sets forth information regarding fiscal 2023 and 2022 compensation.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Mark R. George(1) President & Chief Executive Officer	2024	826,042	0	4,022,885	2,674,327	1,372,325	0	90,081	8,985,660
	2023	675,000	0	1,801,018	599,848	0	183,588	106,792	3,366,246
	2022	675,000	0	2,041,089	1,360,099	450,021	253,476	122,806	4,902,491

Jason A. Zampi(2) Executive Vice President & Chief Financial Officer	2024	417,447	0	800,030	153,164	518,201	50,016	12,075	1,950,933

John F. Orr(3) Executive Vice President & Chief Operating Officer	2024	587,500	825,000	8,024,174	675,353	1,040,625	121,860	111,304	11,385,816

Anil Bhatt(4) Executive Vice President & Chief Information & Digital Officer	2024	241,288	950,000	3,174,150	225,008	334,787	15,048	45,819	4,986,100

Claude E. Elkins Executive Vice President & Chief Commercial Officer	2024	600,000	0	1,500,242	500,202	749,250	375,636	36,472	3,761,802
	2023	600,000	0	1,501,230	499,744	0	1,284,444	74,217	3,959,635
	2022	600,000	0	1,355,255	989,152	400,019	100,980	305,334	3,750,740

Alan H. Shaw(5) Former President & Chief Executive Officer	2024	860,962	0	7,499,098	2,500,214	0	989,138	74,659	11,924,071
	2023	1,100,000	0	7,500,059	2,500,272	0	2,171,580	147,067	13,418,978
	2022	900,000	0	5,540,524	2,228,262	901,276	0	200,848	9,770,910

Paul B. Duncan(6) Former Executive Vice President & Chief Operating Officer	2024	216,346	0	1,799,582	599,765	0	0	1,711,598	4,327,291
	2023	625,000	0	1,801,018	599,848	0	82,320	61,369	3,169,555

(1)

Mr. George served as our Executive Vice President & Chief Financial Officer until September 11, 2024, when he was promoted to President & Chief Executive Officer. His information includes payments and awards received both before and after his promotion. Please see the Compensation Discussion and Analysis section beginning on page 51 for more information regarding his promotion and the payments and benefits received in connection with the promotion.

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(2)

Mr. Zampi served as our Vice President, Financial Planning & Analysis, until August 20, 2024, when he was promoted to Senior Vice President, Finance & Treasurer, a role in which he served until September 24, 2024, when he was promoted to Executive Vice President, Chief Financial Officer & Treasurer. His information includes payments and awards received both before and after his promotions. Please see the Compensation Discussion and Analysis section beginning on page 51 for more information regarding the payments received in connection with his promotion.

(3)

Mr. Orr was hired on March 20, 2024. His information includes payments and awards received in connection with his hiring. Please see the Compensation Discussion and Analysis section beginning on page 51 for more information regarding his hiring and these payments and awards.

(4)

Mr. Bhatt was hired on August 6, 2024. His information includes payments and awards received in connection with his hiring. Please see the Compensation Discussion and Analysis section beginning on page 51 for more information regarding his hiring and these payments and awards.

(5)

Mr. Shaw served as our President & Chief Executive Officer until he was terminated for Cause on September 11, 2024. Please see the Compensation Discussion and Analysis section beginning on page 51 for more information regarding this termination, which did not trigger payment of any severance as a result.

(6)

Mr. Duncan was involuntarily separated from the Company on March 31, 2024. In connection with his departure, Mr. Duncan was entitled to severance payments and benefits under the Executive Severance Plan. Please see the Potential Payments Upon a Change in Control or Other Termination of Employment table beginning on page 93 for more information regarding these payments and benefits.

Salary (Column (c))

Reflects salary payable before reduction for elective deferrals to our 401(k) plan, non-qualified deferred compensation plan, or our other plans.

Bonus (Column (d))

Reflects cash hiring bonuses of (i) $825,000 paid to Mr. Orr, of which $500,000 must be repaid in the event he were to leave the Company without good reason during his first two years of employment, and (ii) $950,000 to Mr. Bhatt, which is subject to a clawback in the event he voluntarily leaves the Company or the Company terminates him for reasons determined to be within his control, with $950,000 repayable if such qualifying event occurs within 12 months, $200,000 repayable if such event occurs between the 13th and 24th month, and $100,000 repayable if such event occurs between the 25th and 30th month of his employment. These cash hiring bonuses were necessary to attract Messrs. Orr and Bhatt to the Company and to off-set a forfeited bonus opportunity from Mr. Bhatt’s previous employer.

Stock Awards (Column (e))

The amounts reported for Stock Awards are the grant date fair values of the awards computed in accordance with FASB ASC Topic 718 “Compensation – Stock Compensation.” This column includes PSUs and RSUs.

For PSUs, the grant date fair value is determined consistent with the estimated full accounting cost to be recognized over the three-year performance period, determined as of the end of the month following the grant date under FASB ASC Topic 718. For discussions of the relevant assumptions made in calculating these amounts, see note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. For the grant date fair value of only those awards granted to the Named Executive Officers in 2024, see the Grants of Plan-Based Awards Table. For PSUs, the grant date fair value is based on the probable outcome of the performance condition at the time of grant which is based on target performance achieved. Assuming the highest level of performance is achieved, the value would be as follows: Mr. George, $6,047,530; Mr. Zampi, $1,411,858; Mr. Orr, $10,047,406; Mr. Bhatt, $3,849,930; Mr. Elkins, $3,002,147; Mr. Shaw, $16,498,820; and Mr. Duncan, $3,597,966. However, Mr. Shaw was terminated for Cause on September 11, 2024, and Mr. Duncan was involuntarily separated on March 31, 2024, meaning their awards are no longer outstanding. Please see the “Potential Payments Upon a Change In Control or Other Termination of Employment” section beginning on page 93 for more information.

Option Awards (Column (f))

The amounts reported for Option Awards are the full grant date fair values of the awards computed in accordance with FASB ASC Topic 718. For discussions of the relevant assumptions made in calculating these amounts, see note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Change in Pension Value and Nonqualified Deferred Compensation Earnings (Column (h))

For all the Named Executive Officers, the amounts shown in this column solely represent the aggregate increase in the actuarial present value of the Named Executive Officers’ accumulated benefits under the Retirement Plan and the Supplemental Benefit Plan for 2024. In accordance with SEC rules, any increase or decrease in the present value of the benefits under our Retirement Plan is aggregated with any increase or decrease in the present value of the benefits under our Supplemental Benefit Plan. Mr. George’s change in pension value was negative for 2024, with a value of $-18,660. In accordance with SEC reporting rules, Mr. George’s negative change in pension value is shown in the Summary Compensation Table as zero.

Pension values may fluctuate significantly from year to year depending on a number of factors, including age, years of service, average annual compensation, and the assumptions used to determine the present value, such as the discount rate and mortality assumptions.

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All Other Compensation (Column (i))

The amounts reported as All Other Compensation for 2024 include: (i) matching contributions to our Thrift and Investment Plan as follows: $12,075 for each of Mr. George, Mr. Zampi, Mr. Orr, and Mr. Shaw; $8,445 for Mr. Bhatt; $11,375 for Mr. Elkins, and $4,688 for Mr. Duncan; (ii) event tickets for each of Mr. George and Mr. Elkins, (iii) $28,098 associated with personal travel for Mr. Orr; (iv) an executive physical for Mr. George and Mr. Shaw, and (v) the cost associated with guest travel for Mr. Elkins.

The values in this column also include amounts for personal use of the corporate aircraft, as follows: Mr. George, $71,766; Mr. Orr, $71,131; Mr. Bhatt, $27,098; Mr. Elkins, $14,396 and Mr. Shaw $59,488. With regard to personal use of corporate aircraft, aggregate incremental cost is calculated as the weighted-average cost of fuel, aircraft maintenance, parts and supplies, landing fees, ground services, catering, and crew expenses associated with such use, including those associated with “deadhead” flights related to such use. Use of corporate aircraft includes use by the Named Executive Officers as permitted by resolution of the Board of Directors, including use by the CEO whenever reasonably possible to ensure his immediate availability and personal safety and security. If there is more than one Named Executive Officer on a flight, the aggregate incremental cost for personal use of corporate aircraft by our Named Executive Officers is allocated entirely to the highest-ranking Named Executive Officer on the flight. Because corporate aircraft are used primarily for business travel that is integrally and directly related to the performance of the executive’s duties, this calculation excludes fixed costs that do not change based on usage. Fixed costs include pilot salaries, the purchase or lease costs of the airplane, and the cost of maintenance not related to such personal travel. All perquisites are valued on the basis of aggregate incremental cost to us. All the Named Executive Officers also participated in the Executive Accident Plan, for which there was no aggregate incremental cost.

Norfolk Southern has different relocation programs that offer benefits on a uniform basis to similarly situated management employees who are required to relocate for their employment. Mr. Bhatt received benefits under these programs in 2024, and these amounts are included in the amounts reported as All Other Compensation for 2024, including $8,147 in allowances, reimbursements, and benefits.

The relocation programs provide tax gross-ups that are designed to partially offset the taxes an employee incurs on certain relocation benefits that are considered ordinary income under federal and state laws, and the amounts reported as All Other Compensation for 2024 included $10,276 for Mr. Bhatt in such tax gross-ups.

84 2025 Proxy Statement	Norfolk Southern Corporation

Executive Compensation

2024 Grants of Plan-Based Awards Table

Name and Principal Position	Grant Date	Committee Action Date(2)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other stock awards (#)	All Other Options (#)	Exercise price of options ($)	Grant date fair value of stock and option awards ($)

			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Mark R. George			16,875	753,750	1,687,500
			5,379	240,258	537,892
	3/1/2024	1/22/2024				1,168	5,190	12,975				1,349,763
	1/30/2024	1/22/2024							2,850			673,968
	9/13/2024								7,960			1,999,154
	1/30/2024	1/22/2024								8,470	236.85	674,636
	9/13/2004									28,510	251.15	1,999,691

Jason A. Zampi			5,190	231,820	519,000
			709	31,658	70,875
			1,746	77,988	174,600
	3/1/2024	1/22/2024				88	390	975				101,427
	10/24/2004					263	1,170	2,925				306,458
	1/30/2024	1/22/2024							1,010			238,845
	10/24/2024								600			153,300
	10/24/2024									1,940	255.50	153,164

John F. Orr			16,875	753,750	1,687,500
	4/26/2024	3/20/2024				1,220	5,420	13,550				1,348,821
	4/26/2024	3/20/2024							27,770			6,675,353
	4/26/2024	3/20/2024								8,090	240.38	675,353

Anil Bhatt			5,429	242,494	542,898
	10/24/2024	7/29/2024				387	1,720	4,300				450,520
	10/24/2024	7/29/2024							10,660			2,723,630
	10/24/2024	7/29/2024								2,850	255.50	225,008

Claude E. Elkins			12,150	542,700	1,215,000
	3/1/2024	1/22/2024				866	3,850	9,625				1,001,270
	1/30/2024	1/22/2024							2,110			498,973
	1/30/2024	1/22/2024								6,280	236.85	500,202

Norfolk Southern Corporation	2025 Proxy Statement 85

Executive Compensation

Name and Principal Position	Grant Date	Committee Action Date(2)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other stock awards (#)	All Other Options (#)	Exercise price of options ($)	Grant date fair value of stock and option awards ($)

			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Alan H. Shaw			25,988	1,160,775	2,598,750
	3/1/2024	1/22/2024				5,191	23,070	57,675				5,999,815
	1/30/2024	1/22/2024							6,340			1,499,283
	1/30/2024	1/22/2024								31,390	236.85	2,500,214

Paul B. Duncan			3,164	141,328	316,406
	3/1/2024	1/22/2024				1,037	4,610	11,525				1,198,923
	1/30/2024	1/22/2024							2,540			600,659
	1/30/2024	1/22/2024								7,530	236.85	599,765

(1)

The amounts shown represent the full-year threshold, target, and maximum opportunity payable for the annual incentive under the 2024 EMIP, as determined at the time that the Committee made the awards. The amount actually paid as an annual incentive under the 2024 EMIP is reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table (also see discussion under “Estimated Possible Payouts under Non-Equity Incentive Plan Awards” below).

(2)

Consistent with past practice and the terms of LTIP, the Committee made all January 2024 equity awards to directors and Executive Officers effective after at least one full trading day had elapsed following the release of our fiscal year financial results or other material information. Because the Committee meetings at which these awards were made occurred prior to the effective date of the awards, we have provided both dates in accordance with SEC rules. See our “Compensation Discussion and Analysis” and “Policies and Practices Related to the Grant of Certain Equity Awards” sections beginning on pages 51 and 102, respectively, for further discussion of our equity award grant practices.

Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (EMIP) (Columns (c), (d), and (e))

These awards were made pursuant to our EMIP and had the potential to be earned upon the achievement of certain performance goals established by the Committee for the fiscal year ended December 31, 2024. For a discussion of the performance goals established by the Committee, see our “Compensation Discussion and Analysis” section beginning on page 51. The Committee targeted a payout of 67% in 2024 in setting the annual performance goals for EMIP incentive awards and used an annual incentive opportunity equal to 225% of salary for the Chief Executive Officer, 150% of salary for an Executive Vice President elected in 2024, and 135% for all other Executive Vice Presidents. Consequently, the target amounts in column (d) assume that the Named Executive Officers earned 67% of the potential EMIP awards that they could have earned using these annual incentive opportunities. The threshold amounts in column (c) assume that the Named Executive Officers earned the minimum EMIP awards based on performance required to trigger any level of payment; if performance fell below performance goals required to earn the threshold amount, they would not have been entitled to any EMIP awards.

Estimated Future Payouts Under Equity Incentive Plan Awards (PSUs) (Columns (f), (g), and (h))

These amounts represent grants of PSUs made pursuant to our LTIP. These PSUs will be earned over the performance cycle ending December 31, 2026. The Committee targeted a payout of 100% in setting the performance goals for PSU awards, which target amount is reflected in column (g). The threshold amounts in column (f) assume that the Named Executive Officers will earn the minimum number of PSUs based on performance required to trigger any level of payment; if the Company’s performance fell below performance goals required to earn the threshold amount, they would not receive any PSUs. The number listed in column (h) is the maximum number of PSUs that would be earned if each metric and modifier is earned at the maximum performance level.

All Other Stock Awards (RSUs) (Column (i))

These amounts represent grants of RSUs made under our LTIP. The RSUs vest ratably over a four-year period, except for certain new hire and promotional grants, which vest ratably over a three-year period.

All Other Option Awards (Stock Options) (Columns (j) and (k))

Except as otherwise noted, the non-qualified stock options granted on January 30, 2024, vest (and become exercisable) in four equal installments on the first four anniversaries of the grant date. The Committee granted these options at an exercise price equal to the higher of the closing market price or the average of the high and low prices of our common stock on the effective date of the grant.

86 2025 Proxy Statement	Norfolk Southern Corporation

Executive Compensation

Grant Date Fair Value of Stock and Option Awards (Column (l))

The amounts reported in Column (l) represent the full grant date fair value of each equity award computed in accordance with FASB ASC Topic 718. For awards that entitle the Named Executive Officers to dividends or dividend equivalents, those amounts are also computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year-End 2024

	Option Awards				Stock Awards

Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Option Exercise Price ($) (d)	Option Expiration Date(1) (e)	Number of Shares or Units of Stock That Have Not Vested(2) (#) (f)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($) (g)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2),(4) (#) (h)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Shares that Have Not Vested(3) ($) (i)

Mark R. George	2,250		189.92	01/27/2029	14,939	3,506,183	11,521	2,703,979
	3,340		214.50	01/29/2030
	9,574		298.08	01/26/2032
	1,932		241.18	01/25/2033
		4,620(5)	241.79	01/27/2031
		9,576(6)	298.08	01/26/2032
		4,590(7)	270.98	01/26/2032
		5,798(8)	241.18	01/25/2033
		8,470(9)	236.85	01/29/2034
		28,510(10)	251.15	09/12/2034

Jason A. Zampi		1,940(11)	255.50	10/23/2034	3,042	713,957	3,217	755,030

John F. Orr		8,090(12)	240.38	04/25/2034	27,770	6,517,619	10,840	2,544,148

Anil Bhatt		2,850(11)	255.50	10/23/2034	10,660	2,501,902	3,440	807,368

Claude E. Elkins	7,180		298.08	1/26/2032	4,949	1,161,530	8,652	2,030,624
	1,610		241.18	1/25/2033
		7,180(6)	298.08	1/26/2032
		3,050(7)	270.98	1/26/2032
		4,830(8)	241.18	1/25/2033
		6,280(9)	236.85	1/29/2034

Alan H. Shaw	0	0(13)		(13)	0	0	0	0

Paul B. Duncan	0	0(14)		(14)	0	0	0	0

(1)	Each option award expires on the earlier of the date listed or, if the Named Executive Officer retires before that date, five years after the Named Executive Officer retires.

(2)

The following table provides information with respect to the vesting of each Named Executive Officer’s RSUs as shown in the Number of Shares or Units of Stock That Have Not Vested column, and unearned PSUs as shown in the Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested column in the above table.

Norfolk Southern Corporation	2025 Proxy Statement 87

Executive Compensation

(3)	These values are based on the $234.70 closing market price of our common stock as of December 31, 2024, which was the last trading day of the Company’s fiscal year.

(4)

These amounts represent (i) grants of PSUs made in 2023 pursuant to the LTIP that may be earned out over the three-year period ending December 31, 2025, and (ii) grants of PSUs made in 2024 pursuant to the LTIP that may be earned out over the three-year period ending December 31, 2026. Because the number of PSUs earned is determined based on a three-year performance period for each cycle, in accordance with the SEC requirements for this table, the number of PSUs disclosed is determined by reporting performance based on achieving threshold performance goals, except that if performance during the last completed fiscal year over which performance is measured has exceeded the threshold, then the disclosure is based on the next highest performance measure (target or maximum) that exceeds the last completed fiscal year over which performance is measured. In accordance with this rule, the number of PSUs shown by each Named Executive Officer for these grants is 22.5% for the annual grant of PSUs made in 2023, and 200% for the annual grant of PSUs made in 2024, which represents (a) the actual percentage for the ROAIC for each completed year in the performance periods, (b) the threshold percentage for the uncompleted year in the 2023-2025 performance period, (c) the maximum ROAIC percentage, and the target TSR percentage for the uncompleted years in the 2024-2026 performance period.

(5)	These options vested on January 28, 2025.

(6)	These options vest ratably over four years beginning on January 27, 2023, or, if the Named Executive Officer retires or dies before that date, the date of retirement or death.

(7)	These options vest on January 27, 2026, or, if the Named Executive Officer retires or dies before that date, the date of retirement or death.

(8)	These options vest ratably over four years beginning on January 26, 2024, or, if the Named Executive Officer retires or dies before that date, the date of retirement or death.

(9)	These options vest ratably over four years beginning on January 30, 2024, or, if the Named Executive Officer retires or dies before that date, the date of retirement or death.

(10)	These options vest ratably over three years beginning on September 13, 2025, or, if the Named Executive Officer retires or dies before that date, the date of retirement or death.

(11)

These options vest ratably over four years beginning on October 24, 2025, with the remaining options vesting in ratable portions on the second, third, and fourth anniversaries of the January 2024 award date. If the Named Executive Officer retires or dies before that date, the outstanding options will automatically vest on the later of one year after the grant date, or the date of retirement or death.

(12)

These options vest ratably over four years beginning on April 26, 2025, with the remaining options vesting in ratable portions on the second, third, and fourth anniversaries of the January 2024 award date. If the Named Executive Officer retires or dies before that date, the outstanding options will automatically vest on the later of one year after the grant date, or the date of retirement or death.

(13)	All outstanding awards were cancelled on September 11, 2024, following Mr. Shaw’s termination for Cause. Vested options were exercised within 30 days of said termination.

(14)

Mr. Duncan’s outstanding equity awards were treated as follows under the Executive Severance Plan in connection with his involuntary separation of service on March 31, 2024: a cash payment for the full value of his RSUs, the option profit on outstanding unvested stock options based on the closing price of the Company’s stock on the severance date, and a prorated cash payment for the value of his PSUs.

88 2025 Proxy Statement	Norfolk Southern Corporation

Executive Compensation

Outstanding Equity Awards at Fiscal Year-End 2024 (continued)

Name	Unvested Restricted Stock Units	Unearned Performance Share Units	Unit Vest Date

Mark R. George	704		1/28/2025
	1,550		1/27/2025 and 1/27/2026
	1,875		1/26/2025, 1/26/2026, and 1/26/2027
	2,850		1/30/2025, 1/30/2026, 1/30/2027, and 1/30/2028
	7,960		9/13/2025, 9/13/2026, and 9/13/2027
		1,141	12/31/2025
		10,380	12/31/2026

Jason A. Zampi	249		1/28/2025
	440		1/27/2025 and 1/27/2026
	743		1/26/2025, 1/26/2026, and 1/26/2027
	1,010		1/30/2025, 1/30/2026, 1/30/2027, and 1/30/2028
	600		10/24/2025, 1/30/2026, 1/30/2027, and 1/30/2028
		97	12/31/2025
		3,120	12/31/2026

John F. Orr	24,960		4/26/2025, 4/26/2026, and 4/26/2027
	2,810		4/26/2025, 1/30/2026, 1/30/2027, and 1/30/2028
		10,840	12/31/2026

Anil Bhatt	9,780		10/24/2025, 10/24/2026, and 10/24/2027
	880		10/24/2025, 1/30/2026, 1/30/2027, and 1/30/2028
		3,440	12/31/2026

Claude E. Elkins	249		1/28/2025
	1,030		1/27/2025 and 1/27/2026
	1,560		1/26/2025, 1/26/2026, and 1/26/2027
	2,110		1/30/2025, 1/30/2026, 1/30/2027, and 1/30/2028
		952	12/31/2025
		7,700	12/31/2026

Alan H. Shaw	0
0

Paul B. Duncan	0
0

Norfolk Southern Corporation	2025 Proxy Statement 89

Executive Compensation

Option Exercises and Stock Vested in 2024

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(2)

Mark R. George			4,355	1,018,724

Jason A. Zampi			1,116	260,510

John F. Orr			0	0

Anil Bhatt			0	0

Ed Elkins	4,140	845,284	2,592	605,479

Alan H. Shaw	51,325	10,190,026	4,659	1,081,975

Paul B. Duncan			2,369	584,061

(1)	Represents the difference between the price of the underlying common stock on the day of exercise and the exercise price of the option(s).

(2)

Represents the aggregate number of (i) RSUs that vested and were distributed during fiscal 2024, multiplied by the average of the high and low of the market price of the underlying shares on the vesting date, and (ii) PSUs that vested during fiscal 2024, which shares were distributed on January 30, 2025, multiplied by the average of the high and low of the market price of the underlying shares on December 31, 2024, which was the last trading day of the Company’s fiscal year.

RETIREMENT BENEFITS

The following table shows, as of December 31, 2024, each Named Executive Officer’s years of credited service, present value of accumulated benefit, and benefits received, if any, under each of (i) the tax-qualified Retirement Plan of Norfolk Southern Corporation and Participating Subsidiary Companies (the “Retirement Plan”) and (ii) the nonqualified Supplemental Benefit Plan of Norfolk Southern Corporation and Participating Subsidiary Companies (the “SERP”).

2024 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Mark R. George	Retirement Plan	5.17	143,592	0
	SERP	5.17	467,760	0

Jason A. Zampi	Retirement Plan	14	398,472	0
	SERP	14	351,264	0

John F. Orr	Retirement Plan	1	63,324	0
	SERP	1	58,536	0

Anil Bhatt	Retirement Plan	0.42	15,048	0
	SERP	0.42	0	0

Claude E. Elkins	Retirement Plan	37	1,659,456	0
	SERP	37	3,175,176	0

Alan H. Shaw	Retirement Plan	31	1,371,842	30,986
	SERP	31	8,228,100	39

Paul B. Duncan	Retirement Plan	2.08	N/A	N/A
	SERP	2.08	N/A	N/A

90 2025 Proxy Statement	Norfolk Southern Corporation

Executive Compensation

Narrative to Pension Benefits Table

The Retirement Plan is a defined benefit pension plan that covers substantially all of the management employees of Norfolk Southern Corporation. Benefits payable under the Retirement Plan are subject to current Internal Revenue Code limitations, including a limitation on the amount of annual compensation for purposes of calculating eligible compensation for a participant under a qualified retirement plan. The SERP is a restoration plan that generally provides for the payment of benefits in excess of the Internal Revenue Code limits, which benefits vest in the same manner that benefits vest under the Retirement Plan.

Under the Retirement Plan and the SERP, each Named Executive Officer can generally expect to receive an annual retirement benefit equal to average annual compensation for the five most highly compensated years (for Mr. George, the five highest consecutive years) out of the last ten years of creditable service multiplied by a percentage equal to 1.5 times total years of creditable service, but not in excess of 40 years of creditable service (which would be equivalent to a maximum of 60% of such average compensation), less an offset for the annual Railroad Retirement Act annuity. Average compensation includes salary, awards under the EMIP and unused vacation amounts paid upon severance from employment. Under the Retirement Plan and the SERP, annual retirement benefits will be payable to each Named Executive Officer upon retirement and, upon the Named Executive Officer’s death, to his or her spouse on a joint- and survivor-annuity basis.

The above table shows the number of years of credited service and the actuarial present value of each Named Executive Officer’s accumulated benefits under our defined benefit plans as of December 31, 2024, which is the pension plan measurement date we use for financial reporting purposes. Mr. Shaw commenced his retirement benefits under the Retirement Plan in October 2024 following his termination for Cause in September 2024, with his benefits reduced 1/360 for each month he was under age 60 upon his retirement, and his SERP benefits that accrued after 2003 were subject to a required six-month delay in payment following his retirement. For purposes of the table, we assume: a retirement age of 62 for Mr. George, Mr. Bhatt, Mr. Orr, and Mr. Zampi; and a retirement age of 60 for Mr. Elkins. For each of these Named Executive Officers, the age listed is the earliest age at which each may retire under the plans without an age-based benefit reduction, and none of those officers had reached the listed age as of December 31, 2024. Neither Mr. Orr nor Mr. Bhatt is vested in the benefit shown in the table, since both have less than five years of service with Norfolk Southern Corporation, and the accrued benefit shown is subject to forfeiture until each officer has achieved five years of credited service. Mr. Duncan did not have five years of creditable service when he was terminated without Cause on March 31, 2024, and he is therefore ineligible for any pension benefits. For a discussion of the other material assumptions applied in quantifying the present values of the above accrued benefits, see note 13 to our financial statements included with our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

We have no policy with regard to granting extra years of credited service.

Norfolk Southern Corporation	2025 Proxy Statement 91

Executive Compensation

DEFERRED COMPENSATION

Our Named Executive Officers may have deferred the receipt of portions of their compensation under the EDCP. The table and narrative below describe the material elements of the EDCP.

2024 Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)

Mark R. George	0	0	169,921	0	1,928,380

Jason A. Zampi	0	0	0	0	0

John F. Orr	0	0	0	0	0

Anil Bhatt	0	0	0	0	0

Claude E. Elkins	0	0	20,861	0	195,826

Alan H. Shaw	0	0	7,522	0	38,025

Paul B. Duncan	0	0	0	0	0

(1)	Amounts in this column are included in the “Salary” and/or “Non-Equity Incentive Plan Compensation” column(s) of the Summary Compensation Table.

(2)

Of these amounts, the following has previously been reported as compensation to the Named Executive Officer in our Summary Compensation Tables ending with the fiscal year ended December 31, 2024: Mr. George, $1,742,860.

Narrative to Nonqualified Deferred Compensation Table

The EDCP permits executives to defer compensation, as adjusted for earnings or losses, until retirement or another specified date or event. Amounts that our Named Executive Officers defer under the EDCP are credited to a separate memorandum account maintained in the name of each participant. We do not make contributions to participants’ accounts.

Participants may defer up to 50% of base salary and 100% of annual incentive payments to the EDCP, and are credited with earnings and/or losses based on the performance of hypothetical investment options selected by the participant. The hypothetical investment options include various mutual funds as crediting indices. With respect to each deferral, participants may choose to receive a distribution at the earliest of separation from service, disability, or a specified future date. The amounts credited to a participant will be distributed, in accordance with the participant’s elected distribution options, in one lump sum or a stream of annual cash payments.

Our commitment to accrue and pay interest and/or earnings on amounts deferred is facilitated by the purchase of corporate-owned life insurance with executive officers as insureds under the policies. If the Board of Directors determines at any time that changes in the law affect our ability to recover the cost of providing the benefits payable under the EDCP, the Board, in its discretion, may reduce the earnings on deferrals. The adjusted rate may not be less than the lesser of one-half the rate of earnings otherwise provided for in the EDCP or 7%.

92 2025 Proxy Statement	Norfolk Southern Corporation

Executive Compensation

POTENTIAL PAYMENTS UPON A CHANGE IN CONTROL OR OTHER

TERMINATION OF EMPLOYMENT

We have entered into certain agreements and maintain certain plans that will require us to provide compensation to our Named Executive Officers in the event of a termination of their employment with the Company.

Post Employment Benefits

The benefits that would have been provided to our Named Executive Officers in the event of a termination occurring on December 31, 2024, due to retirement, involuntary separation, death, disability, or a change in control are quantified in the table below. As of December 31, 2024, Mr. George, Mr. Zampi, Mr. Orr, and Mr. Bhatt were not eligible to retire under our retirement plans. Mr. Shaw is not listed in this table as he was not entitled to any compensation due to his termination for Cause in September 2024. Mr. Duncan’s employment was terminated without Cause on March 31, 2024, and the amount reflects the severance payable to him under the Executive Severance Plan as a result of such termination.

This analysis otherwise assumes that on December 31, 2024:

∎	for a Retirement, the executive retired as of that date;

∎	for an Involuntary Separation, the executive’s employment was terminated as of that date (and the executive elected to retire if he or she is retirement eligible);

∎	for a Death, the executive dies on that date;

∎	for a Disability, the executive became disabled on that date;

∎

for a Change in Control, (i) a change in control of the Company occurred, as defined in the applicable change-in-control agreements, and (ii) the executive’s employment with us was terminated without cause; and

∎	the annual incentive and PSUs for the performance period ending on December 31, 2024, were fully earned as of that date and thus excluded from the amounts shown in the table.

In addition, the analysis values equity awards based on the $234.70 closing stock price on December 31, 2024, the last trading day of the Company’s fiscal year.

		Retirement ($)	Involuntary Separation ($)	Death ($)	Disability ($)	Change in Control ($)

Mark R. George	Severance Pay	-	3,438,325	-	-	6,193,188
	Performance Share Units	-	1,833,916	1,833,916	1,833,916	-
	Unvested Stock Options	-	-	-	-	-
	Restricted Stock Units	-	3,506,183	3,506,183	3,506,183	-
	TOTAL	-	8,778,424	5,340,099	5,340,099	6,193,188

Jason A. Zampi	Severance Pay	-	2,593,352	-	-	2,502,575
	Performance Share Units	-	-	474,211	474,211	-
	Unvested Stock Options	-	-	-	-	-
	Restricted Stock Units	-	-	713,957	713,957	-
	TOTAL		2,593,352	1,188,168	1,188,168	2,502,575

John F. Orr	Severance Pay	-	3,073,500	-	-	3,522,033
	Performance Share Units	-	1,542,390	1,542,390	1,542,390	-
	Unvested Stock Options	-	-	-	-	-
	Restricted Stock Units	-	6,517,619	6,517,619	6,517,619	-
	TOTAL	-	11,133,509	8,060,009	8,060,009	3,522,033

Norfolk Southern Corporation	2025 Proxy Statement 93

Executive Compensation

		Retirement ($)	Involuntary Separation ($)	Death ($)	Disability ($)	Change in Control ($)

Anil Bhatt	Severance Pay	-	4,307,647	-	-	1,446,509
	Performance Share Units	-	-	489,467	489,467	-
	Unvested Stock Options	-	-	-	-	-
	Restricted Stock Units	-	-	2,501,902	2,501,902	-
	TOTAL	-	4,307,647	2,991,369	2,991,369	1,446,509

Claude E. Elkins	Severance Pay	-	1,266,000	-	-	3,416,674
	Performance Share Units	1,393,443	1,393,443	1,393,443	1,393,443	-
	Unvested Stock Options	-	-			-
	Restricted Stock Units	1,161,530	1,161,530	1,161,530	1,161,530	-
	TOTAL	2,554,973	3,820,973	2,554,973	2,554,973	3,416,674

Paul B. Duncan	Severance Pay	-	3,156,409	-	-	-
	Performance Share Units	-	-	-	-	-
	Unvested Stock Options	-	-	-	-	-
	Restricted Stock Units	-	-	-	-	-
	TOTAL	-	3,156,409	-	-	-

1	The Company ceased purchasing Executive Life Insurance for the NEOs, so no values are reported in this table.

2	Mr. Shaw shows no values on this table due to his termination for Cause in September 2024.

3	Mr. Duncan’s employment was terminated without Cause on March 31, 2024, and the amount reflects the severance payable to him under the Executive Severance Plan as a result of such termination.

This table does not include the pension benefits reflected in the Pension Benefits Table, or the deferred compensation amounts disclosed in the Nonqualified Deferred Compensation Table. In addition, this table does not quantify the benefits that would be payable under the Company’s long-term disability insurance program to any of our Named Executive Officers who terminated employment as a result of total disability.

Severance Pay: For an Involuntary Separation, reflects an amount payable under our Executive Severance Plan, as described in the Compensation Discussion and Analysis. For Mr. Duncan, the amount shown includes all amounts that are payable following his severance, including amounts payable after December 31, 2024, contingent upon his compliance with the terms of the agreement executed upon his severance.

For a Change in Control, these amounts represent the sum of base salary plus target annual incentive pay times 2.99.

Performance Share Units: For Retirement, Death, or Disability, these amounts represent the estimated dollar value of the annual grants of PSUs to be earned during the performance cycles ending December 31, 2025, and December 31, 2026, assuming an earnout of 0.0% for the grants of PSUs made in 2023 and 78.0% for the grants of PSUs made in 2024. Because the number of

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PSUs earned is determined based on a three-year performance period for each cycle, these percentages represent the actual percentage achieved for each completed year in the performance cycle for the ROAIC measure and the 100% target percentage achievement for each uncompleted year in the performance period.

Estimated amounts for the performance cycles ending December 31, 2025, and December 31, 2026, are also included in the Outstanding Equity Awards at Fiscal Year-End Table. However, because the executives would forfeit these awards but for retirement or death benefit provisions under our LTIP, we have included these awards here as well. If a participant retires, dies, or becomes disabled before the end of the performance period, the awards are calculated and earned at the end of the performance period as if the participant had not retired or died.

For Involuntary Separation, amounts for Mr. Elkins reflect that he was eligible to retire as of December 31, 2024, and would have been entitled to the retirement benefits described above. For an Involuntary Separation for Mr. George, the table reflects that his PSUs would be treated as if he retired as provided in the George Offer Letter. For an Involuntary Separation for Mr. Orr, the table reflects that his PSUs would be treated as if he retired as provided in the Orr Offer Letter.

Unvested Stock Options: For Retirement and Death, these amounts represent the value of the unvested stock options for the Named Executive Officer. Amounts in these columns do not include the value of vested, unexercised stock options. See the Outstanding Equity Awards at Fiscal Year-End Table for a complete list of each Named Executive Officer’s vested, unexercised options.

For Involuntary Separation, amounts for Mr. Elkins reflect that he was eligible to retire as of December 31, 2024, and would have been entitled to the retirement benefit provisions described above. For an Involuntary Separation for Mr. George, the table reflects that his unvested stock options would be treated as if he retired as provided in the George Offer Letter. For an Involuntary Separation for Mr. Orr, the table reflects that his unvested options would be treated as if he retired as provided in the Orr Offer Letter.

Restricted Stock Units: For Retirement, Death, and Disability, these amounts represent the dollar value of RSUs. If a participant retires or becomes disabled before the end of the restriction period, the awards are delivered at the end of the restriction period as if the participant had not retired or become disabled.

For Involuntary Separation, amounts for Mr. Elkins reflect that he was each eligible to retire as of December 31, 2024, and would have been entitled to the retirement benefit provisions described above. For an Involuntary Separation for Mr. George, the table reflects that his RSUs would be treated as if he retired as provided in the George Offer Letter. For an Involuntary Separation for Mr. Orr, the table reflects that his RSUs would be treated as if he retired as provided in the Orr Offer Letter.

For a Change in Control, the change-in-control agreements do not provide for the acceleration of any unvested RSUs held by Named Executive Officers at the time their employment with us is terminated or upon a change in control. Under the terms of the LTIP, they will forfeit any unvested RSUs if their employment is terminated for any reason other than retirement, disability, or death. The Committee has the authority under the LTIP to waive any restrictions on RSUs.

Life Insurance Proceeds: In addition to the amounts listed in the table, if a Named Executive Officer died or was totally and permanently disabled for at least 12 months, in either case as a result of an accident that was covered under the insurance policy that provides benefits under the Executive Accident Plan, then the Named Executive Officer (in the case of disability) or his beneficiary (in the case of death) would receive a $400,000 lump-sum payment from the insurance company.

Change-in-Control Agreements

Generally: We have entered into change-in-control agreements with a number of key executives, including our Named Executive Officers employed as of the end of the fiscal year. A Named Executive Officer will only receive the benefits provided under these agreements if:

∎	a change in control of Norfolk Southern occurs; and

∎

within two years of the change in control, we terminate the Named Executive Officer’s employment for any reason other than for “cause,” death, total disability, or mandatory retirement, or the Named Executive Officer terminates his or her employment with us for “good reason.”

Definition of Change in Control: Generally, under these agreements, a change in control is defined as:

∎	a merger, sale of all or substantially all of our assets, or similar fundamental transaction which results in our shareholders holding less than 80% of the voting power of the combined company;

∎	a shareholder-approved consolidation or dissolution pursuant to a recommendation of our Board of Directors;

∎

a change in the composition of the Board of Directors that results in less than a majority of Board members having either (i) served on the Board for at least two years or (ii) been nominated or elected to be a director by at least two-thirds of directors who had at least two years of service at the time of the director’s nomination or election;

∎	any person or organization acquires more than 20% of our voting stock; or

∎	a determination by the Board that an event similar to those listed above has occurred or is imminent.

Benefits Payable upon Termination Following a Change in Control: The change-in-control agreement provides senior executives with 2.99 times the sum of the executives’ base salary plus annual incentive.

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Events Triggering Change-in-Control Payments: If a Named Executive Officer terminates employment with us within two years of a change in control for any of the following “good reasons,” we are required to pay the Named Executive Officer the benefits provided under the change-in-control agreement:

∎	the Named Executive Officer is not elected or reelected to the office held immediately prior to the change in control, or if serving as a director he or she is removed as a director;

∎	the Named Executive Officer’s salary or annual incentive opportunity is materially reduced below the amounts in effect prior to the change in control;

∎

we terminate or materially reduce the value or scope of the Named Executive Officer’s perquisites, benefits, and service credit for benefits provided under any employee retirement income or welfare benefit policies, plans, programs, or arrangements in which he is participating immediately prior to the change in control and which have substantial value;

∎

the Named Executive Officer determines in good faith that following the change in control, he has been rendered substantially unable to carry out or has suffered a substantial reduction in any of the substantial authorities, powers, functions, responsibilities, or duties attached to the position he held immediately prior to the change in control;

∎	the successor to the change in control does not assume all of our duties and obligations under the change-in- control agreement;

∎

we require that the Named Executive Officer relocate his principal location of work in excess of 50 miles from his employment location immediately prior to the change in control, or that the Named Executive Officer travel away from his office significantly more than was required immediately prior to the change in control; or

∎	there is any material breach of the change-in-control agreement by us or our successor.

However, if we terminate a Named Executive Officer’s employment with us for “cause,” we will not be required to pay the benefits provided under his change-in-control agreement. “Cause” is defined as any of the following if the result of the same is materially harmful to us:

∎	an intentional act of fraud, embezzlement, or theft in connection with the executive’s duties or in the course of his employment with us;

∎	intentional wrongful damage to our property;

∎	intentional wrongful disclosure of secret processes or of our confidential information; or

∎	intentional violation of The Thoroughbred Code of Ethics or, as applicable, our Code of Ethical Conduct for Senior Financial Officers.

Requirement Not to Compete Following a Change in Control: In exchange for the benefits provided under the change-in-control agreements, the Named Executive Officers agreed that if they accept benefits payable or provided under the agreements, they may not engage in specified competing employment for a period of one year from the date they are terminated following the change in control.

Retirement: As of December 31, 2024, Mr. Elkins was eligible to retire and choose to receive the full amount of the accrued pension benefits disclosed in the Pension Benefits Table, as well as the retirement vesting provided for long-term incentives. None of the other Named Executive Officers employed on December 31, 2024, were eligible to retire as of that date. See “Termination for Any Other Reason” below for a discussion of the benefits to which Mr. George and Mr. Orr would have been entitled had either been terminated as of December 31, 2024. Each Named Executive Officer would have been entitled to receive the deferred compensation amounts disclosed in the Nonqualified Deferred Compensation Table.

Death: If any of the Named Executive Officers had died on December 31, 2024, that Named Executive Officer’s spouse would have been eligible for the pension benefits disclosed in the Pension Benefits Table (reduced on account of the Named Executive Officer’s death) and the Named Executive Officer’s designated beneficiaries would have been eligible for the deferred compensation benefits disclosed in the Nonqualified Deferred Compensation Table. In addition, RSUs would immediately vest, PSUs would have the opportunity to vest and be distributed following the end of the three-year performance term to the extent the performance conditions were met, and any options would vest on the later of the date of death or one year after the grant date.

Disability: If Mr. Elkins had become disabled on December 31, 2024, he could have elected to retire and receive the benefits set forth above under “Retirement.” For any other Named Executive Officer, each would be entitled to disability benefits under the Company’s Long-Term Disability Plan equal to one-half of the Named Executive Officer’s base salary reduced by other benefits (such as disability benefits paid from the Railroad Retirement Board) in accordance with the insurance policy under which such benefits are provided to all salaried employees. In addition, any outstanding equity awards would continue to vest as if the executive had not terminated employment.

Termination for Any Other Reason: As noted above, Mr. Elkins was eligible to retire as of December 31, 2024; accordingly, had his employment been terminated by us or by him as of that date, he would have been entitled to the benefits set forth above under “Retirement.”

In addition to these pension benefits, each Named Executive Officer would have been entitled to receive the deferred compensation benefits disclosed in the Nonqualified Deferred Compensation Table.

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We have an Executive Severance Plan that is applicable to all executives at the level of Executive Vice President or above and selected Senior Vice Presidents, as described in our Compensation Discussion and Analysis. The Executive Severance Plan provides the following severance benefits if an eligible executive’s employment is terminated other than for “cause” or for disability under our long-term disability plan, or is terminated by the executive for “good reason” (each term as defined in the Executive Severance Plan). Benefits under the Executive Severance Plan include:

∎	a payment equal to two times the executive’s salary, paid as a lump sum;

∎	a prorated annual incentive for time worked during the year in which the employee was severed if the employee was not retirement eligible;

∎

either (i) for a retirement eligible employee, favorable treatment of long-term incentives in accordance with terms of the LTIP, or (ii) for employees who are not retirement eligible, cash payment for the full value of RSUs, the option profit on outstanding unvested stock options based on the closing price of the Company’s stock on the severance date, and a prorated cash payment for the value of PSUs; and

∎	lump sum payments of $30,000 and $36,000 for outplacement services and health care coverage, respectively.

If Mr. George’s or Mr. Orr’s employment had been terminated by us for a reason other than for “Cause,” then as provided in the George Offer Letter or Orr Offer Letter, as applicable, each would have been treated as retirement-eligible for purposes of the Executive Severance Plan.

Requirement Not to Compete: In addition to restrictions imposed under our change-in-control agreements, awards under the LTIP are subject to forfeiture in the event the Named Executive Officer “engages in competing employment” for a period of time following termination. For these purposes, “engages in competing employment” means working for or providing services to any of our competitors in North American markets in which we compete. See section captioned “Requirement Not to Compete Following a Change in Control” for a description of additional non-compete restrictions on our Named Executive Officers.

Future Severance Benefits Policy: Our policy is that future severance agreements with senior executives that exceed 2.99 times the sum of the executive’s base salary plus bonus require shareholder approval. The Board in July 2020 revised the limit to specifically exclude retention of outstanding long-term incentive awards to be consistent with the newly adopted Executive Severance Plan. Most recently, the Executive Severance Plan was revised in November 2022 to clarify that employees above the level of Executive Vice President are covered under the plan, including the Chief Executive Officer (who was not previously subject to such plan).

COMPENSATION POLICY RISK ASSESSMENT

The Committee has assessed the risks arising from Norfolk Southern’s compensation policies and practices for all employees to determine whether such policies or practices are reasonably likely to have a material adverse effect on the Company. As part of this assessment, in 2024, the Committee engaged FW Cook, an independent compensation consultant, to conduct a compensation risk analysis and report its findings to the Committee. Based on the observations and findings of FW Cook’s assessment, as well as its own considerations, the Committee determined that Norfolk Southern’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

PAY RATIO DISCLOSURE

The ratio of the annual compensation of Mark R. George, our President and CEO to the median annual compensation of our other employees in 2024 is 124 to 1. We used the same median employee that we identified in 2023 for purposes of this disclosure. There has been no significant change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure for 2024. A complete description of the methodology we previously used to identify the estimated median employee can be found in our 2023 Proxy Statement.

The determination of the median employee is an estimate, and other companies may use different methodologies and assumptions in determining the median employee. The pay ratio for other companies may not be comparable to the ratio we present due to different methodologies and assumptions, different employee populations, and different compensation structures.

As in 2023, we used the following methodology to determine the median employee’s annual compensation, and to determine annual compensation for our CEO:

∎

We calculated each element of the median employee’s compensation for 2024 in accordance with the SEC rules for reporting compensation in the Summary Compensation Table of the proxy. Under this calculation, the median of the annual total compensation of all employees of the Company, other than our CEO, was $79,792. We included in this calculation the value of the employer-provided health and welfare benefits provided under the Railroad Employees National Health and Welfare Plan, a collectively bargained multiemployer plan.

∎

For the annual total compensation of Mr. George, we used the amount reported in the total column (column (j)) of our Summary Compensation Table included in our Proxy Statement, but increased that total by $882,883 to annualize the salary and annual incentive Mr. George would have received if he had served as CEO for the entire year, and further increased it by $24,174 to include the value of the employer-provided health and welfare benefits so as to maintain

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Executive Compensation

consistency between the annual total compensation of our CEO with the annual total compensation for the median employee. This resulted in annual compensation of $9,892,717 for Mr. George for purposes of determining the pay ratio. Information about the objectives of our executive compensation program and the process that the Committee used to establish Mr. George’s compensation for 2024, including the Committee’s engagement of an independent compensation consultant to assist in determining the appropriate level of pay, can be found in our “Compensation Discussion and Analysis” section which begins on page 51.

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Executive Compensation

PAY VERSUS PERFORMANCE TABLE AND RELATED DISCLOSURE
Tabular Disclosure of Pay Versus Performance

									Value of Initial Fixed $100 Investment on December 31, 2019 Based On:
Year	Summary Compensation Table Total for PEO1 1	Summary Compensation Table Total for PEO2 2	Summary Compensation Table Total for PEO3 3	Compensation Actually Paid to PEO1 1,5	Compensation Actually Paid to PEO2 2,5	Compensation Actually Paid to PEO3 3	Average Summary Compensation Table Total for Non-PEO NEOs 4	Average Compensation Actually Paid to Non-PEO NEOs 4,5	Norfolk Southern Total Shareholder Return	Peer Group Total Shareholder Return 6	Net Income ($ in Millions)	After-Tax Return on Average Invested Capital 7

2024	8,985,660	11,924,070		9,134,271	(5,709,671)		5,282,388	4,304,294	$134	$142	2,622	11.5%

2023		13,418,978			4,077,950		3,478,630	1,402,195	$132	$148	1,827	11.4%

2022		9,770,910	9,615,456		10,444,401	1,969,194	4,239,302	4,343,073	$134	$130	3,270	14.1%

2021			14,016,942			25,072,294	4,059,729	5,783,924	$159	$155	3,005	12.7%

2020			14,125,279			12,202,837	3,976,507	2,785,700	$125	$122	2,013	10.4%
Notes:

1.	PEO1: Mark R. George, President & Chief Executive Officer

2.	PEO2: Alan H. Shaw, Former President & Chief Executive Officer

3.	PEO3: James Squires, Former Chairman, President, & Chief Executive Officer

4.
The following
non-principal
executive officer (PEO) named executive officers (NEOs) are reflected in the averages: For 2024, Mr. Zampi, Mr. Orr, Mr. Duncan, Mr. Bhatt, and Mr. Elkins. For 2023, Mr. George, Mr. Duncan, Ms. Adams, and Mr. Elkins. For 2022, Mr. George, Ms. Sanborn, Ms. Adams, and Mr. Elkins. For 2021, Mr. Shaw, Mr. George, Ms. Sanborn, and Ms. Adams. For 2020, Mr. Shaw, Mr. George, Ms. Sanborn, Ms. Adams, Mr. Scheib, and Mr. Wheeler.

5.	To calculate 2024 compensation actually paid, the following amounts were deducted from and added to Summary Compensation Table total compensation:
Summary Compensation Table to Compensation Actually Paid Reconciliation

	PEO1 Mark R. George	PEO2 Alan H. Shaw	Average of Non-PEO Named Executive Officers

Components of Compensation	2024	2024	2024

Summary Compensation Table (SCT) Total	8,985,660	11,924,070	5,282,388

Deductions From SCT Total

Stock Awards and Option Awards Value	(6,697,212)	(9,999,312)	(3,490,334)

Change in Pension Value and Nonqualified Deferred Compensation Earnings	0	(989,138)	(112,512)

Additions to SCT Total (i)

Year-End Fair Value of Equity Awards Granted During the Year	6,299,754	0	2,688,964

Change in Value During the Year of Prior-Year Awards Remaining Unvested	52,131	(7,511,721)	(189,655)

Change in Value During the Year of Prior-Year Awards Vesting During the Year	46,334	22,628	21,309

Dividend Equivalent Payments Made on Unvested Awards	226,630	371,972	54,833

Current-Year Pension Service Cost	220,974	471,829	49,300

Value of Changes in Pension Plan	0	0	0

Compensation Actually Paid	9,134,271	(5,709,671)	4,304,294

(i)
Amounts were calculated in accordance with the SEC methodology for determining compensation actually paid for each year shown. Fair values for equity awards were determined as of each measurement date using valuation methodologies and

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Executive Compensation

assumptions consistent with those used to estimate fair value at grant under US GAAP. The valuation assumptions used to estimate the year-end fair value of PSUs differed from those used for grant-date estimates in that they took into account the most recent estimated earnout percentage of the awards at each year end, and updated Monte Carlo simulations of relative total shareholder returns for Norfolk Southern and the relevant peer companies; and the vesting-date value of PSUs was calculated using the actual earnout percentage for the performance period.
Year-end
and vesting-date valuations of outstanding stock options used a shorter expected option term than the 7 years used for grant-date fair values to take into account the passage of time, and used updated risk-free interest rates to reflect changes in market interest rates between the grant date and the valuation dates. Both the year-end
and vesting date valuations of PSUs, stock options and RSUs used current share prices as of each valuation date, rather than the grant-date share price.

6.	The peer group total shareholder return calculations are based on the Standard & Poor’s (S&P) Railroad Stock Price Index.

7.
After-tax
ROAIC used here is a
non-GAAP
financial measure and is calculated by dividing Norfolk Southern’s net operating profit after-tax
(defined as net income excluding interest expense, taxes on interest, and interest on operating lease liabilities, and adjusted for the effect of capitalizing Norfolk Southern’s operating lease obligations) by the average invested capital (defined as the average of the current and prior year-end
shareholders’ equity and total debt balances, which is then adjusted for the effect of capitalizing Norfolk Southern’s operating lease obligations). 2024 ROAIC excludes the effects of restructuring and other charges, shareholder advisory costs, a deferred tax adjustment, and the acquisition of the Cincinnati Southern Railway. Excluding such adjustments, 2024 ROAIC would have been 10.7%.

Most Important Performance Measures to Determine Compensation Actually Paid
The five items listed below represent the most important performance measures we used to determine compensation actually paid to our named executive officers in 2024, as described in the Compensation Discussion and Analysis (CD&A) sections titled “2024 Annual Incentives” and “Long-Term Incentive Awards.”

Most Important Performance Measures

After-tax ROAIC

Operating Ratio

Operating income

Annual revenue

Total shareholder return

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Executive Compensation

Supplemental Graphs
1. Compensation Actually Paid Compared to TSR
As shown in the chart below, compensation actually paid (“CAP”) to the PEOs and the non-PEO
NEOs is aligned with total shareholder return on
Norfolk
Southern’s stock. This is primarily because the majority of compensation to the named executive officers is in the form of long-term, stock-based incentives which are tied directly to stock price, as described in the CD&A report. Norfolk Southern’s TSR compared favorably with the peer group for 2020 through 2022, declined somewhat in 2023 due largely to the effects of the East Palestine incident, and compared favorably to the peer group in 2024 based on improved business performance. CAP to all NEOs declined in 2023 and CAP to non-CEO
NEOs increased in 2024, aligned with TSR performance. CAP for 2024 to Mr. Shaw was negative due to the forfeiture of his annual incentive payment and all unvested equity awards as a result of his termination for Cause.

CAP vs. Total Shareholder Return
30000
25000
20000
15000
10000
5000
0
-5000
-10000
Compensation Actually Paid (CAP) $0000
$180
$160
$140
$120
$100
$80
Value of iInitial Fixed $100 Investment on December 31, 2019
2020
2021
2022
2023
2024
CAP to PEO George
CAP to PEO Shaw
CAP to PEO Squires
Avg CAP to Non-PEO NEOs
Norfolk Southern TSR
S&P Railroad Stock Price Index TSR

2. Compensation Actually Paid Compared to Net Income
As shown in the chart below, CAP to the PEOs and other NEOs is generally, but not directly, aligned with net income. This is primarily because the majority of compensation to the NEOs is in the form of long-term, stock-based incentives which are sensitive to changes in stock price. Compensation to our named executive officers is not tied directly to net income, although annual incentive awards are partially based on operating income.

CAP vs. Net Income
30000
25000
20000
15000
10000
5000
0
-5000
-10000
Compensation Actually Paid (CAP) $000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
Net Income in Millions
2020
2021
2022
2023
2024
CAP to PEO George
CAP to PEO Shaw
CAP to PEO Squires
Avg CAP to Non-PEO NEOs
Norfolk Southern Net Income

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Executive Compensation

3. Compensation Actually Paid Compared to
After-Tax
ROAIC
As described in the CD&A report, ROAIC is the primary performance measure that determines the number of shares earned under our PSU awards, and 50% or more of our NEO’s long-term incentive awards are made in PSUs. Because of ROAIC’s impact on the number of PSU awards earned, we believe that after-tax
ROAIC is the most important financial performance measure used in determining CAP to our NEOs. As required by SEC guidance, we are presenting our one-year
ROAIC for each listed year, rather than our three-year average ROAIC.
As shown in the chart below, Norfolk Southern’s annual
after-tax
ROAIC increased significantly between 2020 and 2022, and declined for 2023 and 2024, and CAP to the PEOs and other NEOs is generally aligned with this performance measure. However, because the majority of compensation to the named
executive officers is in the form of stock-based incentives, total shareholder return has a more significant effect on CAP.

CAP vs. After-Tax ROAIC

30000
25000
20000
15000
10000
5000
0
-5000
-10000
Compensation Actually Paid (CAP) $000
16.0%
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
Norfolk Southern Annual ROAIC
2020
2021
2022
2023
2024
CAP to PEO George
CAP to PEO Shaw
CAP to PEO Squires
Avg CAP to Non-PEO NEOs
Norfolk Southern Annual ROAIC

INSIDER TRADING POLICIES AND PROCEDURES
We have adopted insider trading policies and procedures which are applicable to our directors, officers and employees, as well as the Company itself, and which govern the purchase, sale and other dispositions of our securities, and which we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations and the New York Stock Exchange listing standards. The foregoing summary of the Company’s insider trading guidelines does not purport to be complete and is qualified in its entirety by reference to the full text thereof attached as Exhibit 19 to our Annual Report on Form 10-K filed on February 10, 2025.
POLICIES AND PRACTICES RELATED TO THE GRANT OF CERTAIN EQUITY AWARDS
The Committee
pre-establishes
its regular meeting dates over a year in advance, with each such meeting occurring when the Company’s trading window is closed. During its January meeting, the Committee’s long-standing practice is to grant equity awards to officers and directors of the Company, with awards to our NEOs being set on an individual basis based on market compensation levels, individual contribution, and internal equity, with the actual equity grants not made until the trading window for such period has opened. The Company’s equity plan has been set up with such safeguards in mind. With limited exceptions, the Company has historically used its quarterly financial release and related earnings call as the benchmark for opening its trading window, with the intent for all material nonpublic information for a particular quarter disclosed within such release or addressed on such earnings call. At the time the equity awards are granted, which again if approved during a blackout period will not be effectuated until after the trading window has opened, the Committee and the Board have access to the Company’s results for the prior fiscal quarter and year, as well as a general sense of the Company’s financial plan and strategy for the upcoming fiscal year. Aside from ensuring awards are not made during a blackout period, it is not the Committee’s practice to time or otherwise coordinate the granting of any equity awards with any release of material nonpublic information or activity under any Company share repurchase plan.

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Executive Compensation

SHARE REPURCHASES AND EXECUTIVE COMPENSATION
We view share repurchases as another way of returning profits to shareholders in addition to regular dividends. We did not engage in any share
repurchase activity in 2024 and therefore there was no resulting impact on 2024 executive compensation. Even if share repurchase activity occurs again, as part of our balanced capital allocation strategy, its impact on executive compensation is minimal and any risk is already sufficiently guarded against by strong existing oversight.
In consultation with our CFO, the Finance and Risk Management Committee oversees our capital structure, including recommending for approval by the Board any share repurchase activity. The priority of our capital allocation is to invest in capital projects to maintain safe operations and also to drive future growth and capacity of the railroad. We annually reinvest in the business, with over half of our capital spend each year dedicated to maintaining safe operations. It is only the surplus cash/liquidity remaining after reinvesting in our operations that we distribute to shareholders. The first method of shareholder distribution is via our regular quarterly dividend. When there is additional cash/liquidity available to shareholders, which again varies depending on the economic environment, we may elect to distribute a portion to shareholders in the form of share repurchases. This blended approach is an important part of our capital allocation strategy, consistent with market practice, and attractive to our shareholders. That said, we do not believe that our share repurchase activity meaningfully impacts our executive compensation outcomes, primarily because one of the metrics that would be aided by such activity, earnings per share, is not a metric that we currently use in our executive compensation program.
As previously noted, the Committee has significant oversight of our executive compensation program, including the authority to exercise negative discretion to reduce the payouts under the applicable incentive award program, including if the Committee determines that executive compensation does not align with our shareholders’ interests, as evidenced when the Committee exercised its negative discretion in early 2024 to reduce annual incentive payments to our former President & CEO and our Executive Vice Presidents to zero.
Accordingly, the Board believes our current governance structure provides appropriate oversight of both capital allocation decisions and executive
compensation, ensuring that share repurchases serve the interests of shareholders while maintaining the integrity of our compensation framework.
Consistent with this practice, during the first quarter of fiscal 2024, the Committee awarded options to our NEOs on January 30, 2024, two full trading days after the Company released earnings and held its quarterly earnings call, which in the Company’ view, included all material nonpublic information for the prior period. As a result, in the Company’s view, the Committee did not grant options during the period beginning four business days before our filing of a periodic report on Form
10-K
or Form
10-Q
or the filing or furnishing of a current report on Form
8-K
that disclosed material nonpublic information, and ending one business day after the filing or furnishing of such report (the “Designated Periods”). Notwithstanding the foregoing, we are providing the following information relating to options awarded to our NEOs on January 30, 2024, which was four business days prior to the date our Form
10-K
was filed in 2024:

Name	Grant Date	Number of Securities Underlying the Award	Exercise Price of the Award ($/Sh)	Grant Date Fair Value of the Award
Percentage Change in the Closing
Market Price of the Securities
Underlying the Award Between the
Trading Day Ending Immediately Prior to
the Disclosure of Material Nonpublic
Information and the Trading Day
Beginning Immediately Following the
Disclosure of Material Nonpublic
Information

Mark R. George	01/30/2024	8,470	$236.85	$674,636	N/A

Alan H. Shaw	01/30/2024	31,390	$236.85	$2,500,214	N/A

Jason A. Zampi	01/30/2024	N/A	N/A	N/A	N/A

Claude E. Elkins	01/30/2024	6,280	$236.85	$500,202	N/A

Paul B. Duncan	01/30/2024	7,530	$236.85	$599,765	N/A

Norfolk Southern Corporation	2025 Proxy Statement 103

Shareholder Proposal

DEADLINES FOR SHAREHOLDER PROPOSALS AND SUBMISSION OF OTHER BUSINESS

Shareholders are entitled to submit proposals on matters appropriate for shareholder action consistent with SEC regulations and with our Bylaws. Any such proposal for the 2026 Annual Meeting of Shareholders must comply with applicable regulations and be received by the Corporate Secretary at Corporate_Secretary@nscorp.com or Norfolk Southern Corporation, 650 West Peachtree Street, NW, Atlanta, Georgia 30308, as follows:

To be eligible for inclusion in our Proxy Statement and form of proxy, shareholder proposals must be received no later than November 28, 2025, and also comply with the other requirements of SEC Rule 14a-8. To be eligible to be presented from the floor for vote at the meeting, shareholder proposals must be received during the period that begins October 29, 2025, and ends November 28, 2025, and also comply with the other requirements of our “Notice of Business Other Than Nominations for Director” Bylaw provision.

DEADLINES FOR SHAREHOLDER RECOMMENDATIONS AND NOMINATIONS OF DIRECTORS

The Governance and Nominating Committee will consider director candidates recommended by shareholders. Any such recommendation must meet the requirements set forth in our Bylaws and our Corporate Governance Guidelines, which are available on our website at www.norfolksouthern.com. Such recommendations by shareholders must be in writing and addressed to the Chair of the Governance and Nominating Committee, c/o Corporate Secretary, Norfolk Southern Corporation, 650 West Peachtree Street, NW, Atlanta, Georgia 30308. Shareholder recommendations must be received no later than November 28, 2025, in order to be considered for nomination for election at the 2026 Annual Meeting of Shareholders.

Shareholders wishing to nominate one or more individuals in our proxy statement and proxy card for election as a director at an annual meeting may do so by complying with our “Proxy Access for Director Nominations” Bylaw provision. Our proxy access provision permits one or more (but no more than 20) shareholders holding at least 3% of our outstanding shares for at least three years to nominate up to the greater of two directors or 20% of our Board. Eligible shareholders must submit such nominations by November 28, 2025, in order to be eligible to appear in our proxy statement and proxy card for the 2026 Annual Meeting of Shareholders.

Shareholders wishing to nominate an individual for election as a director at an annual meeting other than pursuant to our proxy access Bylaw provision may do so by complying with our “Nominations of Directors” Bylaw provision. For such nominations to be eligible for election at the 2026 Annual Meeting of Shareholders, the nominations must comply with the “Nomination of Directors” Bylaw provision and must be received during the period that begins October 29, 2025, and ends November 28, 2025. Any notice of director nomination submitted to Norfolk Southern other than through proxy access must also include the additional information required by Rule 14a-19(b) under the Exchange Act.

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented at the 2025 Annual Meeting, other than as noted elsewhere in this Proxy Statement. If other matters are properly brought for a vote before the 2025 Annual Meeting or at any postponement or adjournment thereof, your proxy gives authority to the persons named as proxies on the proxy card or voting instruction form to vote on these matters. The Chair may refuse to allow the presentation of a proposal or a nomination for the Board at the Annual Meeting if it is not properly presented or submitted.

104 2025 Proxy Statement	Norfolk Southern Corporation

Norfolk Southern Corporation

STOCK OWNERSHIP INFORMATION

BENEFICIAL OWNERSHIP OF STOCK

Based solely on our records and our review of the most recent Schedule 13G filings with the SEC, the following tables show information concerning the persons or groups known to Norfolk Southern to be beneficial owners of more than five percent of our common stock, our only class of voting securities:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership ($)	Percent of Class

The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	18,534,987(1)	8.2%

BlackRock, Inc. 50 Hudson Yards, New York, NY 10001	14,512,992(2)	6.4%

(1)

Based on the most recently available Schedule 13G/A filed with the SEC on February 13, 2024, by The Vanguard Group, who reported that it had sole voting power with respect to none of these shares, shared voting power with respect to 394,455 of shares, sole investment power with respect to 17,454,149 shares, and shared investment power with respect to 1,080,838 shares. The Schedule 13G/A contained information as of December 29, 2023, and may not reflect current holdings of Norfolk Southern’s stock.

(2)

Based on the most recently available Schedule 13G/A filed with the SEC on January 29, 2024 by BlackRock, Inc., who reported that it had sole voting power with respect to 13,064,624 of these shares, shared voting power with respect to none of these shares, sole investment power with respect to 14,512,992 of these shares, and shared investment power with respect to 0 of these shares. The Schedule 13G/A contained information as of December 31, 2023, and may not reflect current holdings of Norfolk Southern’s stock.

The following table shows, as of March 3, 2025, the beneficial ownership of our common stock for:

(1)	each director and each nominee;

(2)	our NEOs; and

(3)	all directors and Executive Officers as a group.

Unless otherwise indicated by footnote to the table, all such shares are held with sole voting and investment power, and no director or Executive Officer beneficially owns any Norfolk Southern equity securities other than our common stock. Each individual director and each Executive Officer, as well as all the directors and Executive Officers together as a group, beneficially own less than 1% of the shares of our common stock outstanding as of March 3, 2025.

Norfolk Southern Corporation	2025 Proxy Statement 105

Stock Ownership Information

Name	Shares of Common Stock (#)(1),(2)

Richard Anderson	4,400[3]

William Clyburn, Jr.	201[3]

Philip S. Davidson	1,145[3]

Francesca A. DeBiase	1,131[3]

Marcela E. Donadio	7,856[3]

Sameh Fahmy	10,350[3]

Heidi Heitkamp	0[3]

John C. Huffard, Jr.	7,301[3]

Christopher T. Jones	3,044[3]

Thomas C. Kelleher	7,328[3]

Gilbert H. Lamphere	2,487

Claude Mongeau	24,468[3]

Lori J. Ryerkerk	0

Mark R. George	46,974[4]

Jason A. Zampi	2,917

John F. Orr	0

Anil Bhatt	0

Claude E. Elkins	17,353[5]

19 Directors and Executive Officers as a group (Including the persons named above)	141,298[6]

(1)

Each director and each Executive Officer has sole voting and investment power with respect to his or her shares, except with respect to: 27 shares over which Ms. Donadio has shared voting and investment power through other accounts; and 3,466 shares held in four trusts in which Mr. Huffard has disclaimed beneficial ownership.

(2)

The amounts reported in the beneficial ownership table do not include the following RSUs which are not distributable within 60 days of March 3, 2025, and thus are not considered common stock that is beneficially owned for SEC disclosure purposes: (a) 700 RSUs awarded to directors serving on January 30, 2025, and an additional 389 RSUs awarded to Mr. Mongeau in his role as independent Board Chair on the same date, (b) 460 RSUs awarded to each of Messrs. Anderson, Clyburn, Fahmy, and Lamphere, and Ms. Heitkamp; and 250 RSUs awarded to Mr. Mongeau on July 29, 2024, (c) 1,485 RSUs credited to Dr. Jones, which units will ultimately be settled in shares of common stock distributed in ten annual installments beginning in the January after ceasing to be a director, and (d) as applicable, dividend equivalents credited as additional RSUs on such amounts.

(3)

The amounts reported also include RSUs which are vested and would be distributable within 60 days of a director leaving the Board: Adm. Davidson, 1,145; Ms. DeBiase, 1,131; Ms. Donadio, 7,856; Mr. Huffard, 3,835; Dr. Jones, 3,044; Mr. Kelleher, 5,046; Mr. Mongeau; 4,468. These RSUs will be settled in stock. While the directors have neither voting power nor investment power over the shares underlying these restricted stock units, the directors are entitled to receive the shares immediately upon leaving the Board. See “Non-Employee Director Compensation Table—Long-Term Incentive Plan” for more information regarding these restricted stock units.

(4)	Includes 30,522 shares subject to stock options granted pursuant to our LTIP with respect to which Mr. George has the right to acquire beneficial ownership within 60 days of March 3, 2025.

(5)

Includes 128 shares credited to Mr. Elkins’ account in our Thrift and Investment Plan; and 15,560 shares subject to stock options granted pursuant to our LTIP with respect to which Mr. Elkins has the right to acquire beneficial ownership within 60 days of March 3, 2025.

106 2025 Proxy Statement	Norfolk Southern Corporation

Stock Ownership Information

(6)

Includes 348 shares credited to Executive Officers’ individual accounts under our Thrift and Investment Plan. Also includes: 46,112 shares subject to stock options granted to Executive Officers pursuant to our LTIP with respect to which the participant has the right to acquire beneficial ownership within 60 days of March 3, 2025. For officers, this amount does not include restricted stock units which will ultimately be settled in shares of common stock upon the satisfaction of applicable vesting requirements but which do not vest within 60 days of March 3, 2025.

Delinquent Section 16(a) Reports: Section 16 of the Securities Exchange Act of 1934 requires our directors and Executive Officers (and any persons beneficially owning more than 10 percent of a class of our stock) to file reports of beneficial ownership and changes in beneficial ownership on Forms 3, 4, and 5, as appropriate, with the SEC. Based solely on our review of copies of Forms 3, 4, and 5 available to us, or written representations of our directors and executive officers, we believe that all reporting requirements for fiscal year 2024 were complied with by each person who at any time during the 2024 fiscal year was a director or an executive officer, except for the Form 3s for our five new directors elected in May 2024 which were inadvertently filed three days late, one Form 4 for Mr. Kelleher filed two days late to report one open-market purchase transaction, and one Form 4 for Mr. Shaw that was filed late following his termination of employment for Cause.

Norfolk Southern Corporation	2025 Proxy Statement 107

Norfolk Southern Corporation

VOTING AND PROXIES

This Proxy Statement and the proxy card or voting instruction form relate to the Board of Directors’ solicitation of your proxy for use at our Annual Meeting of Shareholders to be held virtually on May 8, 2025. The following questions and answers provide guidance on how to vote your shares.

We Want to Hear From You - Vote Today

Who can vote? Shareholders who are record owners of our common stock as of the close of business on March 3, 2025, are entitled to notice of and to vote at the 2025 virtual Annual Meeting.

As of the close of business on March 3, 2025, the record date, 246,558,070 shares of our common stock were issued and outstanding. Of those shares, 226,237,293 shares were owned by shareholders entitled to one vote per share. The remaining 20,320,777 shares were held by our wholly owned subsidiaries, which are not entitled to vote those shares under Virginia law.

What will I be voting on? Shareholders will be voting: to elect 13 directors of Norfolk Southern (Item 1); to ratify the appointment of KPMG LLP as our independent registered public accounting firm (Item 2); and, on an advisory basis, on executive compensation as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table, and other related tables and disclosures in this Proxy Statement (Item 3).

How will these matters be decided at the Annual Meeting?

Voting Item		Voting Standard	Treatment of Abstentions and Broker Non-Votes	Recommendation

1	Election of 13 directors for a one-year term	Plurality of votes cast	Not counted as votes cast and therefore no effect.	FOR

2	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2025	Majority of votes cast	Abstentions are not counted as votes cast and therefore no effect. Brokers have discretionary authority to vote without direction from the beneficial owner. If cast, the votes count.	FOR

3	Approval of the advisory resolution on executive compensation	Majority of votes cast	Not counted as votes cast and therefore no effect.	FOR

If you sign and return the proxy card without specifying your vote on a particular voting item, your shares will be voted in accordance with the Board Recommendation unless you revoke your proxy before the shares are voted.

We have a majority voting standard for election of directors. Each director nominee who receives a majority of the votes cast will be elected. Any current director who does not meet this standard must, pursuant to our Bylaws, promptly tender resignation to the Board of Directors for consideration by our Governance and Nominating Committee.

How many shares are needed at the Annual Meeting to constitute a quorum? The presence of the holders of a majority of the outstanding shares of our common stock entitled to vote at the 2025 Annual Meeting is necessary to constitute a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for the transaction of all business. Withhold votes, abstentions, and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

108 2025 Proxy Statement	Norfolk Southern Corporation

Voting and Proxies

Who is soliciting my proxy? The Norfolk Southern Board of Directors is soliciting your proxy to vote your shares at the 2025 Annual Meeting. If you give the Board of Directors your proxy, your shares will be voted in accordance with the selections you indicate on your proxy card.

Who is paying for this solicitation? Norfolk Southern pays the cost of preparing proxy materials and soliciting proxies, including the reimbursement, upon request, of trustees, brokerage firms, banks, and other nominee record holders for the reasonable expenses they incur to forward proxy materials to beneficial owners. Our officers and other employees may solicit proxies by telephone, facsimile, electronic mail, or personal interview; they receive no additional compensation for doing so. We have retained Innisfree M&A Incorporated to assist in the solicitation of proxies at an anticipated cost of $30,000, plus reasonable out-of-pocket expenses.

What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner”? If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered a “shareholder of record” with respect to those shares. If your shares are held in a brokerage account or bank, broker, or other nominee, you are considered the “beneficial owner” of such shares.

How do I vote if I am a shareholder of record? If you are the record owner of any shares of our common stock (the shares are registered in your name) and received your materials by mail, you may vote your shares by completing, signing, and dating the proxy card and returning it in the pre-addressed postage-paid envelope provided, or mailing to P.O. Box 8016, Cary, NC 27512-9903

You also may vote by telephone or the Internet in the manner described on the proxy card or the Notice of Internet Availability.

Finally, you may attend the virtual Annual Meeting via the Internet and vote during the Annual Meeting. The Annual Meeting can be accessed by visiting www.proxydocs.com/NSC, entering the control number that is printed in the box included in the proxy card or voting instruction card mailed to you, and registering for the Annual Meeting. You will receive an email with a link to access the Annual Meeting. Please have your notice in hand when you access the website and then follow the instructions. Even if you plan to participate in the Annual Meeting, we recommend that you vote by proxy prior to the Annual Meeting so that your vote will be counted if you later decide not to participate in the Annual Meeting.

How do I vote if I am a beneficial owner of the shares? If you are the beneficial owner of any shares (the shares are held in street name by a broker, bank, or other nominee), which is therefore the record holder of your shares), you may submit your voting instructions to the record holder using the voting instruction card if you requested these materials by mail or in the manner described on the Notice of Internet Availability. The record holder will then vote your shares in accordance with your voting instructions. You can only vote online during the virtual Annual Meeting if you have a legal proxy from the record holder (the broker, bank, or other nominee that holds your shares) assigning its voting authority to you. Please promptly contact the record holder that holds your shares for instructions on how to obtain a legal proxy if you intend to vote online during the virtual Annual Meeting.

Shares held in street name by a broker may be voted on certain matters even if the beneficial owner does not provide the broker with voting instructions; brokers have the authority under NYSE Listing Standards to vote shares for which their customers-the beneficial owners-do not provide voting instructions on certain “routine” matters. The ratification of the appointment of KPMG LLP as our independent registered public accounting firm (Item 2) is considered a routine matter for which brokers may vote shares they hold in street name, even in the absence of voting instructions from the beneficial owner. The election of directors (Item 1), and approval of the advisory resolution on executive compensation (Item 3) are not considered routine matters, and a broker cannot vote shares it holds in street name on these items if it has not received voting instructions from the beneficial owner of the shares with respect to these items.

How do I vote if I own common stock through an employee plan? If shares are credited to your account in the Norfolk Southern Corporation Thoroughbred Retirement Investment Plan or the Thrift and Investment Plan, you will receive a voting instruction form from the trustee of that plan. Your instructions submitted by mail, over the telephone, or by Internet serve as voting instructions for the trustee of the plans, Vanguard Fiduciary Trust Company. If your instructions are not received by the trustee by 11:59 p.m. Eastern Daylight Time on May 5, 2025, the trustee will vote your shares for each item on the proxy card in the same proportion as the shares that are voted for that item pursuant to the voting instructions received by the trustee from the other participants in the respective plan. While employee plan participants may instruct the trustee how to vote their plan shares, employee plan participants cannot vote their plan shares during the Annual Meeting.

What if I change my mind after I vote? Any shareholder of record may revoke a previously submitted proxy at any time before the shares are voted by: (a) giving written notice of revocation to our Corporate Secretary; (b) submitting new voting instructions over the telephone or the Internet; (c) delivering a new, validly completed, later-dated proxy card; or (d) joining the 2025 virtual Annual Meeting and voting during the meeting. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, or other nominee, or, if you have obtained a legal proxy from your broker, bank, or other nominee giving you the right to vote your shares, by joining the Annual Meeting via the Internet and voting during the Annual Meeting. Employee plan participants may change their voting instructions by submitting new voting instructions to BetaNXT prior to 11:59 p.m. Eastern Daylight Time on May 5, 2025.

Norfolk Southern Corporation	2025 Proxy Statement 109

Voting and Proxies

How do I participate in the Annual Meeting? The Annual Meeting will be a virtual shareholder meeting through which you can listen to the meeting, submit questions in advance, and vote online. Only shareholders or their legal proxies may participate in the Annual Meeting. The Annual Meeting can be accessed by visiting www.proxydocs.com/NSC and registering with the control number that is printed in the box included in the proxy card or voting instruction card mailed to you. Once you are registered, you will receive an email with a link to access the Annual Meeting. We recommend that you log in a few minutes before the Annual Meeting to ensure you are logged in when the meeting starts. Online access will begin at 8:15 a.m. Eastern Daylight Time. There will be no physical location for in-person attendance at the Annual Meeting.

The virtual meeting is supported across different online browsers and devices (desktops, laptops, tablets and cell phones). Please be certain you have the most updated version of the applicable software and plugins. Also, you should ensure that you have a strong internet connection from wherever you intend to participate in the Annual Meeting.

We are committed to ensuring that shareholders who attend the virtual Annual Meeting are afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools to ensure shareholder access and participation. The virtual format allows our shareholders the ability to review and/or participate in the Annual Meeting, including the submission of questions online prior to the annual meeting. The virtual meeting format enhances participation by providing an opportunity for participation by all of our shareholders from around the globe, and the virtual meeting format aligns with our broader sustainability goals.

How do I register for the virtual Annual Meeting? The Annual Meeting will be a virtual meeting of the shareholders conducted via live webcast. All shareholders of record on March 3, 2025, who have registered in advance at www.proxydocs.com/NSC are invited to participate in the meeting.

What if I need technical assistance accessing or participating in the virtual Annual Meeting? If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log-in page. Technical support will be available starting at 8:15 a.m. ET.

Can I ask questions at the Annual Meeting? This year’s virtual Annual Meeting will include questions submitted online in advance. Questions that are not relevant to the business of the Annual Meeting will be addressed in the Q&A portion of the Annual Meeting.

You may submit a question in advance of the meeting at www.proxydocs.com/NSC while registering for the Annual Meeting, and logging in with the control number printed in the box included in your proxy card or voting instruction card. Once you are past the login screen, click on “Questions for Management,” type in your question and click “Submit.”

We will try to answer all shareholder questions, subject to time constraints. We ask that you limit your written question to a brief item that is relevant to the Annual Meeting or our business. Questions may be ruled as out of order if they are, among other things, profane, irrelevant to our business, related to pending or threatened litigation, disorderly, or repetitious of statements already made. To avoid repetition, we may group questions by topic with a representative question read aloud and answered.

What is householding? As permitted by the Securities Exchange Act of 1934, we may deliver a single copy of the Annual Report and Proxy Statement to multiple record shareholders sharing an address. This is known as householding. If you would like a separate copy of this Proxy Statement or the 2024 Annual Report now or in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you may contact: J. Jeremy Ballard, Corporate Secretary, Norfolk Southern Corporation, 650 West Peachtree Street, NW, Atlanta, Georgia 30308 (Corporate_Secretary@nscorp.com or telephone 470-463-0400).

Are votes confidential? Who counts the votes? We have policies in place to safeguard the confidentiality of proxies and ballots. BetaNXT, which we have retained to tabulate all proxies and ballots cast at the 2025 Annual Meeting, is bound contractually to maintain the confidentiality of the voting process. In addition, each Inspector of Election will have taken the oath required by Virginia law to execute duties faithfully and impartially.

None of our employees or members of our Board of Directors have access to completed proxies or ballots and, therefore, do not know how individual shareholders vote on any matter. However, when a shareholder writes a question or comment on a proxy or ballot, or when there is a need to determine the validity of a proxy or ballot, our management and/or their representatives may be involved in providing the answer to the question or in determining such validity.

110 2025 Proxy Statement	Norfolk Southern Corporation

NORFOLK SOUTHERN

www.NorfolkSouthern.com

WE'RE IN THE BUSINESS OF A BETTER PLANET

Sign up for electronic delivery of future meeting materials.

YOUR VOTE IS IMPORTANT.

Please vote your proxy card or voting instruction form.

© 2025 Norfolk Southern Corporation
All rights reserved

P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12-digit control number located in the box above available when you access the website and follow the instructions. Norfolk Southern Corporation Annual Meeting of Shareholders For Shareholders of record as of March 3, 2025 Thursday, May 8, 2025 8:30 AM, Eastern Daylight Time You may attend the meeting via the Internet and vote during the meeting. Please visit www.proxydocs.com/NSC for more details. YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 8:30 AM, Eastern Daylight Time, May 8, 2025 This proxy is being solicited on behalf of the Board of Directors Internet: www.proxypush.com/NSC • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote Phone: 1-844-991-2229 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign, and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/NSC The undersigned hereby appoints Jason M. Morris and J. Jeremy Ballard, and each or any of them, proxy for the undersigned, with full power of substitution, to represent and vote all shares of Norfolk Southern Corporation common stock held by the undersigned with the same force and effect as the undersigned at the Annual Meeting of Shareholders of Norfolk Southern Corporation to be held virtually on Thursday, May 8, 2025, at 8:30 a.m., Eastern Daylight Time, and at any adjournments, postponements, or rescheduling thereof, upon the matters more fully set forth in the Proxy Statement dated March 28, 2025, and to transact such other business as properly may come before the meeting. The undersigned acknowledges receipt of the Notice and Proxy Statement dated in each case March 28, 2025. All other proxies heretofore given by the undersigned to vote shares of Norfolk Southern Corporation common stock are expressly revoked hereby. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE OTHER SIDE BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS, RATIFICATION OF KPMG LLP AS INDEPENDENT AUDITORS, AND APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Norfolk Southern Corporation Annual Meeting of Shareholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 PROPOSAL  YOUR VOTE 1. Election of Directors BOARD OF DIRECTORS RECOMMENDS 1a. Richard H. Anderson 1b. William Clyburn, Jr. 1c. Philip S. Davidson 1d. Francesca A. DeBiase 1e. Marcela E. Donadio 1f. Sameh Fahmy 1g. Mark R. George 1h. Mary K. Heitkamp 1i. John C. Huffard, Jr. 1j. Christopher T. Jones 1k. Gilbert H. Lamphere 1l. Claude Mongeau FOR AGAINST ABSTAIN FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR 1m. Lori J. Ryerkerk FOR 2. Ratification of the appointment of KPMG LLP, independent registered public accounting firm, as Norfolk Southern’s independent auditors for the year ending December 31, 2025. FOR AGAINST ABSTAIN FOR 3. Approval of the advisory resolution on executive compensation, as disclosed in the proxy statement for the 2025 Annual Meeting of Shareholders. FOR NOTE: In addition, in their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. You must register to attend the meeting online and/or participate at www.proxydocs.com/NSC Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date